RESTATED
CERTIFICATE OF INCORPORATION
OF
FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC. (the "corporation"), a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

FIRST: The original Certificate of Incorporation of the corporation was filed with the Secretary of State of Delaware on September 17, 1997.

SECOND: This Restated Certificate of Incorporation was duly adopted by the Board of Directors of the corporation pursuant to Section 245 of the General Corporation Law of the State of Delaware.

THIRD: This Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the corporation's Certificate of Incorporation as heretofore amended or supplemented, and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation of the corporation.

FOURTH: The Certificate of Incorporation of the corporation shall be restated to read in full as follows:

ARTICLE I

The name of the corporation is FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.

ARTICLE II

The address, including street, number, city, and county, of the registered office of the corporation in the State of Delaware is 1013 Centre Road, City of Wilmington 19805, County of New Castle; and the name of the resident agent in the State of Delaware at such address is Corporation Service Company.

ARTICLE III

The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE IV

The total number of shares of Capital Stock which the corporation shall have authority to issue is 60,000,000 shares, of which 50,000,000 shares shall be Common Stock, par value $0.01 per share, and 10,000,000 shares shall be Preferred Stock, par value $0.01 per share.

The Preferred Stock authorized may be issued from time to time in one or more series. The Board of Directors is hereby authorized to fix or alter the rights, preference, privileges and restrictions granted to or imposed upon any series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them. The Board of Directors is authorized to increase or decrease the number of shares of any series, prior to or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In the

case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

The provisions of that certain *Certificate of Designation, Preferences, Rights and Limitations of Series A Convertible Redeemable Preferred Stock of Fusion Telecommunications International, Inc.*, as filed with the Secretary of State of the State of Delaware on July 1, 2002, are attached hereto as Annex A and incorporated herein by reference.

The provisions of that certain *Certificate of Designation, Preferences, Rights and Limitations of Series B Convertible Redeemable Preferred Stock of Fusion Telecommunications International, Inc.*, as filed with the Secretary of State of the State of Delaware on December 12, 2002, as modified by that certain *Certificate of Correction* filed with the Secretary of State of the State of Delaware on November 26, 2003, are attached hereto as Annex B and incorporated herein by reference.

The provisions of that certain *Certificate of Designation, Preferences, Rights and Limitations of Series C Convertible Redeemable Preferred Stock of Fusion Telecommunications International, Inc.*, as filed with the Secretary of State of the State of Delaware on December 18, 2003, are attached hereto as Annex C and incorporated herein by reference.

The provisions of that certain *Certificate of Rights and Preferences of Series A-1 Cumulative Convertible Preferred Stock of Fusion Telecommunications International, Inc.*, as filed with the Secretary of State of the State of Delaware on December 15, 2006, as modified by that certain *Certificate Reducing the Number of Authorized Shares of Series A-1 Cumulative Convertible Preferred Stock* filed with the Secretary of State of the State of Delaware on September 7, 2007, and as amended by that certain *Amendment to Certificate of Rights and Preferences of Series A-1 Cumulative Convertible Preferred Stock of Fusion Telecommunications International, Inc.* filed with the Secretary of State of the State of Delaware on March 28, 2014, are attached hereto as Annex D and incorporated herein by reference.

The provisions of that certain *Certificate of Rights and Preferences of Series A-2 Cumulative Convertible Preferred Stock of Fusion Telecommunications International, Inc.*, as filed with the Secretary of State of the State of Delaware on May 9, 2007, as modified by that certain *Certificate Reducing the Number of Authorized Shares of Series A-2 Cumulative Convertible Preferred Stock* filed with the Secretary of State of the State of Delaware on September 7, 2007, and as amended by that certain *Amendment to Certificate of Rights and Preferences of Series A-2 Cumulative Convertible Preferred Stock of Fusion Telecommunications International, Inc.* filed with the Secretary of State of the State of Delaware on March 28, 2014, are attached hereto as Annex E and incorporated herein by reference.

The provisions of that certain *Certificate of Rights and Preferences of Series A-3 Cumulative Convertible Preferred Stock of Fusion Telecommunications International, Inc.*, as filed with the Secretary of State of the State of Delaware on September 7, 2007, are attached hereto as Annex F and incorporated herein by reference.

The provisions of that certain *Certificate of Rights and Preferences of Series A-4 Cumulative Convertible Preferred Stock of Fusion Telecommunications International, Inc.*, as

filed with the Secretary of State of the State of Delaware on September 11, 2007, as amended by that certain *Amendment to Certificate of Rights and Preferences of Series A-4 Convertible Preferred Stock of Fusion Telecommunications International, Inc.* filed with the Secretary of State of the State of Delaware on March 28, 2014, are attached hereto as Annex G and incorporated herein by reference.

The provisions of that certain *Certificate of Designations of Preferences, Rights and Limitations of Series B-1 Cumulative Convertible Preferred Stock of Fusion Telecommunications International, Inc.*, as filed with the Secretary of State of the State of Delaware on October 18, 2012, are attached hereto as Annex H and incorporated herein by reference.

The provisions of that certain *Certificate of Designations of Preferences, Rights and Limitations of Series B-2 Senior Cumulative Convertible Preferred Stock of Fusion Telecommunications International, Inc.*, as filed with the Secretary of State of the State of Delaware on December 27, 2013, are attached hereto as Annex I and incorporated herein by reference.

ARTICLE V

The corporation is to have perpetual existence.

ARTICLE VI

Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under §291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under §279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

ARTICLE VII

For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation, and regulation of the powers of the corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

1. The management of the business and the conduct of the affairs of the corporation shall be vested in the Board of Directors. The number of directors which shall constitute the

whole Board of Directors shall be fixed by, or in the manner provided in the Bylaws. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the corporation would have if there were no vacancies. No election of directors need be by written ballot.

2. After the original or other Bylaws of the corporation have been adopted, amended or repealed, as the case may be, in accordance with the provisions of §109 of the General Corporation Law of the State of Delaware, and, after the corporation has received any payment for any of its stock, the power to adopt, amend and repeal the Bylaws if the corporation may be exercised by the Board of Directors of the corporation; provided, however, that any provision for the classification of directors of the corporation for staggered terms pursuant to the provisions of subsection (d) of §141 of the General Corporation Law of the State of Delaware shall be set forth in an initial Bylaw or in a Bylaw adopted by the stockholders entitled to vote of the corporation unless provisions for such classification shall be set forth in this certificate of incorporation.

3. Whenever the corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the certificate of incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of paragraph (2) of subsection (b) of §242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

ARTICLE VIII

The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection (b) of §102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

ARTICLE IX

The corporation shall, to the fullest extent permitted by the provisions of §145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

ARTICLE X

From time to time any of the provisions of this certificate of incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of

Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by this certificate of incorporation are granted subject to the provisions of this Article Ten.

IN WITNESS WHEREOF, the undersigned, being the President and Chief Operating Officer of the corporation, has signed this Restated Certificate of Incorporation on this 30th day of March 2015.

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.

By: /s/ Gordon Hutchins, Jr.,
Its President and Chief Operating Officer

ANNEX A

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 11:31 AM 07/01/2002
020425498 - 2797310

CERTIFICATE OF DESIGNATION, PREFERENCES, RIGHTS AND LIMITATIONS OF SERIES A CONVERTIBLE REDEEMABLE PREFERRED STOCK

OF

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.

It is hereby certified that:

1. The name of the corporation (hereinafter called the "Company") is **Fusion Telecommunications International, Inc.**

2. The Company's certificate of incorporation, as amended, authorizes the issuance of 10,000,000 shares of Preferred Stock, par value $0.01 per share and expressly vests in the Board of Directors of the Company the authority provided therein to issue any or all of said shares in one or more series and by resolution or resolutions, the designation, number, full or limited voting powers, or the denial of voting powers, preferences and relative, participating, optional, and other special rights and the qualifications, limitations, restrictions, and other distinguishing characteristics of each series to be issued.

3. The Board of Directors of the Company, pursuant to the authority expressly vested in it as aforesaid, has adopted the following resolutions creating a Series A Convertible Redeemable issue of Preferred Stock:

RESOLVED, that the Company is authorized to issue Series A Convertible Redeemable Preferred Stock on the following terms and with the provisions herein set forth:

(1) **Designation and Number of Shares**. Of the 10,000,000 shares of Preferred Stock authorized pursuant to the Fourth Article of the Company's Certificate of Incorporation, as amended, 1,100,000 are hereby designated as Series A Convertible Redeemable Preferred Stock (the "Series A Preferred Stock"). Shares of Series A Preferred Stock are sometime referred to herein as "Series A Preferred Shares."

(2) **Dividends**. The holders of Series A Preferred Stock shall be entitled to receive dividends in arrears, commencing on August 31, 2002, at the rate of $1.20 per share, payable annually. Such dividends shall be cumulative and shall be paid at the Company's option, in either cash or shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), based on a value equal to the Conversion Price (as hereinafter defined) then in effect; provided that in the event the Company shall have sold Common Stock at any time six months prior to or six months after the dividend due date at a price per share lower than the Conversion Price then in effect the value shall be based on such lower price per share.

(3) Conversion.

a. Voluntary Conversion. Each share of Series A Preferred Stock shall be convertible into a number of shares of Common Stock (the "Conversion Shares") based upon a conversion price per share of Common Stock of (i) $2.50 per share if conversion occurs any time prior to August 31, 2002; (ii) $3.50 per share if conversion occurs at any time after August 31, 2002 but prior to August 31, 2003; (iii) $5.00 per share if conversion occurs at any time after August 31, 2003 but prior to August 31, 2004; (iv) $6.00 per share if conversion occurs August 31, 2004 but prior to August 31, 2005; and (v) $7.00 per share if conversion occurs at any time after August 31, 2005 (the "Conversion Price").

Conversion shall be effective on the third business day following the receipt by the Company of the Notice of Conversion (as hereafter defined) from the holder of the Series A Preferred Stock, together with the original stock certificate evidencing the Series A Preferred Stock, executed stock powers and signatures guaranteed.

b. Mandatory Conversion. In the event the Company completes an initial public offering or the Company otherwise becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Series A Preferred Stock will be immediately convertible into shares of the Company's Common Stock based on the Conversion Price then in effect. The Company shall deliver to all of the holders of Series A Preferred Stock a Notice of Conversion, which states that the Company has elected to exercise its right to demand conversion of the Series A Preferred Stock into Common Stock as set forth in such Notice of Conversion. The Notice of Conversion shall state the date that the conversion shall be effective (the "Conversion Date"), which shall not be earlier than the date the Notice of Conversion is delivered to the holders of the Series A Preferred Stock.

c. Anti-Dilution Adjustments to Conversion Price. The Conversion Price provided for herein shall be subject to the following adjustments:

i. If the Company shall declare and pay to the holders of the shares of Common Stock a dividend in shares of Common Stock, the Conversion Price in effect immediately prior to the date fixed for the determination of shareholders entitled to such dividends shall be proportionately decreased (adjusted to the nearest 1/1,000 of a share of Common Stock), such adjustment to become effective immediately after the date fixed for such determination.

ii. If the Company shall subdivide the outstanding shares of Common Stock into a greater number of shares of Common Stock or combine the outstanding shares of Common Stock into a smaller number of shares of Common Stock, the Conversion Price in effect immediately prior to such subdivision or combination, as the case may be, shall be proportionately decreased or increased (adjusted to the nearest 1/1,000 of a share of Common Stock), as the case may require, such decrease or increase, as the case may be, to become effective when such subdivision or combination becomes effective.

iii. In the case of any reclassification or change of outstanding shares of Common Stock issuable upon the conversion of the Series A Preferred Stock, or in the

case of any consolidation or merger of the Company with or into another corporation, or in the case of any sale or conveyance to another corporation of all or substantially all of the property of the Company, the holder of each share of Series A Preferred Stock then outstanding shall have the right thereafter, so long as such holder's conversion right hereunder shall exist, to convert such Series A Preferred Stock into the same kind and amount of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock of the Company into which such shares of Series A Preferred Stock might have been converted immediately prior to such reclassification, change, consolidation, merger, sale or conveyance, and shall have no other conversion rights under these provisions; provided, however, that effective provision(s) shall be made, in the Articles or Certificate of Incorporation of the resulting, surviving or successor corporation or otherwise, so that the provisions set forth herein for the protection of the conversion rights of the shares of Series A Preferred Stock shall thereafter become applicable, as nearly as reasonably may be, to any such other shares of stock and other securities and property deliverable upon conversion of the shares of Series A Preferred Stock remaining outstanding or other convertible preferred shares receivable by the holders in place thereof; and provided, further, that any such resulting, surviving, or successor corporations shall expressly assume the obligation to deliver, upon the exercise of the conversion privilege, such shares, securities, or property as the holders of the shares of Series A Preferred Stock remaining outstanding, or other convertible preferred shares receivable by the holders in place thereof, shall be entitled to receive pursuant to the provisions hereof, and to make provisions for the protection of the conversion right as above provided.

In case securities or property other than shares of Common Stock shall be issuable or deliverable upon the conversion as aforesaid, then all references in this section shall be deemed to apply, so far as appropriate and as nearly as may be, to such other securities or property. The subdivision or combination of shares of Common Stock at any time outstanding into a greater or lesser number of shares of Common Stock (whether with or without par value) shall not be deemed to be a reclassification of the Common Stock of the Company for the purposes of this subsection iii.

Except as provided in the foregoing subsections i.-iii. there shall be no adjustments to the Conversion Price received upon conversion set forth above.

d. <u>Notice of Conversion</u>. In order to convert Series A Preferred Stock into Common Stock, the holder or the Company, as the case may be, must deliver a notice of conversion (the "Notice of Conversion"). Notices of Conversion shall be deemed delivered on the date sent, if personally delivered or sent by facsimile (with confirmation of transmission) to the address of record for each holder, or, if sent to the Company, to the Company's Chief Executive Officer at the Company's principal place of business, or when actually received if sent by another method. The Notice of Conversion, if sent by a holder of Series A Preferred Stock, shall be accompanied by a facsimile (which shall be followed by an original within one (1) business day) or original certificate evidencing the Series A Preferred Stock to be converted.

e. <u>Conversion Procedure</u>. The Company shall use its reasonable best efforts to cause its transfer agent to issue the Common Stock within three (3) business days after the Company receives a fully executed Notice of Conversion and original certificates for the

Series A Preferred Stock with executed stock powers and signatures guaranteed. The Company shall bear the cost associated with the issuance of the Common Stock. The Common Stock shall be issued with a restrictive legend indicating that it was issued in a transaction which is exempt from registration under the Securities Act of 1933, as amended, and that it cannot be transferred unless it is so registered, or an exemption from registration is available, in the opinion of counsel to the Company. The Common Stock shall be issued in the same name as the person who is the holder of the Series A Preferred Stock unless, in the opinion of counsel to the Company, such transfer can be made in compliance with applicable securities laws. The person in whose name the certificates of Common Stock are so registered shall be treated as a common stockholder of the Company on the date the Common Stock certificates are so issued. With respect to Mandatory Conversion, each holder of Series A Preferred Stock shall deliver to the Company the appropriate number of shares of Series A Preferred Stock promptly after the Company's delivery of the Notice of Conversion, together with executed stock powers with signatures guaranteed. In the event a holder of Series A Preferred Stock fails to deliver shares of Series A Preferred Stock after the Company's delivery of the Notice of Conversion, such shares of Series A Preferred Stock shall be deemed to have been converted into Common Stock at the Conversion Price on the Conversion Date and shall be issued and held by the Company until the appropriate certificates for Series A Preferred Stock are presented for cancellation with executed stock powers and signatures guaranteed. The certificates representing the Series A Preferred Stock shall be cancelled, as reflected in the records of the Company on the date of issuance of the Common Stock.

(4) **Redemption.**

a. The Company may redeem, in whole or in part, at any time and from time to time, the Series A Preferred Shares at a price per share equal to $10.00 per share plus accrued but unpaid dividends (the "Redemption Price"). No sinking fund shall be required for the redemption of the Series A Preferred Stock.

b. The Company shall give written notice (the "Redemption Notice") to all holders of the Series A Preferred Stock of its intention to redeem the shares of Series A Preferred Stock identified therein. The Redemption Notice shall set forth the number of Series A Preferred Shares being redeemed, the date on which such redemption shall be effective (the "Redemption Date"), which date shall be no earlier than 30 days prior to the Redemption Date. The Redemption Notice shall be delivered to each holder at the address as it appears on the stock transfer books of the Company.

c. In order to receive the Redemption Price per share redeemed, each holder of the Series A Preferred Stock shall surrender to the Company at the place designated in the Redemption Notice the certificate(s) representing the number of shares specified in the Redemption Notice. Upon the Redemption Date, such redeemed Series A Preferred Shares shall be no longer be deemed outstanding and all rights of the holder with respect to such shares shall immediately terminate, except the right to receive the Redemption Price per share. The right to convert the Series A Preferred Shares shall terminate as to the shares designated for redemption as of the close of business on the business day preceding the Redemption Date.

(5) **Reservation of Common Stock Issuable Upon Conversion.** The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding shares of Series A Preferred Stock, the sufficiency of which shall be determined by using the Conversion Price.

(6) **No Preemptive Rights.** No holder of the Series A Preferred Stock shall be entitled, as a right, to purchase or subscribe for any part of the unissued capital stock of the Company, or to purchase or subscribe for any bonds, certificates of indebtedness, debentures, or other securities convertible into or carrying options or warrants to purchase stock or other securities of the Company or by its nominee or nominees, or to have any other preemptive rights now or hereafter defined by the laws of Delaware.

(7) **No Voting Rights.** Holders of Series A Preferred Stock shall not have voting rights.

(8) **No Fractional Shares.** The Series A Preferred Stock shall not be converted into fractions of a share and, where applicable, will be rounded to the nearest whole number of shares upon conversion into Common Stock.

FURTHER RESOLVED, that the statements contained in the foregoing resolutions creating and designating the said Series A Convertible Redeemable Preferred Stock and fixing the number, powers, preferences and relative, optional, participating, and other special rights and the qualifications, limitations, restrictions, and other distinguishing characteristics thereof shall, upon the effective date of said series, be deemed to be included in and be a part of the certificate of incorporation of the Company pursuant to the provisions of Sections 104 and 151 of the General Corporation Law of the State of Delaware.

4. The effective time and date of the series herein certified shall be June 1, 2001 (for accounting purposes only).

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Designation of the Series A Convertible Redeemable Preferred Stock effective as of June 1, 2001.

By: ______________________

Name: Philip D. Turits

Title: Secretary

ANNEX B

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:07 AM 12/12/2002
020762788 – 2797310

CERTIFICATE OF DESIGNATION, PREFERENCES, RIGHTS AND LIMITATIONS OF SERIES B CONVERTIBLE REDEEMABLE PREFERRED STOCK

OF

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.

It is hereby certified that:

1. The name of the corporation (hereinafter called the "Company") is **Fusion Telecommunications International, Inc.**

2. The Company's certificate of incorporation, as amended, authorizes the issuance of 10,000,000 shares of Preferred Stock, par value $0.01 per share and expressly vests in the Board of Directors of the Company the authority provided therein to issue any or all of said shares in one or more series and by resolution or resolutions, the designation, number, full or limited voting powers, or the denial of voting powers, preferences and relative, participating, optional, and other special rights and the qualifications, limitations, restrictions, and other distinguishing characteristics of each series to be issued.

3. The Board of Directors of the Company, pursuant to the authority expressly vested in it as aforesaid, has adopted the following resolutions creating a Series B Convertible Redeemable issue of Preferred Stock:

RESOLVED, that the Company is authorized to issue Series B Convertible Redeemable Preferred Stock on the following terms and with the provisions herein set forth:

(1) **Designation and Number of Shares**. Of the 10,000,000 shares of Preferred Stock authorized pursuant to the Fourth Article of the Company's Certificate of Incorporation, as amended, 1,500,000 are hereby designated as Series B Convertible Redeemable Preferred Stock (the "Series B Preferred Stock"). Shares of Series B Preferred Stock are sometime referred to herein as "Series B Preferred Shares."

(2) **Dividends**. The Series B Preferred Stock shall pay non-cumulative dividends at the rate of 8.0% per annum, when, and if declared by the Board of Directors to holders of Series B Preferred Stock and will receive dividends on an as converted basis at any time holders of the common stock receive dividends.

At the Company's option, it may meet it's dividend payment obligation by electing any of, or a combination of, the following options: (i) paying the cash dividend payment on or before the date due; or (ii) issuing Common Stock to the holder of the Series B Preferred Stock based on the Conversion Price (as hereinafter defined) then in effect; provided, however, that in the event the Company has sold Common Stock at any time six months prior to or six months after the dividend due date

at a price per share lower than the Conversion Price then in effect the value shall be based on such lower price.

(3) Conversion.

a. Voluntary Conversion. Each share of Series B Preferred Stock shall be convertible into a number of shares of Common Stock (the "Conversion Shares") based upon a conversion price per share of Common Stock of $2.35 per share (the "Conversion Price").

Conversion shall be effective on the third business day following the receipt by the Company of the Notice of Conversion (as hereafter defined) from the holder of the Series B Preferred Stock, together with the original stock certificate evidencing the Series B Preferred Stock, executed stock powers and signatures guaranteed.

b. Mandatory Conversion. In the event the Company completes an initial public offering or the Company otherwise becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Series B Preferred Stock will be immediately convertible into shares of the Company's Common Stock based on the Conversion Price then in effect. The Company shall deliver to all of the holders of Series B Preferred Stock a Notice of Conversion, which states that the Company has elected to exercise its right to demand conversion of the Series B Preferred Stock into Common Stock as set forth in such Notice of Conversion. The Notice of Conversion shall state the date that the conversion shall be effective (the "Conversion Date"), which shall not be earlier than the date the Notice of Conversion is delivered to the holders of the Series B Preferred Stock.

c. Liquidation Preference. The Series B Preferred Stock upon any bankruptcy, liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary will be entitled to a liquidation preference of one and one half (1 1/2) times their initial investment plus accrued and unpaid dividends. If the assets and funds of the Company available for payment to the holders of the Series B Preferred Stock are insufficient to pay the liquidation preference described above, the entire assets or property of the Company will be paid ratably to the holders of the Series B Preferred Stock in proportion to their aggregate liquidation preferences.

d. Anti-Dilution Adjustments to Conversion Price. The Conversion Price provided for herein shall be subject to the following adjustments:

i. If the Company shall declare and pay to the holders of the shares of Common Stock a dividend in shares of Common Stock, the Conversion Price in effect immediately prior to the date fixed for the determination of shareholders entitled to such dividends shall be proportionately decreased (adjusted to the nearest 1/1,000 of a share of Common Stock), such adjustment to become effective immediately after the date fixed for such determination.

ii. If the Company shall subdivide the outstanding shares of Common Stock into a greater number of shares of Common Stock or combine the outstanding shares of Common Stock into a smaller number of shares of Common Stock, the Conversion Price in effect immediately prior to such subdivision or combination, as the case may be, shall be proportionately decreased or increased (adjusted to the nearest 1/1,000 of a share of Common Stock), as the case may require, such decrease or increase, as the case may be, to become effective when such subdivision or combination becomes effective.

iii. In the case of any reclassification or change of outstanding shares of Common Stock issuable upon the conversion of the Series B Preferred Stock, or in the case of any consolidation or merger of the Company with or into another corporation, or in the case of any sale or conveyance to another corporation of all or substantially all of the property of the Company, the holder of each share of Series B Preferred Stock then outstanding shall have the right thereafter, so long as such holder's conversion right hereunder shall exist, to convert such Series B Preferred Stock into the same kind and amount of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock of the Company into which such shares of Series B Preferred Stock might have been converted immediately prior to such reclassification, change, consolidation, merger, sale or conveyance, and shall have no other conversion rights under these provisions; provided, however, that effective provision(s) shall be made, in the Articles or Certificate of Incorporation of the resulting, surviving or successor corporation or otherwise, so that the provisions set forth herein for the protection of the conversion rights of the shares of Series B Preferred Stock shall thereafter become applicable, as nearly as reasonably may be, to any such other shares of stock and other securities and property deliverable upon conversion of the shares of Series B Preferred Stock remaining outstanding or other convertible preferred shares receivable by the holders in place thereof, and provided, further, that any such resulting, surviving, or successor corporations shall expressly assume the obligation to deliver, upon the exercise of the conversion privilege, such shares, securities, or property as the holders of the shares of Series B Preferred Stock remaining outstanding, or other convertible preferred shares receivable by the holders in place thereof, shall be entitled to receive pursuant to the provisions hereof, and to make provisions for the protection of the conversion right as above provided.

In case securities or property other than shares of Common Stock shall be issuable or deliverable upon the conversion as aforesaid, then all references in this section shall be deemed to apply, so far as appropriate and as nearly as may be, to such other securities or property. The subdivision or combination of shares of Common Stock at any time outstanding into a greater or lesser number of shares of Common Stock (whether with or without par value) shall not be deemed to be a reclassification of the Common Stock of the Company for the purposes of this subsection iii.

Except as provided in the foregoing subsections i.-iii. there shall be no adjustments to the Conversion Price received upon conversion set forth above.

e. Notice of Conversion. In order to convert Series B Preferred Stock into Common Stock, the holder or the Company, as the case may be, must deliver a notice of conversion (the "Notice of Conversion"). Notices of Conversion shall be deemed delivered on the date sent, if personally delivered or sent by facsimile (with confirmation of transmission) to the address of record for each holder, or, if sent to the Company, to the Company's Chief Executive Officer at the Company's principal place of business, or when actually received if sent by another method. The Notice of Conversion, if sent by a holder of Series B Preferred Stock, shall be accompanied by a facsimile (which shall be followed by an original within one (1) business day) or original certificate evidencing the Series B Preferred Stock to be converted.

f. Conversion Procedure. The Company shall use its reasonable best efforts to cause its transfer agent to issue the Common Stock within three (3) business days after the Company receives a fully executed Notice of Conversion and original certificates for the Series B Preferred Stock with executed stock powers and signatures guaranteed. The Company shall bear the cost associated with the issuance of the Common Stock. The Common Stock shall be issued with a restrictive legend indicating that it was issued in a transaction which is exempt from registration under the Securities Act of 1933, as amended, and that it cannot be transferred unless it is so registered, or an exemption from registration is available, in the opinion of counsel to the Company. The Common Stock shall be issued in the same name as the person who is the holder of the Series B Preferred Stock unless, in the opinion of counsel to the Company, such transfer can be made in compliance with applicable securities laws. The person in whose name the certificates of Common Stock are so registered shall be treated as a common stockholder of the Company on the date the Common Stock certificates are so issued. With respect to Mandatory Conversion, each holder of Series B Preferred Stock shall deliver to the Company the appropriate number of shares of Series B Preferred Stock promptly after the Company's delivery of the Notice of Conversion, together with executed stock powers with signatures guaranteed. In the event a holder of Series B Preferred Stock fails to deliver shares of Series B Preferred Stock after the Company's delivery of the Notice of Conversion, such shares of Series B Preferred Stock shall be deemed to have been converted into Common Stock at the Conversion Price on the Conversion Date and shall be issued and held by the Company until the appropriate certificates for Series B Preferred Stock are presented for cancellation with executed stock powers and signatures guaranteed. The certificates representing the Series B Preferred Stock shall be cancelled, as reflected in the records of the Company on the date of issuance of the Common Stock.

(4) **Redemption**

a. The Company may redeem, in whole or in part, at any time and from time to time, the Series B Preferred Shares at a price per share equal to $10.00 per share plus accrued but unpaid dividends (the "Redemption Price"). No sinking fund shall be required for the redemption of the Series B Preferred Stock.

b. The Company shall give written notice (the "Redemption Notice") to all holders of the Series B Preferred Stock of its intention to redeem the

shares of Series B Preferred Stock identified therein. The Redemption Notice shall set forth the number of Series B Preferred Shares being redeemed, the date on which such redemption shall be effective (the "Redemption Date"), which date shall be no earlier than 30 days prior to the Redemption Date. The Redemption Notice shall be delivered to each holder at the address as it appears on the stock transfer books of the Company.

c. In order to receive the Redemption Price per share redeemed, each holder of the Series B Preferred Stock shall surrender to the Company at the place designated in the Redemption Notice the certificate(s) representing the number of shares specified in the Redemption Notice. Upon the Redemption Date, such redeemed Series B Preferred Shares shall be no longer be deemed outstanding and all rights of the holder with respect to such shares shall immediately terminate, except the right to receive the Redemption Price per share. The right to convert the Series B Preferred Shares shall terminate as to the shares designated for redemption as of the close of business on the business day preceding the Redemption Date.

(5) **Reservation of Common Stock Issuable Upon Conversion**. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding shares of Series B Preferred Stock, the sufficiency of which shall be determined by using the Conversion Price.

(6) **No Preemptive Rights**. No holder of the Series B Preferred Stock shall be entitled, as a right, to purchase or subscribe for any part of the unissued capital stock of the Company, or to purchase or subscribe for any bonds, certificates of indebtedness, debentures, or other securities convertible into or carrying options or warrants to purchase stock or other securities of the Company or by its nominee or nominees, or to have any other preemptive rights now or hereafter defined by the laws of Delaware.

(7) **No Voting Rights**. Holders of Series B Preferred Stock shall not have voting rights other than as may be required by law.

(8) **No Fractional Shares**. The Series B Preferred Stock shall not be converted into fractions of a share and, where applicable, will be rounded to the nearest whole number of shares upon conversion into Common Stock.

FURTHER RESOLVED, that the statements contained in the foregoing resolutions creating and designating the said Series B Convertible Redeemable Preferred Stock and fixing the number, powers, preferences and relative, optional, participating, and other special rights and the qualifications, limitations, restrictions, and other distinguishing characteristics thereof shall, upon the effective date of said series, be deemed to be included in and be a part of the certificate of incorporation of the Company pursuant to the provisions of Sections 104 and 151 of the General Corporation Law of the State of Delaware.

4. The effective time and date of the series herein certified shall be June 1, 2001 (for accounting purposes only).

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Designation of the Series B Convertible Redeemable Preferred Stock effective as of June 1, 2001.

By: [signature]
Name: Philip D. Turits
Title: Secretary

State of Delaware
Secretary of State
Division of Corporations
Delivered 08:00 AM 11/26/2003
FILED 08:00 AM 11/26/2003
SRV 030763369 – 2797310 FILE

STATE OF DELAWARE
CERTIFICATE OF CORRECTION

Fusion Telecommunications International, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

1. The name of the corporation is Fusion Telecommunications International, Inc..

2. That a Certificate of Designation, Preferences, Rights and Limitations of Series B Convertible Redeemable Preferred Stock of Fusion Telecommunications International, Inc. was filed by the Secretary of State of Delaware on December 12, 2002 and that said Certificate requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

3. The inaccuracy or defect of said Certificate in Article 3(2) to be corrected is as follows:

(2) **Dividends**. The Series B Preferred Stock shall pay non-cumulative dividends at the rate of 8.0% per annum, when, and if declared by the Board of Directors to holders of Series B Preferred Stock and will receive dividends on an as converted basis at any time holders of the common stock receive dividends.

4. Article 3(2) of the Certificate is corrected to read as follows:

(2) **Dividends**. The Series B Preferred Stock shall pay non-cumulative dividends at the rate of 11.5% per annum, when, and if declared by the Board of Directors to holders of Series B Preferred Stock and will receive dividends on an as converted basis at any time holders of the common stock receive dividends.

IN WITNESS WHEREOF, said Fusion Telecommunications International, Inc. has caused this certificate to be signed by Matthew D. Rosen, its President and attested by Philip D. Turits, its Secretary this 19th day of November, A.D. 2003.

By: ____________________
Authorized Officer

Name: Matthew D. Rosen
Print or Type

Title: President

ANNEX C

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:25 PM 12/18/2003
FILED 01:23 PM 12/18/2003
SRV 030818437 – 2797310 FILE

CERTIFICATE OF DESIGNATION, PREFERENCES, RIGHTS AND LIMITATIONS OF SERIES C CONVERTIBLE REDEEMABLE PREFERRED STOCK OF FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.

It is hereby certified that:

1. The name of the corporation (hereinafter called the "Company") is **Fusion Telecommunications International, Inc.**

2. The Company's certificate of incorporation, as amended, authorizes the issuance of 10,000,000 shares of Preferred Stock, par value $0.01 per share and expressly vests in the Board of Directors of the Company the authority provided therein to issue any or all of said shares in one or more series and by resolution or resolutions, the designation, number, full or limited voting powers, or the denial of voting powers, preferences and relative, participating, optional, and other special rights and the qualifications, limitations, restrictions, and other distinguishing characteristics of each series to be issued.

3. The Board of Directors of the Company, pursuant to the authority expressly vested in it as aforesaid has adopted the following resolutions creating a Series C Convertible Redeemable issue of Preferred Stock.

RESOLVED, that the Company is authorized to issue Series C Convertible Redeemable Preferred Stock on the following terms and with the provisions herein set forth:

(1) Designation and Number of Shares. Of the 10,000,000 shares of Preferred Stock authorized pursuant to the Fourth Article of the Company's Certificate of Incorporation, as amended, 110,000 are hereby designated as Series C Convertible Redeemable Preferred Stock (the "Series C Preferred Stock"). Shares of Series C Preferred Stock are sometimes referred to herein as "Series C Preferred Shares."

(2) Dividends. The Series C Preferred Stock shall pay, on each anniversary of the issuance of the first share of Series C Preferred Stock, cumulative dividends at the rate of 8.0% per annum of the Stated Value (as defined herein), in cash, out of any funds and assets legally available and will receive dividends on an as converted basis at any time holders of the common stock of the Company ("Common Stock") receive dividends. The right to cash dividends on the Series C Preferred Stock will not accrue if the Series C Preferred is mandatorily converted at any time prior to the first anniversary of the first issuance of any shares of the Series C Preferred Stock, by reason of the occurrence of the Company's initial public offering as provided in Section 3.b; not withstanding the foregoing, dividends will accrue on a daily basis, based on a 360 calendar year, and upon any non-mandatory conversion or redemption will be paid in cash. No dividends shall be paid to the holder of any other security of the Company, including but not limited to shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock and any other class or series of capital stock hereafter issued (together all such specified and unspecified

securities of the Company being referred to collectively as "Junior Securities"), unless all then accrued but unpaid dividends have been paid with respect to all outstanding shares of the Series C Preferred Stock. Notwithstanding the foregoing limitations of this Section (2), the Company shall be permitted to pay dividends to the holders of the Company's Series A and Series B Preferred Stock in the form of common stock, but not in cash.

(3) Conversion.

a. Voluntary Conversion. Each share of Series C Preferred Stock shall be convertible into a number of shares of Common Stock (the "Conversion Shares") based upon a conversion price per share of Common Stock of $0.90 per share (the "Voluntary Conversion Price"). The Voluntary Conversion Price shall be subject to adjustment as provided in Section (3) c.

Conversion shall be effective at the close of business on the day of receipt by the Company of the Notice of Conversion (as hereafter defined) from the holder of the Series C Preferred Stock, together with the original stock certificate evidencing the Series C Preferred Stock.

b. Mandatory Conversion. In the event the Company completes an initial public offering of its Common Stock (either alone or in combination with other securities of the Company) under the Securities Act of 1933, as amended ("Securities Act"), the Series C Preferred Stock will immediately convert into shares of the Company's Common Stock without any notice required on the part of the Company or the holder. In such event the Mandatory Conversion Price shall be equal to the lesser of (i) 75% of the initial public offering price of the Common Stock; or (ii) the Voluntary Conversion Price then in effect. In the event that the Company's initial public offering provides for one or more warrants to be received by purchasers of the Common Stock, the holder of Series C Preferred Stock shall also receive one or more warrants identical to the warrants issued in the initial public offering, at the same ratio as that in the initial public offering. By way of example and not intended to limit the foregoing, if the Company's initial public offering provides that purchasers must purchase one warrant to purchase Common Stock for each share of Common Stock purchased in the offering (regardless of whether the Common Stock and warrant are offered as separate securities with a separate price as components of a unit), then the holders of the Series C Preferred Stock will also receive one warrant for each share of Common Stock issued upon conversion of the Series C Preferred Stock.

c. Adjustments to Voluntary Conversion Price. The Voluntary Conversion Price provided for herein shall be subject to the following adjustments:

i. If the Company shall declare and pay to the holders of the shares of Common Stock a dividend in shares of Common Stock, the Voluntary Conversion Price in effect immediately prior to the date fixed for the determination of shareholders entitled to such dividends shall be proportionately decreased (adjusted to the nearest 1/1,000 of a share of Common Stock), such adjustment to become effective immediately after the date fixed for such determination.

ii. If the Company shall subdivide the outstanding shares of Common Stock into a greater number of shares of Common Stock or combine the outstanding shares of Common Stock into a smaller number of shares of Common Stock, the Voluntary Conversion Price in effect immediately prior to such subdivision or combination, as the case may be, shall be proportionately decreased or increased (adjusted to the nearest 1/1,000 of a share of Common Stock), as the case may require, such decrease or increase, as the case may be, to become effective when such subdivision or combination becomes effective.

iii. In the case of any reclassification or change of outstanding shares of Common Stock issuable upon the conversion of the Series C Preferred Stock, or in the case of any consolidation or merger of the Company with or into another corporation, or in the case of any sale or conveyance to another corporation of all or substantially all of the property of the Company, the holder of each share of Series C Preferred Stock then outstanding shall have the right thereafter to convert such Series C Preferred Stock into the same kind and amount of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock of the Company into which such shares of Series C Preferred Stock might have been converted immediately prior to such reclassification, change, consolidation, merger, sale or conveyance, and shall have no other conversion rights under these provisions; provided, however, that effective provision(s) shall be made, in the Articles or Certificate of Incorporation of the resulting, surviving or successor corporation or otherwise, so that the provisions set forth herein for the protection of the conversion rights of the shares of Series C Preferred Stock shall thereafter become applicable, as nearly as reasonably may be, to any such other shares of stock and other securities and property deliverable upon conversion of the shares of Series C Preferred Stock (that remains outstanding or other convertible preferred shares receivable in place of the Series C Preferred Stock by the holders thereof); and provided, further, that any such resulting, surviving, or successor corporations shall expressly assume the obligation to deliver, upon the exercise of the conversion privilege, such shares, securities, or property as the holders of the shares of Series C Preferred Stock remaining outstanding, or other convertible preferred shares receivable by the holders in place thereof, shall be entitled to receive pursuant to the provisions hereof, and to make provisions for the protection of the conversion right as above provided. The provisions of this Section 3. c. iii, shall similarly apply to successive reclassifications, changes, consolidations or mergers.

In case securities or property other than shares of Common Stock shall be issuable or deliverable upon the conversion as aforesaid, then all references in this section shall be deemed to apply, so far as appropriate and as nearly as may be, to such other securities or property. The subdivision or combination of shares of Common Stock at any time outstanding into a greater or lesser number of shares of Common Stock (whether with or without par value) shall not be deemed to be a reclassification of the Common Stock of the Company for the purposes of this subsection iii.

d. Conversion Procedure. The Company shall use its reasonable best efforts to issue or cause its transfer agent to issue the Common Stock and other securities issuable upon conversion within three (3) business days after the mandatory conversion, or in the case of a voluntary conversion after the Company receives a fully executed Notice of Conversion and original certificates for the Series C Preferred Stock. The Company shall bear the cost associated with the issuance of the Common Stock and other securities issuable upon conversion. The Common Stock and other securities issuable upon conversion shall be issued with a restrictive legend indicating that it was issued in a transaction which is exempt from registration under the Securities Act, and that it ***cannot be*** transferred unless it is so registered, or an exemption from registration is available, in the opinion of counsel reasonably acceptable to the Company. The Common Stock and other securities issuable upon conversion shall be issued in the same name as the person who is the holder of the Series C Preferred Stock unless, in the opinion of counsel reasonably acceptable to the Company, such transfer can be made in compliance with applicable securities laws. The person in whose name the certificates of Common Stock are so registered and other securities issuable upon conversion shall be treated as a common stockholder of the Company at the close of business on the date the Notice of Conversion is received by the Company. With respect to a mandatory conversion the certificates representing the Series C Preferred Stock shall be cancelled, as reflected in the records of the Company on the date of the initial closing of the initial public offering.

f. Upon conversion of the Series C Preferred Stock after the date of the first issuance of the first share thereof, the Company will pay in cash any pro rata accrued dividends and unpaid dividends due at the effective date of conversion, unless such conversion occurs prior to the one year anniversary of issuance.

(4) Liquidation Preference. The Series C Preferred Stock upon any bankruptcy, liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary (a "Liquidation") will be entitled to a liquidation preference to any payment of any nature whatsoever in respect of the Junior Securities equal to $90 per share (the "Stated Value"), plus any accrued and unpaid dividends. If the assets and funds of the Company available for payment to the holders of the Series C Preferred Stock, after payment with respect to all senior securities, if any, are insufficient to pay the liquidation preference described above, the entire remaining assets or property of the Company will be paid ratably to the holders of the Series C Preferred Stock in proportion to their aggregate liquidation preferences.

(5) A Mandatory Redemption.

a. At any time commencing on the first anniversary of the first issuance of Series C Preferred Stock and ending thirty days thereafter, the Company may give written notice ("Mandatory Redemption Notice") of its intention to redeem, in whole or in part, the Series C Preferred Shares at a price per share equal to 115% of the Stated Value plus pro rata accrued dividends and unpaid dividends due through the date of redemption (the "Mandatory Redemption Price"). The Mandatory Redemption Notice may not be given prior to the one-year anniversary of the first issuance of Series C Preferred Stock. No sinking fund shall be required for the redemption of the Series C Preferred Stock.

b. The Company shall give the Mandatory Redemption Notice by first class mail to all holders of the Series C Preferred Stock. The Mandatory Redemption Notice shall set forth the number of Series C Preferred Shares being redeemed, the date on which such redemption shall be effective (the "Redemption Date"), which date shall be not later than 30 days after to the date the Mandatory Redemption Notice is mailed. The Mandatory Redemption Notice shall be mailed to each holder at the address as it appears on the stock transfer books of the Company.

c. In order to receive the Mandatory Redemption Price, each holder of the Series C Preferred Stock shall surrender to the Company at the place designated in the Mandatory Redemption Notice the certificate(s) representing the number of shares specified in the Mandatory Redemption Notice, where upon the Company shall within three (3) business days pay the Mandatory Redemption Price multiplied by the number of shares redeemed to such holder. Upon the Redemption Date, such redeemed Series C Preferred Shares shall no longer be deemed outstanding and all rights of the holder with respect to such shares shall immediately terminate, except the right to receive the Mandatory Redemption Price per share. The right to convert the Series C Preferred Shares shall terminate as to the shares designated for redemption as of the close of business on the business day immediately preceding the Redemption Date.

(5) B. Voluntary Redemption.

a. After the second year anniversary of the first issuance of Series C Preferred Stock and for so long as the Company's Common Stock or other securities into which the Series C Preferred Stock is convertible are not publicly traded and a Liquidation has not occurred, each holder of Series C Preferred Stock may, at its option, require the Company to redeem its shares of Series C Preferred Stock. The price per share payable upon redemption of the Series C Preferred Stock shall be 112% of the Stated Value, plus pro rata accrued dividends and unpaid dividends due (the "Voluntary Redemption Price").

b. If the funds of the Company legally available for redemption of shares of the Series C Preferred Stock are insufficient to redeem the total number of shares of Series C Preferred Stock requested to be redeemed on such date, the Company shall use those funds that are legally available to redeem the maximum possible number of such shares on a pro rata basis (based upon aggregate liquidation value) among the holders of such shares to be redeemed. The shares of the Series C Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. At any time thereafter, when additional funds of the Company are legally available for the redemption of shares of the Series C Preferred Stock, such funds will immediately be used to redeem the balance of, or if not sufficient to redeem the full balance, redeem on a pro rata basis (based upon aggregate liquidation value), the shares that the Company has become obligated to redeem but which it has not redeemed.

(6) Reservation of Common Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, such number of its shares of Common Stock as shall from time to time be necessary to effect the

conversion of all of the then outstanding shares of Series C Preferred Stock, the sufficiency of which shall be determined by using the Voluntary Conversion Price then in effect.

(7) No Preemptive Rights. No holder of the Series C Preferred Stock shall be entitled, as a right, to purchase or subscribe for any part of the unissued capital stock of the Company, or to purchase or subscribe for any bonds, certificates of indebtedness, debentures, or other securities convertible into or carrying options or warrants to purchase stock or other securities of the Company or by its nominee or nominees, or to have any other preemptive rights now or hereafter defined by the laws of the State of Delaware.

(8) No Voting Rights. Holders of Series C Preferred Stock shall not have voting rights other than as may be required by law, provided, however, that the Company shall provide the holders of the Series C Preferred Stock with notice at least twenty (20) days in advance of the record date for any vote by the holders of Common Stock in connection with a merger, dissolution, or sale of all or substantially all of the assets of the Company.

(9) No Fractional Shares. The Series C Preferred Stock shall not be converted into fractions of a share and, where applicable, will be rounded up to the nearest whole number of shares or other securities upon conversion into Common Stock or other securities.

(10) No Impairment; Seniority. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Certificate of Designations. The Company (i) will not create any class of capital stock that is senior or pari passu in any way to the rights of the Series C Preferred Stock, as herein set forth or (ii) repurchase or otherwise acquire for cash or property any outstanding securities of the Company, unless and until the Company has obtained the approval of a majority of the then outstanding shares of Series C Preferred Stock, in the manner as provided in the Delaware General Corporation Law and filed the appropriate amendment to this Certificate of Designations with the Secretary of State of the State of Delaware.

(11) Return of Status as Authorized Shares. Upon any conversion or redemption of the Series C Preferred Stock, the shares converted or redeemed will be automatically returned to the status of authorized and unissued shares of preferred stock, available for future designation and issuance pursuant to the terms of the Certificate of Incorporation.

FURTHER RESOLVED, that the statements contained in the foregoing resolutions creating and designating the said Series C Convertible Redeemable Preferred Stock and fixing the number, powers, preferences and relative, optional, participating, and other special rights and the qualifications, limitations, restrictions, and other distinguishing characteristics thereof shall, upon the effective date of said series, be deemed to be included in and be a part of the Certificate of Incorporation of the Company pursuant to the provisions of Sections 104 and 151 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Designation of the Series C Convertible Redeemable Preferred Stock effective as of 12/18, 2003.

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.

By: ______________________________
Name: Matthew Rosen
Title: President & COO

ANNEX D

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:03 PM 12/15/2006
FILED 06:00 PM 12/15/2006
SRV 061153865 - 2797310 FILE

CERTIFICATE OF RIGHTS AND PREFERENCES
OF
SERIES A-1 CUMULATIVE CONVERTIBLE PREFERRED STOCK
OF
FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.

Pursuant to Section 151 of the Delaware General Corporation Law and Article Fourth, Section 2 of the Certificate of Incorporation (as amended, the "Certificate of Incorporation"), of Fusion Telecommunications International, Inc. (the "Company"), a corporation organized and existing under the laws of the State of Delaware, hereby certifies that the following resolution was duly adopted by the board of directors of the Company (the "Board") effective as of December 14, 2006 pursuant to authority conferred upon the Board by the Certificate of Incorporation, which authorizes the issuance of up to ten million (10,000,000) shares of preferred stock, par value $0.01 per share.

RESOLVED, that pursuant to authority expressly granted to and vested in the Board and pursuant to the provisions of the Certificate of Incorporation, the Board hereby creates a series of preferred stock, herein designated and authorized as the Series A-1 Cumulative Convertible Preferred Stock, par value $0.01 per share, which shall consist of ten thousand (10,000) of the ten million (10,000,000) shares of preferred stock (the "Series A-1 Preferred Stock") which the Company now has authority to issue, and the Board of Directors hereby fixes the powers, designations and preferences and the relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations and restrictions thereof as follows:

1. Number. The number of shares constituting the Series A-1 Cumulative Convertible Preferred Stock shall be ten thousand (10,000).

2. Definitions. Unless the context otherwise requires, when used herein the following terms shall have the meaning indicated.

"Acquiring Person" is defined in Section 6(G).

"AMEX" means the American Stock Exchange, provided, however, that if the American Stock Exchange is not then the principal U.S. trading market for the Common Stock, then "AMEX" shall be deemed to mean the principal U.S. national securities exchange (as defined in the Securities Exchange Act of 1934, as amended (the "Exchange Act") on which the Common Stock is then traded, or if such Common Stock is not then listed or admitted to trading on any national securities exchange but is designated as a Nasdaq Capital Market Security by the National Association of Securities Dealers, Inc. ("NASD"), then such market system, or if such Common Stock is not listed or quoted on any of the foregoing, then the OTC Bulletin Board.

"Board" means the Board of Directors of the Company.

"Business Day" means any day on which the Common Stock may be traded on the AMEX, or, if not admitted for trading on the AMEX, any day other than a Saturday, Sunday or holiday on which banks in New York City are required or permitted to be closed.

"Call Notice" is defined in Section 6(C).

"Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated) of capital or capital stock of such Person and (ii) with respect to any Person that is not a corporation, any and all partnership, limited partnership, limited liability company or other equity interests of such Person.

"Certificate" means this Certificate of Rights and Preferences of the Series A-1 Cumulative Convertible Preferred Stock.

"Certificate of Incorporation" means the Certificate of Incorporation of the Company, as amended.

"Change of Control" is defined in Section 6G.

"Common Stock" means the Company's common stock, par value $0.01 per share, and any Capital Stock for or into which such Common Stock hereafter is exchanged, converted, reclassified or recapitalized by the Company or pursuant to a Change of Control to which the Company is a party (or, at the election of the Acquiring Person, the capital stock of any Acquiring Person from and after the consummation of a Change of Control).

"Common Stock Equivalents" means (without duplication with any other Common Stock or common stock, as the case may be, or Common Stock Equivalents) rights, warrants, options, convertible securities or exchangeable securities, exercisable for or convertible or exchangeable into, directly or indirectly, Common Stock, or common stock, as the case may be, whether at the time of issuance or upon the passage of time or the occurrence of some future event.

"Company" means Fusion Telecommunications International, Inc., a Delaware corporation (or, if, as, and when applicable, any Acquiring Person from and after the consummation of a Change of Control).

"Company Conversion" is defined in Section 6(B)(i).

"Company Conversion Notice" is defined in Section 6(B)(i).

"Conversion Notice" is defined in Section 6(A)(i).

"Conversion Price" means $1.67, subject to adjustment for stock splits, recombinations, stock dividends and the like as provided herein.

"Conversion Stock Amount" is defined in Section 6(A)(ii).

"Daily Market Price" means, on any date, the amount per share of the Common Stock equal to (i) the daily volume-weighted average price on the AMEX or, if no sale takes place on such date, the closing bid prices on the AMEX thereof on such date, in each case as reported by Bloomberg, L.P. (or by such other Person as the Company may select), or (ii) if such Common Stock is not then listed or admitted to trading on the AMEX, the higher of (x) the book value per share thereof as determined by any firm of independent public accountants of recognized standing selected by the Board as of the last calendar day of the most recent month ending before the date as of which the determination is to be made or (y) the fair value per share thereof determined in good faith by an independent, nationally recognized appraisal firm selected by the Board, subject to adjustment for stock splits, recombinations, stock dividends and the like.

"Dividend Payment Date" is defined in Section 3(A).

"Dividend Period" is defined in Section 3(A).

"Dividend Rate" means a rate equal to the Stated Value multiplied by eight percent (8%) per annum.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Holder" shall mean a holder of the Series A-1 Preferred Stock.

"Issue Date" means with respect to shares of the Series A-1 Preferred Stock the initial date of issuance of any of such shares of the Series A-1 Preferred Stock.

"Issue Date Price" means the price of Issuer's Common Stock determined on the date of the initial issuance of the shares of the Series A-1 Preferred Stock.

"Junior Securities" means Capital Stock that, with respect to dividends and distributions upon Liquidation, ranks junior to the Series A Preferred Shares, including but not limited to Common Stock and any other class or series of Capital Stock issued by the Company or any Subsidiary of the Company on or after the Issue Date, but excluding any Parity Securities and Senior Securities issued (i) to Holders of the Series A-1 Preferred Stock, (ii) with the approval of the Holders of a Majority of the Series A-1 Preferred Stock or (iii) upon the conversion, redemption or exercise of securities described in clause (i) or (ii) in accordance with the terms thereof.

"Liquidation" means the voluntary or involuntary liquidation, dissolution or winding up of the Company; provided, however, that a consolidation, merger or share exchange shall not be deemed a Liquidation, nor shall a sale, assignment, conveyance, transfer, lease or other disposition by the Company of all or substantially all of its assets, which does not involve a substantial distribution by the Company of cash or other property to the holders of Common Stock, be deemed to be a Liquidation.

"Liquidation Preference" is defined in Section 4.

"Majority of the Series A-1 Preferred Stock" means more than fifty percent (50%) of the then outstanding shares of the Series A-1 Preferred Stock.

"Other Securities" means any stock (other than Common Stock) and other securities of the Company or any other Person which the Holders of the Series A-1 Preferred Stock at any time shall be entitled to receive, or shall have received, upon conversion or redemption of the Series A-1 Preferred Stock in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities.

"Parity Securities" means any class or series of Capital Stock that, with respect to dividends or distributions upon Liquidation, is pari passu with all Series A-1 Preferred Shares. For the avoidance of doubt, each series of Series A Preferred Shares is a Parity Security with respect to each other series of Series A Preferred Shares.

"Person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

"Prevailing Price" means, with respect to any reference date, the average of the Daily Market Prices of the Common Stock for the thirty (30) Business Days ending on and including the third (3rd) Business Day before such reference date.

"Qualified Public Company" means a corporation meeting all of the following criteria: (i) the common stock of the corporation is registered under Section 12 of the Securities Exchange Act of 1934, as amended, (ii) the Prevailing Price shall be an amount greater than one dollar ($1) per share of Common Stock, and (iii) the average daily reported volume of trading in such common stock on all national securities exchanges, markets, services, and/or reported through the AMEX as reported by Bloomberg L.P. (or by such other Person as the Company may select) during the ninety (90) calendar days preceding the reference date exceeds twenty thousand (20,000) shares of Common Stock.

"Registered Common Stock" means Common Stock the resale of which has been registered under the Securities Act and is freely tradable upon delivery.

"Securities Act" means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

"Senior Securities" means any class or series of Capital Stock that, with respect to dividends or distributions upon Liquidation, ranks senior to the Series A-1 Preferred Stock.

"Series A-1 Preferred Stock" means the Series A-1 Cumulative Convertible Preferred Stock of the Company or any successor.

"Stated Value" is an amount equal to one thousand dollars ($1,000) per share of the Series A-1 Preferred Stock plus any accrued and unpaid dividends, whether or not declared and whether or not earnings are available in respect of such dividends. In the event the Company shall declare a distribution on the Common Stock payable in securities or property other than cash, the value of such securities or property will be the fair market value. Any securities shall be valued as follows: (i) if traded on a national securities exchange or through a Nasdaq market, the value shall be deemed to be the average of the closing prices of the securities on such exchange or system over the thirty (30) Business Day period ending three (3) calendar days prior

to such declaration; (ii) if actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) Business Day period ending three (3) calendar days prior to such declaration; and (iii) if there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board.

"Subsidiary" of a Person means (i) a corporation, a majority of whose stock with voting power, under ordinary circumstances, to elect directors is at the time of determination, directly or indirectly, owned by such Person or by one or more Subsidiaries of such Person, or (ii) any other entity (other than a corporation) in which such Person or one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof has a least a majority ownership interest.

The foregoing definitions will be equally applicable to both the singular and plural forms of the defined terms.

3. Dividends and Distributions.

(A) Holders shall be entitled to receive out of the assets of the Company legally available for that purpose, dividends at the Dividend Rate to be paid in accordance with the terms of this Section 3. Such dividends shall be fully cumulative from the Issue Date, shall accumulate regardless of whether the Company earns a profit and shall be payable in arrears, when and as declared by the Board (or a duly appointed committee of directors), on January 1 of each year, (each such date being herein referred to as a "Dividend Payment Date"), commencing on January 1, 2008. The period from the Issue Date to January 1, 2008, and each annual period between consecutive Dividend Payment Dates shall hereinafter be referred to as a "Dividend Period." The dividend for any Dividend Period for any share of Series A-1 Preferred Stock that is not outstanding on every calendar day of the Dividend Period shall be prorated based on the number of calendar days such share was outstanding during the period. Each such dividend shall be paid to the Holders of record of the Series A-1 Preferred Stock as their names appear on the share register of the Company on the Dividend Payment Date. Dividends on account of arrears for any past Dividend Periods may be declared and paid at any time, without reference to any Dividend Payment Date (including, without limitation, for purposes of computing the Stated Value of any shares of Series A-1 Preferred Stock in connection with the conversion or redemption thereof or any Liquidation of the Company), to Holders of record on a date designated by the Board, not exceeding thirty (30) calendar days preceding the payment date thereof, as may be fixed by the Board. For purposes of determining the amount of dividends accrued as of the first Dividend Payment Date and as of any date that is not a Dividend Payment Date, such amount shall be calculated on the basis of the Dividend Rate for the actual number of calendar days elapsed from and excluding the Issue Date (in case of the first Dividend Payment Date and any date prior to the first Dividend Payment Date) or the last preceding Dividend Payment Date (in case of any other date) to the date as of which such determination is to be made, based on a three hundred sixty-five (365) day year.

(B) Subject to the following proviso, dividends payable on the Series A-1 Preferred Stock shall be paid, at the option of the Holder, in cash or by the issuance of Common Stock provided, however, that the Company may elect to make any payment of dividends by the issuance of Registered Common Stock on any Dividend Payment Date with 10 days' prior written notice to the Holder, if the Company is a Qualified Public Company on the Dividend Payment Date. The number of shares of Registered Common Stock to be issued shall be determined by dividing the cash amount of the dividend otherwise payable by the Prevailing Price calculated as of such Dividend Payment Date, provided, however, except at the Company's option, in no event shall such price be less than the price set on the Issue Date; provided, further, if the Company shall combine, subdivide or reclassify its Common Stock, or shall declare any dividend payable in shares of its Common Stock, or shall take any other action of a similar nature affecting such shares, the number of shares of Registered Common Stock to be issued shall be adjusted to the extent appropriate to reflect such event, including appropriate adjustments to account for any such event that occurs during the period used for calculating such Prevailing Price. The number of shares of Registered Common Stock to be issued as a dividend shall be rounded to the nearest whole share after aggregating all shares of Series A-1 Preferred Stock owned by a Holder.

(C) If, on any Dividend Payment Date, the Company fails to pay dividends, then until the dividends that were scheduled to be paid on such date are paid, such dividends shall cumulate, but shall not accrue additional dividends. Unpaid dividends for any period less than a full Dividend Period shall cumulate on a day to day basis and shall be computed on the basis of a three hundred sixty-five (365) day year.

(D) So long as any shares of Series A-1 Preferred Stock shall be outstanding, (i) the Company, except for the payment of dividends or other cash distributions under a joint venture agreement or other strategic alliance with respect to which the Company and/or a Subsidiary is a party, shall not and shall not allow its Subsidiaries to declare or pay any dividend whatsoever, whether in cash, property or otherwise, set aside any cash or property for the payment of dividends, or make any other distribution on any Parity Securities, except for dividends paid to the Company or any of its wholly-owned Subsidiaries and dividends paid on the Series A Preferred Shares or (ii) the Company shall not and shall not allow its Subsidiaries to repurchase, redeem or otherwise acquire for value or set aside any cash or property for the repurchase or redemption of any Junior Securities or Parity Securities, unless in each such case all dividends to which the Holders of the Series A-1 Preferred Stock shall have been entitled to receive for all previous Dividend Periods shall have been paid.

(E) Subject to the immediately following sentence, the Company shall be entitled to deduct and withhold from any dividend on the Series A-1 Preferred Stock such amounts as the Company is required to deduct and withhold with respect to such dividend under the Internal Revenue Code of 1986, as amended, or any other provision of state, local or foreign tax law. In the event the Company or the Holder elects, pursuant to Section 3(B), to pay or be paid, as the case may be, a dividend on the Series A-1 Preferred Stock by issuing Registered Common Stock or Common Stock, as the case may be, to a Holder, (i) the Company shall deliver the number of shares of Registered

Common Stock or Common Stock, as the case may be, that would be delivered to a Holder pursuant to Section 3(B) in the absence of any requirement under applicable law to deduct and withhold any amount with respect to such dividend and (ii) on the Business Day following the Dividend Payment Date, Holder shall transfer to the Company by wire transfer of immediately available funds an amount equal to what the Company is required under applicable law to deduct and withhold with respect to such dividend. For purposes of determining the withholding amount, the dividend value shall be determined under Section 3(B) hereof.

4. Liquidation Preference. In the event of any Liquidation, after payment or provision for payment by the Company of the debts and other liabilities of the Company and the liquidation preference of any Senior Securities that rank senior to the Series A-1 Preferred Stock with respect to distributions upon Liquidation, each Holder shall be entitled to receive an amount in cash for each share of the then outstanding Series A-1 Preferred Stock held by such Holder equal to the greater of (a) the Stated Value per share to and including the date full payment is tendered to the Holders with respect to such Liquidation, and (b) the amount the Holders would have received if the Holders had converted all outstanding shares of Series A-1 Preferred Stock into Common Stock in accordance with the provisions of Section 6(A) hereof, in each case as of the Business Day immediately preceding the date of such Liquidation (the "Liquidation Preference"), before any distribution shall be made to the holders of any Junior Securities (and any Senior Securities or Parity Securities that, with respect to distributions upon Liquidation, rank junior to the Series A-1 Preferred Stock) upon the Liquidation of the Company. In case the assets of the Company available for payment to the Holders are insufficient to pay the full Liquidation Preference on all outstanding shares of the Series A-1 Preferred Stock and all outstanding shares of Parity Securities and Senior Securities that, with respect to distributions upon Liquidation, are pari passu with the Series A-1 Preferred Stock in the amounts to which the holders of such shares are entitled, then the entire assets of the Company available for payment to the Holders and to the holders of such Parity Securities and Senior Securities shall be distributed ratably among the Holders of the Series A-1 Preferred Stock and the holders of such Parity Securities and Senior Securities, based upon the aggregate amount due on such shares upon Liquidation. Written notice of any Liquidation of the Company, stating a payment date and the place where the distributable amounts shall be payable, shall be given by facsimile and overnight delivery not less than ten (10) calendar days prior to the payment date stated therein, to the Holders of record of the Series A-1 Preferred Stock, if any, at their respective addresses as the same shall appear on the books of the Company.

5. Voting Rights. The Holders shall have the following voting rights with respect to the Series A-1 Preferred Stock:

(A) Each share of Series A-1 Preferred Stock shall entitle the holder thereof to the voting rights specified in Section 5(B) and no other voting rights except as required by law.

(B) The consent of the Holders of at least a Majority of the Series A-1 Preferred Stock, voting separately as a single class with one vote per share, in person or by proxy, either in writing without a meeting or at an annual or a special meeting of such Holders called for the purpose, shall be necessary to:

(i) amend, alter or repeal, by way of merger or otherwise, any of the provisions of the Certificate of Incorporation, including this Certificate, or Bylaws of the Company so as to:

A. change any of the rights, preferences or privileges of Holders. Without limiting the generality of the preceding sentence, such change includes any action that would:

1. reduce the Dividend Rate on the Series A-1 Preferred Stock, or make such dividends non-cumulative, or defer the date from which dividends will accrue, or cancel accrued and unpaid dividends, or change the relative seniority rights of the holders of Series A-1 Preferred Stock as to the payment of dividends in relation to the holders of any other capital stock of the Company;

2. reduce the amount payable to the holders of the Series A-1 Preferred Stock upon the voluntary or involuntary liquidation, dissolution, or winding up of the Company, or change the relative seniority of the liquidation preferences of the holders of the Series A-1 Preferred Stock to the rights upon liquidation of the holders of any other capital stock of the Company;

3. make the Series A-1 Preferred Stock redeemable at the option of the Company other than in accordance with the terms of this Certificate.

B. authorize, create or issue any shares of Parity Securities or Senior Securities (or amend the provisions of any existing class of Capital Stock to make such class of Capital Stock a class of Parity Securities or Senior Securities).

(ii) permit any Subsidiary of the Company to issue or sell, or obligate itself to issue or sell, except to the Company or any wholly owned Subsidiary, any security of such Subsidiaries or all or substantially all of the assets of any Subsidiary other than sales of assets on an arm's-length, fair market value basis; or

(iii) increase or decrease (other than by redemption or conversion) the total number of authorized shares of Series A-1 Preferred Stock or amend any provisions of any Capital Stock so as to make such Capital Stock redeemable by the Company.

6. Conversion and Call Rights.

(A) Procedure for Conversion.

(i) General. Shares of Series A-1 Preferred Stock are convertible at the option of the Holder thereof at any time, from time to time, in whole or in part, as follows:

A. The conversion of shares of Series A-1 Preferred Stock may be effected by delivering a duly executed written Series A-1 Preferred Stock Conversion Notice, in form and substance as provided by the Company (the "Conversion Notice"), to the Company, at its principal office specifying the number of shares of Series A-1 Preferred Stock to be converted and surrendering the certificate representing the shares of Series A-1 Preferred Stock to be converted.

B. As soon as practicable after each such conversion of Series A-1 Preferred Stock, but not later than five (5) Business Days from the receipt of the Conversion Notice, the Company shall deliver to such Holder at the address specified in the Conversion Notice the Conversion Stock Amount of duly authorized, validly issued, fully paid and nonassessable shares of Registered Common Stock (or Other Securities or, with such Holder's express written consent, unregistered Common Stock).

C. Notwithstanding anything in the Certificate to the contrary, if such Holder does not consent to accept unregistered Common Stock, then such Holder's Notice of Conversion shall be deemed, without any further action, to have been withdrawn. Moreover, in no event, shall any conversion under the Certificate be settled in cash.

(ii) Conversion for stock. Subject to the previous sub-paragraph, such shares of stock shall be converted into that number of shares of Registered Common Stock (or at the sole election of the Holder, unregistered Common Stock) equal to (A) the aggregate Stated Value of such shares divided by (B) the Conversion Price (the "Conversion Stock Amount"). It shall be a condition of either the Company or the converting Holder's obligation to close the conversion of the Series A-1 Preferred Stock that such conversion be in accordance with applicable federal and state securities laws and any applicable waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall have expired or been terminated without litigation having been commenced that is continuing, or threat of litigation having been made that remains unresolved, by the United States Department of Justice or the United States Federal Trade Commission.

(iii) Holder of record. Each conversion of Series A-1 Preferred Stock shall be deemed to have been effected immediately before the close of business on the Business Day on which the Conversion Notice is delivered, and at such time the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock (or Other Securities) shall be issuable upon such conversion as provided herein shall be deemed to have become the holder or holders of record thereof.

(iv) Partial conversion. If any conversion is for only part of the shares represented by the certificate surrendered, the Company shall send a new Series A-1 Preferred Stock certificate of like tenor via certified or registered mail RRR or reputable overnight courier to such address specified by the Holder, calling in the aggregate on the face or faces thereof for the number of shares of Series A-1 Preferred Stock which have not been converted.

(B) Procedure for Conversion by the Company.

(i) Conversion by the Company. Shares of Series A-1 Preferred Stock may be converted by the Company (a "Company Conversion") in whole or in part for Common Stock as follows

A. From and after the first anniversary of the Closing Date, the Company may require the Holders to convert, on a pro rata basis as among the holders of Series A-1 Preferred Shares, shares of Series A-1 Preferred Shares held by such holders on any of March 31, June 30, September 30 and December 31 of each year by delivering a conversion notice to the Holders, at least ten (10) days prior to such conversion and substantially in the form as provided by the Company (a "Company Conversion Notice"), provided that (x) the average of the Daily Market Prices of the Common Stock for the ninety (90) calendar days ended immediately prior to such Conversion Notice is an amount greater than two hundred twenty percent (220%) of the Conversion Price or (y) after the fifth anniversary of the Closing Date, the Prevailing Price shall be an amount greater than the Issue Date Price. The number of Series A Preferred Shares so converted under clause (x) may not exceed the number that would be converted for a quantity of shares of Common Stock greater than eight (8) times the average daily reported volume of trading in the Common Stock on all national securities exchanges, Nasdaq market, service, and/or reported through the AMEX as reported by Bloomberg L.P. (or by such other Person as the Company may select) during the ninety (90) calendar days ending one day prior to the Conversion Notice Date concerning a conversion under clause (x). The Conversion Price and the Conversion Stock Amount under clause (x) shall be determined in accordance with Section 6(A)(ii). The conversion price under clause (y) shall be the Prevailing Price, if the Prevailing Price is greater than the Conversion Price and shall be the Conversion Price if the Conversion Price is greater than the Prevailing Price. The Conversion Stock Amount under clause (y) shall be determined in accordance with Section 6(A)(ii), using the conversion price as determined in accordance with the immediately preceding sentence.

(C) Five Year Call Right. From and after the fifth anniversary of the date on which the Registration Requirement has been satisfied, the Company may from time-to-time issue a call notice to the holders of the Series A-1 Preferred Shares (the "Call Notice"). Such Call Notice, at the Company's discretion, may be for all or a portion of

the Series A-1 Preferred Shares. On or before the tenth (10th) Business Day following the date of the Call Notice, the holders of the Series A-1 Preferred Shares shall deliver to the Company, all, or, in the case of a Call Notice concerning a portion of the Series A-1 Preferred Shares, on a pro rata basis as provided in the Call Notice, based on the number of shares of Series A-1 Preferred Shares held by each holder, Series A-1 Preferred Shares with an aggregate Stated Value equal to the amount designated in the Call Notice. The Company shall promptly thereafter pay, by wire transfer of immediately available funds, an amount to each such holder equal to the aggregate Stated Value of all such Series A-1 Preferred Shares delivered by such holder.

(D) The Company shall at all times reserve for issuance such number of its shares of Common Stock as shall be required hereunder.

(E) The Company will use its best efforts to procure, at its sole expense, the listing of the Common Stock issuable upon conversion or redemption of the Series A-1 Preferred Stock and shares issuable as dividends hereunder, subject to issuance or notice of issuance, on all stock exchanges, markets, and quotation service on which the Common Stock is then listed or quoted, no later than the date on which such Series A-1 Preferred Stock is issued to the Holder and thereafter shall use its best efforts to prevent delisting or removal from quotation of such shares. The Company will pay any and all documentary stamp or similar issue or transfer taxes that may be payable in respect of the issuance or delivery of shares of Common Stock on conversion or redemption of shares of the Series A-1 Preferred Stock. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involving the issue and delivery of shares of Common Stock in a name other than that in which the shares of Series A-1 Preferred Stock so converted or redeemed were registered, and no such issue and delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of any such tax, or has established, to the reasonable satisfaction of the Company, that such tax has been paid.

(F) No fractional shares or scrip representing fractional shares shall be issued upon the conversion or redemption of the Series A-1 Preferred Stock. If any such conversion or redemption would otherwise require the issuance of a fractional share of Common Stock, an amount equal to such fraction multiplied by the current Daily Market Price per share of Common Stock on the date of conversion or redemption shall be paid to the Holder in cash by the Company. If more than one share of Series A-1 Preferred Stock shall be surrendered for conversion or redemption at one time by or for the same Holder, the number of full shares of Common Stock issuable upon conversion or redemption thereof shall be computed on the basis of the aggregate number of shares of Series A-1 Preferred Stock so surrendered.

(G) Change of Control. In case the Company on or after the Issue Date is party to any (a) acquisition of the Company by means of merger or other form of corporate reorganization in which outstanding shares of the Company are exchanged for securities or other consideration issued, or caused to be issued, by the Acquiring Person, herein defined, or its Parent, herein defined, Subsidiary, herein defined, or affiliate, (b) a sale of all or substantially all of the assets of the Company (on a consolidated basis) in a

single transaction or series of related transactions, (c) any other transaction or series of related transactions by the Company or relating to the Common Stock (including without limitation, any stock purchase or tender or exchange offer) in which the power to cast the majority of the eligible votes at a meeting of the Company's stockholders at which directors are elected is transferred to a single entity or group acting in concert, or (d) a capital reorganization or reclassification of the Common Stock or other securities (other than a reorganization or reclassification in which the Common Stock or other securities are not converted into or exchanged for cash or other property, and, immediately after consummation of such transaction, the stockholders of the Company immediately prior to such transaction own the Common Stock, other securities or other voting stock of the Company in substantially the same proportions relative to each other as such stockholders owned immediately prior to such transaction), then, and in the case of each such transaction (each of which is referred to herein as "Change in Control"), proper provision shall be made so that, at the option of the Acquiring Person and upon fifteen days' notice to the Company and the Holder prior to the consummation of the Change of Control, either (i) the Acquiring Person expressly agrees to assume all of the Company's obligations under the Series A-1 Preferred Stock or (ii) the Holder has fifteen (15) days in which to exercise its conversion rights under the Series A-1 Preferred Stock. If Holder does not exercise its rights during such fifteen (15) day period, all rights under the Series A-1 Preferred Stock shall terminate and the Series A-1 Preferred Stock shall be deemed cancelled. The Company, to the extent feasible, shall provide the Holder with thirty (30) days' notice of the consummation of any Change of Control. Subject to the foregoing, on or before the closing date under the agreement entered into with an Acquiring Person resulting in a Change in Control, the Company, if applicable, shall deliver to the Holder written notice that the Acquiring Person has assumed such obligations. "Acquiring Person" means, in connection with any Change in Control, (i) the continuing or surviving corporation of a consolidation or merger with the Company (if other than the Company), (ii) the transferee of all or substantially all of the properties or assets of the Company, (iii) the corporation consolidating with or merging into the Company in a consolidation or merger in connection with which the Common Stock is changed into or exchanged for stock or other securities of any other Person or cash or any other property, (iv) the entity or group (other than Holder or any of its affiliates) acting in concert acquiring or possessing the power to cast the majority of the eligible votes at a meeting of the Company 's stockholders at which directors are elected, or, (v) in the case of a capital reorganization or reclassification, the Company, or (vi) at the Holder's election, any Person that (A) controls the Acquiring Person directly or indirectly through one or more intermediaries, (B) is required to include the Acquiring Person in the consolidated financial statements contained in such Parent's Annual Report on Form 10-K (if such Person is required to file such a report) or would be required to so include the Acquiring Person in such Person's consolidated financial statements if they were prepared in accordance with U.S. GAAP and (C) is not itself included in the consolidated financial statements of any other Person (other than its consolidated subsidiaries). "Parent" shall mean any corporation (other than the Acquiring Person) in an unbroken chain of corporations ending with the Acquiring Person, provided each corporation in the unbroken chain (other than the Acquiring Person) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all

classes of stock in one of the other corporations in such chain. "Subsidiary" shall mean any corporation at least 50% of whose outstanding voting stock shall at the time be owned directly or indirectly by the Acquiring Person or by one or more Subsidiaries.

7. Status of Converted and Redeemed Shares; Limitations on Series A-1 Preferred Stock. The Company shall return to the status of unauthorized and undesignated shares of Series A-1 Preferred Stock each share of Series A-1 Preferred Stock which shall be converted, redeemed or for any other reason acquired by the Company, and such shares thereafter may have such characteristics and designations as the Board may determine. Without the consent of Majority of the Series A-1 Preferred Stock, the Company will not issue any further shares of Series A-1 Preferred Stock.

[The rest of this page is intentionally left blank.]

IN WITNESS WHEREOF, this Certificate of Rights and Preferences has been signed on behalf of the Company by the undersigned, all as of the date first set forth above.

FUSION TELECOMMUNICATIONS
INTERNATIONAL, INC.

/s/ Matthew Rosen
Name: Matthew Rosen
Title: President and CEO

Certificate Reducing the Number of Authorized Shares of Series A-1 Cumulative Convertible Preferred Stock

It is hereby certified that:

1. The name of the corporation is Fusion Telecommunications International, Inc. ("Company").

2. The Company's certificate of incorporation, as amended, authorizes the issuance of ten million (10,000,000) shares of preferred stock, par value $0.01 per share, and expressly vests in the Board of Directors of the Company the authority provided therein to issue any or all of said shares in one or more series and by resolution or resolutions, the designation, number, full or limited voting powers, or the denial of voting powers, preferences and relative, participating, optional, and other special rights and the qualifications, limitations, restrictions, and other distinguishing characteristics of each series to be issued.

3. The Board of Directors of the Company, pursuant to the authority expressly vested in it as aforesaid had previously adopted resolutions creating a class of Series A-1 Cumulative Convertible Preferred Stock, which resolutions were incorporated into a Certificate of Rights and Preferences of Series A-1 Cumulative Convertible Preferred Stock that was filed with the Secretary of State of the State of Delaware on December 15, 2006.

4. The Board of Directors of the Company, pursuant to the authority expressly vested in it as aforesaid and pursuant to Section 151(g) of the Delaware General Corporation Law has adopted the following resolutions reducing the number of authorized shares of Series A-1 Cumulative Convertible Preferred Stock from 10,000 shares to 3,875 shares, the number of shares of Series A-1 Cumulative Convertible Preferred Stock, which are outstanding.

RESOLVED, that the number of shares of Series A-1 Cumulative Convertible Preferred Stock that the Company is authorized to issue is hereby reduced from 10,000 shares to 3,875 shares, the number of shares of Series A-1 Cumulative Convertible Preferred Stock, which are outstanding;

FURTHER RESOLVED, that to effectuate the previously described share reduction, the first "RESOLVED" paragraph and the Paragraph "1.-Number" of the Certificate of Rights and Preferences of Series A-1 Cumulative Convertible Preferred Stock that was filed with the Secretary of State of the State of Delaware, is hereby amended to read as follows:

> RESOLVED, that pursuant to authority expressly granted to and vested in the Board and pursuant to the provisions of the Certificate of Incorporation, the Board hereby creates a series of preferred stock, herein designated and authorized as the Series A-1 Cumulative Convertible

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:52 AM 09/07/2007
FILED 10:52 AM 09/07/2007
SRV 070994406 - 2797310 FILE

Preferred Stock, par value $0.01 per share, which shall consist of three thousand eight hundred seventy-five (3,875) of the ten million (10,000,000) shares of preferred stock (the "Series A-1 Preferred Stock") which the Company now has authority to issue, and the Board of Directors hereby fixes the powers, designations and preferences and the relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations and restrictions thereof as follows:

1. Number. The number of shares constituting the Series A-1 Cumulative Convertible Preferred Stock shall be three thousand eight hundred seventy-five (3,875).

FURTHER RESOLVED, that the statements contained in the foregoing resolutions amending the previously authorized and filed Certificate of Rights and Preferences of Series A-1 Cumulative Convertible Preferred Stock creating and designating the said Series A-1 Cumulative Convertible Preferred Stock and fixing the number, powers, preferences and relative, optional, participating, and other special rights and the qualifications, limitations, restrictions, and other distinguishing characteristics thereof shall, upon the effective date of said series, as amended, be deemed to be included in and be a part of the Certificate of Incorporation of the Company pursuant to the provisions of Sections 104 and 151 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Reducing the Number of Shares of the Series A-1 Cumulative Convertible Preferred Stock effective as of September 6, 2007.

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC

By: ______________________

Name: Matthew D. Rosen

Title: President and CEO

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:31 PM 03/28/2014
FILED 06:31 PM 03/28/2014
SRV 140401715 - 2797310 FILE

AMENDMENT
TO
CERTIFICATE OF RIGHTS AND PREFERENCES
OF
SERIES A-1 CUMULATIVE CONVERTIBLE PREFERRED STOCK
OF
FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.

Pursuant to Section 242 of the Delaware General Corporation Law and Section 5(B) of the Certificate of Rights and Preferences of Series A-1 Cumulative Convertible Preferred Stock of Fusion Telecommunications International, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company"), filed by the Secretary of State of the State of Delaware on December 15, 2006, hereby certifies that the following resolution was duly adopted by (a) the board of directors of the Company on February 8, 2014, (b) holders of a majority of the outstanding shares of the Company's Common Stock and Series B-2 Preferred Stock, voting as a single group, on March 28, 2014 and (c) holders of a majority of the outstanding shares of the Company's Series A-1 Cumulative Convertible Preferred Stock, voting as a group, on March 3, 2014:

RESOLVED, that the Certificate of Rights and Preferences of Series A-1 Cumulative Convertible Preferred Stock of Fusion Telecommunications International, Inc., as filed by the Secretary of State of the State of Delaware on December 15, 2006, be and the same is hereby amended by adding a new Section 6(H) thereto, to read as follows:

(H) Adjustments.

(i) If the Corporation, at any time while the Series A-1 Preferred Stock is outstanding: (a) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Corporation pursuant to this Series A-1 Preferred Stock), (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification of shares of the Common Stock any shares of Capital Stock of the Corporation, then the Preferred Conversion Price shall be adjusted by multiplying the then Preferred Conversion Price by a fraction the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the event and the denominator of which shall be the number of shares of Common Stock outstanding immediately following the event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

(ii) Calculations. All calculations under this Section 6(H) shall be made to the nearest cent or the nearest 1/100th of a share, as the case may

be. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the description of any such shares of Common Stock shall be considered on issue or sale of Common Stock. For purposes of this Section 6(H), the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) actually issued and outstanding.

IN WITNESS WHEREOF, this Amendment to Certificate of Rights and Preferences of Series A-1 Cumulative Convertible Preferred Stock has been signed on behalf of the Company this 28th day of March 2014.

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.

By: /s/ Philip Turits
Philip Turits, Secretary

ANNEX E

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:47 AM 05/09/2007
FILED 11:39 AM 05/09/2007
SRV 070539496 - 2797310 FILE

CERTIFICATE OF RIGHTS AND PREFERENCES
OF
SERIES A-2 CUMULATIVE CONVERTIBLE PREFERRED STOCK
OF
FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.

Pursuant to Section 151 of the Delaware General Corporation Law and Article Fourth, Section 2 of the Certificate of Incorporation (as amended, the "Certificate of Incorporation"), of Fusion Telecommunications International, Inc. (the "Company"), a corporation organized and existing under the laws of the State of Delaware, hereby certifies that the following resolution was duly adopted by the board of directors of the Company (the "Board") effective as of May 9, 2007 pursuant to authority conferred upon the Board by the Certificate of Incorporation, which authorizes the issuance of up to ten million (10,000,000) shares of preferred stock, par value $0.01 per share.

RESOLVED, that pursuant to authority expressly granted to and vested in the Board and pursuant to the provisions of the Certificate of Incorporation, the Board hereby creates a series of preferred stock, herein designated and authorized as the Series A-2 Cumulative Convertible Preferred Stock, par value $0.01 per share, which shall consist of four thousand (4,000) of the ten million (10,000,000) shares of preferred stock (the "Series A-2 Preferred Stock") which the Company now has authority to issue, and the Board of Directors hereby fixes the powers, designations and preferences and the relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations and restrictions thereof as follows:

1. Number. The number of shares constituting the Series A-2 Cumulative Convertible Preferred Stock shall be four thousand (4,000).

2. Definitions. Unless the context otherwise requires, when used herein the following terms shall have the meaning indicated.

"Acquiring Person" is defined in 6(G).

"AMEX" means the American Stock Exchange, provided, however, that if the American Stock Exchange is not then the principal U.S. trading market for the Common Stock, then "AMEX" shall be deemed to mean the principal U.S. national securities exchange (as defined in the Securities Exchange Act of 1934, as amended (the "Exchange Act") on which the Common Stock is then traded, or if such Common Stock is not then listed or admitted to trading on any national securities exchange but is designated as a Nasdaq Capital Market Security by the National Association of Securities Dealers, Inc. ("NASD"), then such market system, or if such Common Stock is not listed or quoted on any of the foregoing, then the OTC Bulletin Board.

"Board" means the Board of Directors of the Company.

"Business Day" means any day on which the Common Stock may be traded on the AMEX, or, if not admitted for trading on the AMEX, any day other than a Saturday, Sunday or holiday on which banks in New York City are required or permitted to be closed.

"Call Notice" is defined in 6(C).

"Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated) of capital or capital stock of such Person and (ii) with respect to any Person that is not a corporation, any and all partnership, limited partnership, limited liability company or other equity interests of such Person.

"Certificate" means this Certificate of Rights and Preferences of the Series A-2 Cumulative Convertible Preferred Stock.

"Certificate of Incorporation" means the Certificate of Incorporation of the Company, as amended.

"Change of Control" is defined in 6G.

"Common Stock" means the Company's common stock, par value $0.01 per share, and any Capital Stock for or into which such Common Stock hereafter is exchanged, converted, reclassified or recapitalized by the Company or pursuant to a Change of Control to which the Company is a party (or, at the election of the Acquiring Person, the capital stock of any Acquiring Person from and after the consummation of a Change of Control).

"Common Stock Equivalents" means (without duplication with any other Common Stock or common stock, as the case may be, or Common Stock Equivalents) rights, warrants, options, convertible securities or exchangeable securities, exercisable for or convertible or exchangeable into, directly or indirectly, Common Stock, or common stock, as the case may be, whether at the time of issuance or upon the passage of time or the occurrence of some future event.

"Company" means Fusion Telecommunications International, Inc., a Delaware corporation (or, if, as, and when applicable, any Acquiring Person from and after the consummation of a Change of Control).

"Company Conversion" is defined in Section 6(B)(i).

"Company Conversion Notice" is defined in Section 6(B)(i).

"Conversion Notice" is defined in Section 6(A)(i).

"Conversion Price" means $.83, subject to adjustment for stock splits, recombinations, stock dividends and the like as provided herein.

"Conversion Stock Amount" is defined in Section 6(A)(ii).

"Daily Market Price" means, on any date, the amount per share of the Common Stock equal to (i) the daily volume-weighted average price on the AMEX or, if no sale takes place on such date, the closing bid prices on the AMEX thereof on such date, in each case as reported by Bloomberg, L.P. (or by such other Person as the Company may select), or (ii) if such Common Stock is not then listed or admitted to trading on the AMEX, the higher of (x) the book value per share thereof as determined by any firm of independent public accountants of recognized standing selected by the Board as of the last calendar day of the most recent month ending before

the date as of which the determination is to be made or (y) the fair value per share thereof determined in good faith by an independent, nationally recognized appraisal firm selected by the Board, subject to adjustment for stock splits, recombinations, stock dividends and the like.

"Dividend Payment Date" is defined in Section 3(A).

"Dividend Period" is defined in Section 3(A).

"Dividend Rate" means a rate equal to the Stated Value multiplied by eight percent (8%) per annum.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Holder" shall mean a holder of the Series A-2 Preferred Stock.

"Issue Date" means with respect to any shares of the Series A-2 Preferred Stock the initial date of issuance of such shares of the Series A-2 Preferred Stock.

"Issue Date Price" means the price of Issuer's Common Stock determined on the date of the initial issuance of the shares of the Series A-2 Preferred Stock.

"Junior Securities" means Capital Stock that, with respect to dividends and distributions upon Liquidation, ranks junior to the Series A Preferred Shares, including but not limited to Common Stock and any other class or series of Capital Stock issued by the Company or any Subsidiary of the Company on or after the Issue Date, but excluding any Parity Securities and Senior Securities issued (i) to Holders of the Series A-2 Preferred Stock, (ii) with the approval of the Holders of a Majority of the Series A-2 Preferred Stock or (iii) upon the conversion, redemption or exercise of securities described in clause (i) or (ii) in accordance with the terms thereof.

"Liquidation" means the voluntary or involuntary liquidation, dissolution or winding up of the Company; provided, however, that a consolidation, merger or share exchange shall not be deemed a Liquidation, nor shall a sale, assignment, conveyance, transfer, lease or other disposition by the Company of all or substantially all of its assets, which does not involve a substantial distribution by the Company of cash or other property to the holders of Common Stock, be deemed to be a Liquidation.

"Liquidation Preference" is defined in Section 4.

"Majority of the Series A-2 Preferred Stock" means more than fifty percent (50%) of the then outstanding shares of the Series A-2 Preferred Stock.

"Other Securities" means any stock (other than Common Stock) and other securities of the Company or any other Person which the Holders of the Series A-2 Preferred Stock at any time shall be entitled to receive, or shall have received, upon conversion or redemption of the Series A-2 Preferred Stock in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities.

"Parity Securities" means any class or series of Capital Stock that, with respect to dividends or distributions upon Liquidation, is pari passu with all Series A-2 Preferred Shares. For the avoidance of doubt, each series of Series A Preferred Shares is a Parity Security with respect to each other series of Series A Preferred Shares.

"Person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

"Prevailing Price" means, with respect to any reference date, the average of the Daily Market Prices of the Common Stock for the thirty (30) Business Days ending on and including the third (3rd) Business Day before such reference date.

"Qualified Public Company" means a corporation meeting all of the following criteria: (i) the common stock of the corporation is registered under Section 12 of the Securities Exchange Act of 1934, as amended, (ii) the Prevailing Price shall be an amount greater than one dollar ($1) per share of Common Stock, and (iii) the average daily reported volume of trading in such common stock on all national securities exchanges, markets, services, and/or reported through the AMEX as reported by Bloomberg L.P. (or by such other Person as the Company may select) during the ninety (90) calendar days preceding the reference date exceeds twenty thousand (20,000) shares of Common Stock.

"Registered Common Stock" means Common Stock the resale of which has been registered under the Securities Act and is freely tradable upon delivery.

"Securities Act" means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

"Senior Securities" means any class or series of Capital Stock that, with respect to dividends or distributions upon Liquidation, ranks senior to the Series A-2 Preferred Stock.

"Series A-2 Preferred Stock" means the Series A-2 Cumulative Convertible Preferred Stock of the Company or any successor.

"Stated Value" is an amount equal to one thousand dollars ($1,000) per share of the Series A-2 Preferred Stock plus any accrued and unpaid dividends, whether or not declared and whether or not earnings are available in respect of such dividends. In the event the Company shall declare a distribution on the Common Stock payable in securities or property other than cash, the value of such securities or property will be the fair market value. Any securities shall be valued as follows: (i) if traded on a national securities exchange or through a Nasdaq market, the value shall be deemed to be the average of the closing prices of the securities on such exchange or system over the thirty (30) Business Day period ending three (3) calendar days prior to such declaration; (ii) if actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) Business Day period ending three (3) calendar days prior to such declaration; and (iii) if there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board.

"Subsidiary" of a Person means (i) a corporation, a majority of whose stock with voting power, under ordinary circumstances, to elect directors is at the time of determination, directly or indirectly, owned by such Person or by one or more Subsidiaries of such Person, or (ii) any other entity (other than a corporation) in which such Person or one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof has a least a majority ownership interest.

The foregoing definitions will be equally applicable to both the singular and plural forms of the defined terms.

3. Dividends and Distributions.

(A) Holders shall be entitled to receive out of the assets of the Company legally available for that purpose, dividends at the Dividend Rate to be paid in accordance with the terms of this Section 3. Such dividends shall be fully cumulative from the Issue Date, shall accumulate regardless of whether the Company earns a profit and shall be payable in arrears, when and as declared by the Board (or a duly appointed committee of directors), on January 1 of each year, (each such date being herein referred to as a "Dividend Payment Date"), commencing on January 1, 2008. The period from the Issue Date to January 1, 2008, and each annual period between consecutive Dividend Payment Dates shall hereinafter be referred to as a "Dividend Period." The dividend for any Dividend Period for any share of Series A-2 Preferred Stock that is not outstanding on every calendar day of the Dividend Period shall be prorated based on the number of calendar days such share was outstanding during the period. Each such dividend shall be paid to the Holders of record of the Series A-2 Preferred Stock as their names appear on the share register of the Company on the Dividend Payment Date. Dividends on account of arrears for any past Dividend Periods may be declared and paid at any time, without reference to any Dividend Payment Date (including, without limitation, for purposes of computing the Stated Value of any shares of Series A-2 Preferred Stock in connection with the conversion or redemption thereof or any Liquidation of the Company), to Holders of record on a date designated by the Board, not exceeding thirty (30) calendar days preceding the payment date thereof, as may be fixed by the Board. For purposes of determining the amount of dividends accrued as of the first Dividend Payment Date and as of any date that is not a Dividend Payment Date, such amount shall be calculated on the basis of the Dividend Rate for the actual number of calendar days elapsed from and excluding the Issue Date (in case of the first Dividend Payment Date and any date prior to the first Dividend Payment Date) or the last preceding Dividend Payment Date (in case of any other date) to the date as of which such determination is to be made, based on a three hundred sixty-five (365) day year.

(B) Subject to the following proviso, dividends payable on the Series A-2 Preferred Stock shall be paid, at the option of the Holder, in cash or by the issuance of Common Stock provided, however, that the Company may elect to make any payment of dividends by the issuance of Registered Common Stock on any Dividend Payment Date with 10 days' prior written notice to the Holder, if the Company is a Qualified Public Company on the Dividend Payment Date. The number of shares of Registered Common Stock to be issued shall be determined by dividing the cash amount of the dividend

otherwise payable by the Prevailing Price calculated as of such Dividend Payment Date, provided, however, except at the Company's option, in no event shall such price be less than the price set on the Issue Date; provided, further, if the Company shall combine, subdivide or reclassify its Common Stock, or shall declare any dividend payable in shares of its Common Stock, or shall take any other action of a similar nature affecting such shares, the number of shares of Registered Common Stock to be issued shall be adjusted to the extent appropriate to reflect such event, including appropriate adjustments to account for any such event that occurs during the period used for calculating such Prevailing Price. The number of shares of Registered Common Stock to be issued as a dividend shall be rounded to the nearest whole share after aggregating all shares of Series A-2 Preferred Stock owned by a Holder.

(C) If, on any Dividend Payment Date, the Company fails to pay dividends, then until the dividends that were scheduled to be paid on such date are paid, such dividends shall cumulate, but shall not accrue additional dividends. Unpaid dividends for any period less than a full Dividend Period shall cumulate on a day to day basis and shall be computed on the basis of a three hundred sixty-five (365) day year.

(D) So long as any shares of Series A-2 Preferred Stock shall be outstanding, (i) the Company, except for the payment of dividends or other cash distributions under a joint venture agreement or other strategic alliance with respect to which the Company and/or a Subsidiary is a party, shall not and shall not allow its Subsidiaries to declare or pay any dividend whatsoever, whether in cash, property or otherwise, set aside any cash or property for the payment of dividends, or make any other distribution on any Parity Securities, except for dividends paid to the Company or any of its wholly-owned Subsidiaries and dividends paid on the Series A Preferred Shares or (ii) the Company shall not and shall not allow its Subsidiaries to repurchase, redeem or otherwise acquire for value or set aside any cash or property for the repurchase or redemption of any Junior Securities or Parity Securities, unless in each such case all dividends to which the Holders of the Series A-2 Preferred Stock shall have been entitled to receive for all previous Dividend Periods shall have been paid.

(E) Subject to the immediately following sentence, the Company shall be entitled to deduct and withhold from any dividend on the Series A-2 Preferred Stock such amounts as the Company is required to deduct and withhold with respect to such dividend under the Internal Revenue Code of 1986, as amended, or any other provision of state, local or foreign tax law. In the event the Company or the Holder elects, pursuant to Section 3(B), to pay or be paid, as the case may be, a dividend on the Series A-2 Preferred Stock by issuing Registered Common Stock or Common Stock, as the case may be, to a Holder, (i) the Company shall deliver the number of shares of Registered Common Stock or Common Stock, as the case may be, that would be delivered to a Holder pursuant to Section 3(B) in the absence of any requirement under applicable law to deduct and withhold any amount with respect to such dividend and (ii) on the Business Day following the Dividend Payment Date, Holder shall transfer to the Company by wire transfer of immediately available funds an amount equal to what the Company is required under applicable law to deduct and withhold with respect to such dividend. For purposes

of determining the withholding amount, the dividend value shall be determined under Section 3(B) hereof.

4. Liquidation Preference. In the event of any Liquidation, after payment or provision for payment by the Company of the debts and other liabilities of the Company and the liquidation preference of any Senior Securities that rank senior to the Series A-2 Preferred Stock with respect to distributions upon Liquidation, each Holder shall be entitled to receive an amount in cash for each share of the then outstanding Series A-2 Preferred Stock held by such Holder equal to the greater of (a) the Stated Value per share to and including the date full payment is tendered to the Holders with respect to such Liquidation, and (b) the amount the Holders would have received if the Holders had converted all outstanding shares of Series A-2 Preferred Stock into Common Stock in accordance with the provisions of Section 6(A) hereof, in each case as of the Business Day immediately preceding the date of such Liquidation (the "Liquidation Preference"), before any distribution shall be made to the holders of any Junior Securities (and any Senior Securities or Parity Securities that, with respect to distributions upon Liquidation, rank junior to the Series A-2 Preferred Stock) upon the Liquidation of the Company. In case the assets of the Company available for payment to the Holders are insufficient to pay the full Liquidation Preference on all outstanding shares of the Series A-2 Preferred Stock and all outstanding shares of Parity Securities and Senior Securities that, with respect to distributions upon Liquidation, are pari passu with the Series A-2 Preferred Stock in the amounts to which the holders of such shares are entitled, then the entire assets of the Company available for payment to the Holders and to the holders of such Parity Securities and Senior Securities shall be distributed ratably among the Holders of the Series A-2 Preferred Stock and the holders of such Parity Securities and Senior Securities, based upon the aggregate amount due on such shares upon Liquidation. Written notice of any Liquidation of the Company, stating a payment date and the place where the distributable amounts shall be payable, shall be given by facsimile and overnight delivery not less than ten (10) calendar days prior to the payment date stated therein, to the Holders of record of the Series A-2 Preferred Stock, if any, at their respective addresses as the same shall appear on the books of the Company.

5. Voting Rights. The Holders shall have the following voting rights with respect to the Series A-2 Preferred Stock:

(A) Each share of Series A-2 Preferred Stock shall entitle the holder thereof to the voting rights specified in Section 5(B) and no other voting rights except as required by law.

(B) The consent of the Holders of at least a Majority of the Series A-2 Preferred Stock, voting separately as a single class with one vote per share, in person or by proxy, either in writing without a meeting or at an annual or a special meeting of such Holders called for the purpose, shall be necessary to:

(i) amend, alter or repeal, by way of merger or otherwise, any of the provisions of the Certificate of Incorporation, including this Certificate, or Bylaws of the Company so as to:

A. change any of the rights, preferences or privileges of Holders. Without limiting the generality of the preceding sentence, such change includes any action that would:

1. reduce the Dividend Rate on the Series A-2 Preferred Stock, or make such dividends non-cumulative, or defer the date from which dividends will accrue, or cancel accrued and unpaid dividends, or change the relative seniority rights of the holders of Series A-2 Preferred Stock as to the payment of dividends in relation to the holders of any other capital stock of the Company;

2. reduce the amount payable to the holders of the Series A-2 Preferred Stock upon the voluntary or involuntary liquidation, dissolution, or winding up of the Company, or change the relative seniority of the liquidation preferences of the holders of the Series A-2 Preferred Stock to the rights upon liquidation of the holders of any other capital stock of the Company;

3. make the Series A-2 Preferred Stock redeemable at the option of the Company other than in accordance with the terms of this Certificate.

B. authorize, create or issue any shares of Parity Securities or Senior Securities (or amend the provisions of any existing class of Capital Stock to make such class of Capital Stock a class of Parity Securities or Senior Securities).

(ii) permit any Subsidiary of the Company to issue or sell, or obligate itself to issue or sell, except to the Company or any wholly owned Subsidiary, any security of such Subsidiaries or all or substantially all of the assets of any Subsidiary other than sales of assets on an arm's-length, fair market value basis; or

(iii) increase or decrease (other than by redemption or conversion) the total number of authorized shares of Series A-2 Preferred Stock or amend any provisions of any Capital Stock so as to make such Capital Stock redeemable by the Company.

6. Conversion and Call Rights.

(A) Procedure for Conversion.

(i) General. Shares of Series A-2 Preferred Stock are convertible at the option of the Holder thereof at any time, from time to time, in whole or in part, as follows:

A. The conversion of shares of Series A-2 Preferred Stock may be effected by delivering a duly executed written Series A-2 Preferred Stock Conversion Notice, in form and substance as provided by the Company (the "Conversion Notice"), to the Company, at its principal office specifying the number of shares of Series A-2 Preferred Stock to be converted and surrendering the certificate representing the shares of Series A-2 Preferred Stock to be converted.

B. As soon as practicable after each such conversion of Series A-2 Preferred Stock, but not later than five (5) Business Days from the receipt of the Conversion Notice, the Company shall deliver to such Holder at the address specified in the Conversion Notice the Conversion Stock Amount of duly authorized, validly issued, fully paid and nonassessable shares of Registered Common Stock (or Other Securities or, with such Holder's express written consent, unregistered Common Stock).

C. Notwithstanding anything in the Certificate to the contrary, if such Holder does not consent to accept unregistered Common Stock, then such Holder's Notice of Conversion shall be deemed, without any further action, to have been withdrawn. Moreover, in no event, shall any conversion under the Certificate be settled in cash.

(ii) Conversion for stock. Subject to the previous sub-paragraph, such shares of stock shall be converted into that number of shares of Registered Common Stock (or at the sole election of the Holder, unregistered Common Stock) equal to (A) the aggregate Stated Value of such shares divided by (B) the Conversion Price (the "Conversion Stock Amount"). It shall be a condition of either the Company or the converting Holder's obligation to close the conversion of the Series A-2 Preferred Stock that such conversion be in accordance with applicable federal and state securities laws and any applicable waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall have expired or been terminated without litigation having been commenced that is continuing, or threat of litigation having been made that remains unresolved, by the United States Department of Justice or the United States Federal Trade Commission.

(iii) Holder of record. Each conversion of Series A-2 Preferred Stock shall be deemed to have been effected immediately before the close of business on the Business Day on which the Conversion Notice is delivered, and at such time the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock (or Other Securities) shall be issuable upon such conversion as provided herein shall be deemed to have become the holder or holders of record thereof.

(iv) Partial conversion. If any conversion is for only part of the shares represented by the certificate surrendered, the Company shall send a new Series A-2 Preferred Stock certificate of like tenor via certified or registered mail RRR

or reputable overnight courier to such address specified by the Holder, calling in the aggregate on the face or faces thereof for the number of shares of Series A-2 Preferred Stock which have not been converted.

(B) Procedure for Conversion by the Company.

(i) Conversion by the Company. Shares of Series A-2 Preferred Stock may be converted by the Company (a "Company Conversion") in whole or in part for Common Stock as follows

A. From and after the first anniversary of the Closing Date, the Company may require the Holders to convert, on a pro rata basis as among the holders of Series A-2 Preferred Shares, shares of Series A-2 Preferred Shares held by such holders on any of March 31, June 30, September 30 and December 31 of each year by delivering a conversion notice to the Holders, at least ten (10) days prior to such conversion and substantially in the form as provided by the Company (a "Company Conversion Notice"), provided that (x) the average of the Daily Market Prices of the Common Stock for the ninety (90) calendar days ended immediately prior to such Conversion Notice is an amount greater than two hundred twenty percent (220%) of the Conversion Price or (y) after the fifth anniversary of the Closing Date, the Prevailing Price shall be an amount greater than the Issue Date Price. The number of Series A Preferred Shares so converted under clause (x) may not exceed the number that would be converted for a quantity of shares of Common Stock greater than eight (8) times the average daily reported volume of trading in the Common Stock on all national securities exchanges, Nasdaq market, service, and/or reported through the AMEX as reported by Bloomberg L.P. (or by such other Person as the Company may select) during the ninety (90) calendar days ending one day prior to the Conversion Notice Date concerning a conversion under clause (x). The conversion price under clause (x) shall be determined in accordance with Section 6(A)(ii). The conversion price under clause (y) shall be the Prevailing Price, provided, that the Prevailing Price is greater than the Conversion Price. In the event that the Conversion Price is greater than the Prevailing Price, then the conversion price shall be the Conversion Price.

(C) Five Year Call Right. From and after the fifth anniversary of the date on which the Registration Requirement has been satisfied, the Company may from time-to-time issue a call notice to the holders of the Series A-2 Preferred Shares (the "Call Notice"). Such Call Notice, at the Company's discretion, may be for all or a portion of the Series A-2 Preferred Shares. On or before the tenth (10th) Business Day following the date of the Call Notice, the holders of the Series A-2 Preferred Shares shall deliver to the Company, all, or, in the case of a Call Notice concerning a portion of the Series A-2 Preferred Shares, on a pro rata basis as provided in the Call Notice, based on the number of shares of Series A-2 Preferred Shares held by each holder, Series A-2 Preferred Shares with an aggregate Stated Value equal to the amount designated in the Call Notice. The

Company shall promptly thereafter pay, by wire transfer of immediately available funds, an amount to each such holder equal to the aggregate Stated Value of all such Series A-2 Preferred Shares delivered by such holder.

(D) The Company shall at all times reserve for issuance such number of its shares of Common Stock as shall be required hereunder.

(E) The Company will use its best efforts to procure, at its sole expense, the listing of the Common Stock issuable upon conversion or redemption of the Series A-2 Preferred Stock and shares issuable as dividends hereunder, subject to issuance or notice of issuance, on all stock exchanges, markets, and quotation service on which the Common Stock is then listed or quoted, no later than the date on which such Series A-2 Preferred Stock is issued to the Holder and thereafter shall use its best efforts to prevent delisting or removal from quotation of such shares. The Company will pay any and all documentary stamp or similar issue or transfer taxes that may be payable in respect of the issuance or delivery of shares of Common Stock on conversion or redemption of shares of the Series A-2 Preferred Stock. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involving the issue and delivery of shares of Common Stock in a name other than that in which the shares of Series A-2 Preferred Stock so converted or redeemed were registered, and no such issue and delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of any such tax, or has established, to the reasonable satisfaction of the Company, that such tax has been paid.

(F) No fractional shares or scrip representing fractional shares shall be issued upon the conversion or redemption of the Series A-2 Preferred Stock. If any such conversion or redemption would otherwise require the issuance of a fractional share of Common Stock, an amount equal to such fraction multiplied by the current Daily Market Price per share of Common Stock on the date of conversion or redemption shall be paid to the Holder in cash by the Company. If more than one share of Series A-2 Preferred Stock shall be surrendered for conversion or redemption at one time by or for the same Holder, the number of full shares of Common Stock issuable upon conversion or redemption thereof shall be computed on the basis of the aggregate number of shares of Series A-2 Preferred Stock so surrendered.

(G) Change of Control. In case the Company on or after the Issue Date is party to any (a) acquisition of the Company by means of merger or other form of corporate reorganization in which outstanding shares of the Company are exchanged for securities or other consideration issued, or caused to be issued, by the Acquiring Person, herein defined, or its Parent, herein defined, Subsidiary, herein defined, or affiliate, (b) a sale of all or substantially all of the assets of the Company (on a consolidated basis) in a single transaction or series of related transactions, (c) any other transaction or series of related transactions by the Company or relating to the Common Stock (including without limitation, any stock purchase or tender or exchange offer) in which the power to cast the majority of the eligible votes at a meeting of the Company's stockholders at which directors are elected is transferred to a single entity or group acting in concert, or (d) a capital reorganization or reclassification of the Common Stock or other securities (other

than a reorganization or reclassification in which the Common Stock or other securities are not converted into or exchanged for cash or other property, and, immediately after consummation of such transaction, the stockholders of the Company immediately prior to such transaction own the Common Stock, other securities or other voting stock of the Company in substantially the same proportions relative to each other as such stockholders owned immediately prior to such transaction), then, and in the case of each such transaction (each of which is referred to herein as "Change in Control"), proper provision shall be made so that, at the option of the Acquiring Person and upon fifteen days' notice to the Company and the Holder prior to the consummation of the Change of Control, either (i) the Acquiring Person expressly agrees to assume all of the Company's obligations under the Series A-2 Preferred Stock or (ii) the Holder has fifteen (15) days in which to exercise its conversion rights under the Series A-2 Preferred Stock. If Holder does not exercise its rights during such fifteen (15) day period, all rights under the Series A-2 Preferred Stock shall terminate and the Series A-2 Preferred Stock shall be deemed cancelled. The Company, to the extent feasible, shall provide the Holder with thirty (30) days' notice of the consummation of any Change of Control. Subject to the foregoing, on or before the closing date under the agreement entered into with an Acquiring Person resulting in a Change in Control, the Company, if applicable, shall deliver to the Holder written notice that the Acquiring Person has assumed such obligations. "Acquiring Person" means, in connection with any Change in Control, (i) the continuing or surviving corporation of a consolidation or merger with the Company (if other than the Company), (ii) the transferee of all or substantially all of the properties or assets of the Company, (iii) the corporation consolidating with or merging into the Company in a consolidation or merger in connection with which the Common Stock is changed into or exchanged for stock or other securities of any other Person or cash or any other property, (iv) the entity or group (other than Holder or any of its affiliates) acting in concert acquiring or possessing the power to cast the majority of the eligible votes at a meeting of the Company 's stockholders at which directors are elected, or, (v) in the case of a capital reorganization or reclassification, the Company, or (vi) at the Holder's election, any Person that (A) controls the Acquiring Person directly or indirectly through one or more intermediaries, (B) is required to include the Acquiring Person in the consolidated financial statements contained in such Parent's Annual Report on Form 10-K (if such Person is required to file such a report) or would be required to so include the Acquiring Person in such Person's consolidated financial statements if they were prepared in accordance with U.S. GAAP and (C) is not itself included in the consolidated financial statements of any other Person (other than its consolidated subsidiaries). "Parent" shall mean any corporation (other than the Acquiring Person) in an unbroken chain of corporations ending with the Acquiring Person, provided each corporation in the unbroken chain (other than the Acquiring Person) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. "Subsidiary" shall mean any corporation at least 50% of whose outstanding voting stock shall at the time be owned directly or indirectly by the Acquiring Person or by one or more Subsidiaries.

7. Status of Converted and Redeemed Shares: Limitations on Series A-2 Preferred Stock. The Company shall return to the status of unauthorized and undesignated shares of Series A-2 Preferred Stock each share of Series A-2 Preferred Stock which shall be converted,

redeemed or for any other reason acquired by the Company, and such shares thereafter may have such characteristics and designations as the Board may determine. Without the consent of Majority of the Series A-2 Preferred Stock, the Company will not issue any further shares of Series A-2 Preferred Stock.

[The rest of this page is intentionally left blank.]

IN WITNESS WHEREOF, this Certificate of Rights and Preferences has been signed on behalf of the Company by the undersigned, all as of the date first set forth above.

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.

/s/ Matt D. Rosen

Name: Matt D. Rosen

Title: President and CEO

Certificate Reducing the Number of Authorized Shares of Series A-2 Cumulative Convertible Preferred Stock

It is hereby certified that:

1. The name of the corporation is Fusion Telecommunications International, Inc. ("Company").

2. The Company's certificate of incorporation, as amended, authorizes the issuance of ten million (10,000,000) shares of preferred stock, par value $0.01 per share, and expressly vests in the Board of Directors of the Company the authority provided therein to issue any or all of said shares in one or more series and by resolution or resolutions, the designation, number, full or limited voting powers, or the denial of voting powers, preferences and relative, participating, optional, and other special tights and the qualifications, limitations, restrictions, and other distinguishing characteristics of each series to be issued.

3. The Board of Directors of the Company, pursuant to the authority expressly vested in it as aforesaid had previously adopted resolutions creating a class of Series A-2 Cumulative Convertible Preferred Stock, which resolutions were incorporated into a Certificate of Rights and Preferences of Series A-2 Cumulative Convertible Preferred Stock that was filed with the Secretary of State of the State of Delaware on May 9, 2007.

4. The Board of Directors of the Company, pursuant to the authority expressly vested in it as aforesaid and pursuant to Section 151(g) of the Delaware General Corporation Law has adopted the following resolutions reducing the number of authorized shares of Series A-2 Cumulative Convertible Preferred Stock from 4,000 shares to 3,375 shares, the number of shares of Series A-2 Cumulative Convertible Preferred Stock, which are outstanding.

RESOLVED, that the number of shares of Series A-2 Cumulative Convertible Preferred Stock that the Company is authorized to issue is hereby reduced from 4,000 shares to 3,375 shares, the number of shares of Series A-2 Cumulative Convertible Preferred Stock, which are outstanding;

FURTHER RESOLVED, that to effectuate the previously described share reduction, the first "RESOLVED" paragraph and the Paragraph "1.-Number" of the Certificate of Rights and Preferences of Series A-2 Cumulative Convertible Preferred Stock that was filed with the Secretary of State of the State of Delaware, is hereby amended to read as follows:

> RESOLVED, that pursuant to authority expressly granted to and vested in the Board and pursuant to the provisions of the Certificate of Incorporation, the Board hereby creates a series of preferred stock, herein designated and authorized as the Series A-2 Cumulative Convertible

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:52 AM 09/07/2007
FILED 10:53 AM 09/07/2007
SRV 070994409 - 2797310 FILE

Preferred Stock, par value $0.01 per share, which shall consist of three thousand three hundred seventy-five (3,375) of the ten million (10,000,000) shares of preferred stock (the "Series A-2 Preferred Stock") which the Company now has authority to issue, and the Board of Directors hereby fixes the powers, designations and preferences and the relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations and restrictions thereof as follows:

1. Number. The number of shares constituting the Series A-2 Cumulative Convertible Preferred Stock shall be three thousand three hundred seventy-five (3,375).

FURTHER RESOLVED, that the statements contained in the foregoing resolutions amending the previously authorized and filed Certificate of Rights and Preferences of Series A-2 Cumulative Convertible Preferred Stock creating and designating the said Series A-2 Cumulative Convertible Preferred Stock and fixing the number, powers, preferences and relative, optional, participating, and other special rights and the qualifications, limitations, restrictions, and other distinguishing characteristics thereof shall, upon the effective date of said series, as amended, be deemed to be included in and be a part of the Certificate of Incorporation of the Company pursuant to the provisions of Sections 104 and 151 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Reducing the Number of Shares of the Series A-2 Cumulative Convertible Preferred Stock effective as of September 6, 2007.

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC

By: ______________________

Name: Matthew D. Rosen

Title: President & CEO

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:31 PM 03/28/2014
FILED 06:32 PM 03/28/2014
SRV 140401723 - 2797310 FILE

AMENDMENT
TO
CERTIFICATE OF RIGHTS AND PREFERENCES
OF
SERIES A-2 CUMULATIVE CONVERTIBLE PREFERRED STOCK
OF
FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.

Pursuant to Section 242 of the Delaware General Corporation Law and Section 5(B) of the Certificate of Rights and Preferences of Series A-2 Cumulative Convertible Preferred Stock of Fusion Telecommunications International, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company"), filed by the Secretary of State of the State of Delaware on May 9, 2007, hereby certifies that the following resolution was duly adopted by (a) the board of directors of the Company on February 8, 2014, (b) holders of a majority of the outstanding shares of the Company's Common Stock and Series B-2 Preferred Stock, voting as a single group, on March 28, 2014 and (c) holders of a majority of the outstanding shares of the Company's Series A-2 Cumulative Convertible Preferred Stock, voting as a group, on March 3, 2014:

RESOLVED, that the Certificate of Rights and Preferences of Series A-2 Cumulative Convertible Preferred Stock of Fusion Telecommunications International, Inc., as filed by the Secretary of State of the State of Delaware on May 9, 2007, be and the same is hereby amended by adding a new Section 6(H) thereto, to read as follows:

(H) Adjustments.

(i) If the Corporation, at any time while the Series A-2 Preferred Stock is outstanding: (a) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Corporation pursuant to this Series A-2 Preferred Stock), (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification of shares of the Common Stock any shares of Capital Stock of the Corporation, then the Preferred Conversion Price shall be adjusted by multiplying the then Preferred Conversion Price by a fraction the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the event and the denominator of which shall be the number of shares of Common Stock outstanding immediately following the event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

(ii) Calculations. All calculations under this Section 6(H) shall be made to the nearest cent or the nearest 1/100th of a share, as the case may

be. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the description of any such shares of Common Stock shall be considered on issue or sale of Common Stock. For purposes of this Section 6(H), the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) actually issued and outstanding.

IN WITNESS WHEREOF, this Amendment to Certificate of Rights and Preferences of Series A-2 Cumulative Convertible Preferred Stock has been signed on behalf of the Company this 28th day of March 2014.

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.

By: /s/ Philip Turits
Philip Turits, Secretary

ANNEX F

CERTIFICATE OF RIGHTS AND PREFERENCES
OF
SERIES A-3 CUMULATIVE CONVERTIBLE PREFERRED STOCK
OF
FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.

Pursuant to Section 151 of the Delaware General Corporation Law and Article Fourth, Section 2 of the Certificate of Incorporation (as amended, the "Certificate of Incorporation"), of Fusion Telecommunications International, Inc. (the "Company"), a corporation organized and existing under the laws of the State of Delaware, hereby certifies that the following resolution was duly adopted by the board of directors of the Company (the "Board") effective as of May 9, 2007 pursuant to authority conferred upon the Board by the Certificate of Incorporation, which authorizes the issuance of up to ten million (10,000,000) shares of preferred stock, par value $0.01 per share.

RESOLVED, that pursuant to authority expressly granted to and vested in the Board and pursuant to the provisions of the Certificate of Incorporation, the Board hereby creates a series of preferred stock, herein designated and authorized as the Series A-3 Cumulative Convertible Preferred Stock, par value $0.01 per share, which shall consist of seven hundred (700) of the ten million (10,000,000) shares of preferred stock (the "Series A-3 Preferred Stock") which the Company now has authority to issue, and the Board of Directors hereby fixes the powers, designations and preferences and the relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations and restrictions thereof as follows:

1. Number. The number of shares constituting the Series A-3 Cumulative Convertible Preferred Stock shall be seven hundred (700).

2. Definitions. Unless the context otherwise requires, when used herein the following terms shall have the meaning indicated.

"Acquiring Person" is defined in 6(G).

"AMEX" means the American Stock Exchange, provided, however, that if the American Stock Exchange is not then the principal U.S. trading market for the Common Stock, then "AMEX" shall be deemed to mean the principal U.S. national securities exchange (as defined in the Securities Exchange Act of 1934, as amended (the "Exchange Act") on which the Common Stock is then traded, or if such Common Stock is not then listed or admitted to trading on any national securities exchange but is designated as a Nasdaq Capital Market Security by the National Association of Securities Dealers, Inc. ("NASD"), then such market system, or if such Common Stock is not listed or quoted on any of the foregoing, then the OTC Bulletin Board.

"Board" means the Board of Directors of the Company.

"Business Day" means any day on which the Common Stock may be traded on the AMEX, or, if not admitted for trading on the AMEX, any day other than a Saturday, Sunday or holiday on which banks in New York City are required or permitted to be closed.

"Call Notice" is defined in 6(C).

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:52 AM 09/07/2007
FILED 10:54 AM 09/07/2007
SRV 070994414 - 2797310 FILE

"Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated) of capital or capital stock of such Person and (ii) with respect to any Person that is not a corporation, any and all partnership, limited partnership, limited liability company or other equity interests of such Person.

"Certificate" means this Certificate of Rights and Preferences of the Series A-3 Cumulative Convertible Preferred Stock.

"Certificate of Incorporation" means the Certificate of Incorporation of the Company, as amended.

"Change of Control" is defined in 6G.

"Common Stock" means the Company's common stock, par value $0.01 per share, and any Capital Stock for or into which such Common Stock hereafter is exchanged, converted, reclassified or recapitalized by the Company or pursuant to a Change of Control to which the Company is a party (or, at the election of the Acquiring Person, the capital stock of any Acquiring Person from and after the consummation of a Change of Control).

"Common Stock Equivalents" means (without duplication with any other Common Stock or common stock, as the case may be, or Common Stock Equivalents) rights, warrants, options, convertible securities or exchangeable securities, exercisable for or convertible or exchangeable into, directly or indirectly, Common Stock, or common stock, as the case may be, whether at the time of issuance or upon the passage of time or the occurrence of some future event.

"Company" means Fusion Telecommunications International, Inc., a Delaware corporation (or, if, as, and when applicable, any Acquiring Person from and after the consummation of a Change of Control).

"Company Conversion" is defined in Section 6(B)(i).

"Company Conversion Notice" is defined in Section 6(B)(i).

"Conversion Notice" is defined in Section 6(A)(i).

"Conversion Price" means $.83, subject to adjustment for stock splits, recombinations, stock dividends and the like as provided herein.

"Conversion Stock Amount" is defined in Section 6(A)(ii).

"Daily Market Price" means, on any date, the amount per share of the Common Stock equal to (i) the daily volume-weighted average price on the AMEX or, if no sale takes place on such date, the closing bid prices on the AMEX thereof on such date, in each case as reported by Bloomberg, L.P. (or by such other Person as the Company may select), or (ii) if such Common Stock is not then listed or admitted to trading on the AMEX, the higher of (x) the book value per share thereof as determined by any firm of independent public accountants of recognized standing selected by the Board as of the last calendar day of the most recent month ending before

the date as of which the determination is to be made or (y) the fair value per share thereof determined in good faith by an independent, nationally recognized appraisal firm selected by the Board, subject to adjustment for stock splits, recombinations, stock dividends and the like.

"Dividend Payment Date" is defined in Section 3(A).

"Dividend Period" is defined in Section 3(A).

"Dividend Rate" means a rate equal to the Stated Value multiplied by eight percent (8%) per annum.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Holder" shall mean a holder of the Series A-3 Preferred Stock.

"Issue Date" means with respect to any shares of the Series A-3 Preferred Stock the initial date of issuance of such shares of the Series A-3 Preferred Stock.

"Issue Date Price" means the price of Issuer's Common Stock determined on the date of the initial issuance of the shares of the Series A-3 Preferred Stock.

"Junior Securities" means Capital Stock that, with respect to dividends and distributions upon Liquidation, ranks junior to the Series A Preferred Shares, including but not limited to Common Stock and any other class or series of Capital Stock issued by the Company or any Subsidiary of the Company on or after the Issue Date, but excluding any Parity Securities and Senior Securities issued (i) to Holders of the Series A-3 Preferred Stock, (ii) with the approval of the Holders of a Majority of the Series A-3 Preferred Stock or (iii) upon the conversion, redemption or exercise of securities described in clause (i) or (ii) in accordance with the terms thereof.

"Liquidation" means the voluntary or involuntary liquidation, dissolution or winding up of the Company; provided, however, that a consolidation, merger or share exchange shall not be deemed a Liquidation, nor shall a sale, assignment, conveyance, transfer, lease or other disposition by the Company of all or substantially all of its assets, which does not involve a substantial distribution by the Company of cash or other property to the holders of Common Stock, be deemed to be a Liquidation.

"Liquidation Preference" is defined in Section 4.

"Majority of the Series A-3 Preferred Stock" means more than fifty percent (50%) of the then outstanding shares of the Series A-3 Preferred Stock.

"Other Securities" means any stock (other than Common Stock) and other securities of the Company or any other Person which the Holders of the Series A-3 Preferred Stock at any time shall be entitled to receive, or shall have received, upon conversion or redemption of the Series A-3 Preferred Stock in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities.

"Parity Securities" means any class or series of Capital Stock that, with respect to dividends or distributions upon Liquidation, is pari passu with all Series A-3 Preferred Shares. For the avoidance of doubt, each series of Series A Preferred Shares is a Parity Security with respect to each other series of Series A Preferred Shares.

"Person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

"Prevailing Price" means, with respect to any reference date, the average of the Daily Market Prices of the Common Stock for the thirty (30) Business Days ending on and including the third (3rd) Business Day before such reference date.

"Qualified Public Company" means a corporation meeting all of the following criteria: (i) the common stock of the corporation is registered under Section 12 of the Securities Exchange Act of 1934, as amended, (ii) the Prevailing Price shall be an amount greater than one dollar ($1) per share of Common Stock, and (iii) the average daily reported volume of trading in such common stock on all national securities exchanges, markets, services, and/or reported through the AMEX as reported by Bloomberg L.P. (or by such other Person as the Company may select) during the ninety (90) calendar days preceding the reference date exceeds twenty thousand (20,000) shares of Common Stock.

"Registered Common Stock" means Common Stock the resale of which has been registered under the Securities Act and is freely tradable upon delivery.

"Securities Act" means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

"Senior Securities" means any class or series of Capital Stock that, with respect to dividends or distributions upon Liquidation, ranks senior to the Series A-3 Preferred Stock.

"Series A-3 Preferred Stock" means the Series A-3 Cumulative Convertible Preferred Stock of the Company or any successor.

"Stated Value" is an amount equal to one thousand dollars ($1,000) per share of the Series A-3 Preferred Stock plus any accrued and unpaid dividends, whether or not declared and whether or not earnings are available in respect of such dividends. In the event the Company shall declare a distribution on the Common Stock payable in securities or property other than cash, the value of such securities or property will be the fair market value. Any securities shall be valued as follows: (i) if traded on a national securities exchange or through a Nasdaq market, the value shall be deemed to be the average of the closing prices of the securities on such exchange or system over the thirty (30) Business Day period ending three (3) calendar days prior to such declaration; (ii) if actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) Business Day period ending three (3) calendar days prior to such declaration; and (iii) if there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board.

"Subsidiary" of a Person means (i) a corporation, a majority of whose stock with voting power, under ordinary circumstances, to elect directors is at the time of determination, directly or indirectly, owned by such Person or by one or more Subsidiaries of such Person, or (ii) any other entity (other than a corporation) in which such Person or one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof has a least a majority ownership interest.

The foregoing definitions will be equally applicable to both the singular and plural forms of the defined terms.

3. Dividends and Distributions.

(A) Holders shall be entitled to receive out of the assets of the Company legally available for that purpose, dividends at the Dividend Rate to be paid in accordance with the terms of this Section 3. Such dividends shall be fully cumulative from the Issue Date, shall accumulate regardless of whether the Company earns a profit and shall be payable in arrears, when and as declared by the Board (or a duly appointed committee of directors), on January 1 of each year, (each such date being herein referred to as a "Dividend Payment Date"), commencing on January 1, 2008. The period from the Issue Date to January 1, 2008, and each annual period between consecutive Dividend Payment Dates shall hereinafter be referred to as a "Dividend Period." The dividend for any Dividend Period for any share of Series A-3 Preferred Stock that is not outstanding on every calendar day of the Dividend Period shall be prorated based on the number of calendar days such share was outstanding during the period. Each such dividend shall be paid to the Holders of record of the Series A-3 Preferred Stock as their names appear on the share register of the Company on the Dividend Payment Date. Dividends on account of arrears for any past Dividend Periods may be declared and paid at any time, without reference to any Dividend Payment Date (including, without limitation, for purposes of computing the Stated Value of any shares of Series A-3 Preferred Stock in connection with the conversion or redemption thereof or any Liquidation of the Company), to Holders of record on a date designated by the Board, not exceeding thirty (30) calendar days preceding the payment date thereof, as may be fixed by the Board. For purposes of determining the amount of dividends accrued as of the first Dividend Payment Date and as of any date that is not a Dividend Payment Date, such amount shall be calculated on the basis of the Dividend Rate for the actual number of calendar days elapsed from and excluding the Issue Date (in case of the first Dividend Payment Date and any date prior to the first Dividend Payment Date) or the last preceding Dividend Payment Date (in case of any other date) to the date as of which such determination is to be made, based on a three hundred sixty-five (365) day year.

(B) Subject to the following proviso, dividends payable on the Series A-3 Preferred Stock shall be paid, at the option of the Holder, in cash or by the issuance of Common Stock provided, however, that the Company may elect to make any payment of dividends by the issuance of Registered Common Stock on any Dividend Payment Date with 10 days' prior written notice to the Holder, if the Company is a Qualified Public Company on the Dividend Payment Date. The number of shares of Registered Common Stock to be issued shall be determined by dividing the cash amount of the dividend

otherwise payable by the Prevailing Price calculated as of such Dividend Payment Date, provided, however, except at the Company's option, in no event shall such price be less than the price set on the Issue Date; provided, further, if the Company shall combine, subdivide or reclassify its Common Stock, or shall declare any dividend payable in shares of its Common Stock, or shall take any other action of a similar nature affecting such shares, the number of shares of Registered Common Stock to be issued shall be adjusted to the extent appropriate to reflect such event, including appropriate adjustments to account for any such event that occurs during the period used for calculating such Prevailing Price. The number of shares of Registered Common Stock to be issued as a dividend shall be rounded to the nearest whole share after aggregating all shares of Series A-3 Preferred Stock owned by a Holder.

(C) If, on any Dividend Payment Date, the Company fails to pay dividends, then until the dividends that were scheduled to be paid on such date are paid, such dividends shall cumulate, but shall not accrue additional dividends. Unpaid dividends for any period less than a full Dividend Period shall cumulate on a day to day basis and shall be computed on the basis of a three hundred sixty-five (365) day year.

(D) So long as any shares of Series A-3 Preferred Stock shall be outstanding, (i) the Company, except for the payment of dividends or other cash distributions under a joint venture agreement or other strategic alliance with respect to which the Company and/or a Subsidiary is a party, shall not and shall not allow its Subsidiaries to declare or pay any dividend whatsoever, whether in cash, property or otherwise, set aside any cash or property for the payment of dividends, or make any other distribution on any Parity Securities, except for dividends paid to the Company or any of its wholly-owned Subsidiaries and dividends paid on the Series A Preferred Shares or (ii) the Company shall not and shall not allow its Subsidiaries to repurchase, redeem or otherwise acquire for value or set aside any cash or property for the repurchase or redemption of any Junior Securities or Parity Securities, unless in each such case all dividends to which the Holders of the Series A-3 Preferred Stock shall have been entitled to receive for all previous Dividend Periods shall have been paid.

(E) Subject to the immediately following sentence, the Company shall be entitled to deduct and withhold from any dividend on the Series A-3 Preferred Stock such amounts as the Company is required to deduct and withhold with respect to such dividend under the Internal Revenue Code of 1986, as amended, or any other provision of state, local or foreign tax law. In the event the Company or the Holder elects, pursuant to Section 3(B), to pay or be paid, as the case may be, a dividend on the Series A-3 Preferred Stock by issuing Registered Common Stock or Common Stock, as the case may be, to a Holder, (i) the Company shall deliver the number of shares of Registered Common Stock or Common Stock, as the case may be, that would be delivered to a Holder pursuant to Section 3(B) in the absence of any requirement under applicable law to deduct and withhold any amount with respect to such dividend and (ii) on the Business Day following the Dividend Payment Date, Holder shall transfer to the Company by wire transfer of immediately available funds an amount equal to what the Company is required under applicable law to deduct and withhold with respect to such dividend. For purposes

of determining the withholding amount, the dividend value shall be determined under Section 3(B) hereof.

4. Liquidation Preference. In the event of any Liquidation, after payment or provision for payment by the Company of the debts and other liabilities of the Company and the liquidation preference of any Senior Securities that rank senior to the Series A-3 Preferred Stock with respect to distributions upon Liquidation, each Holder shall be entitled to receive an amount in cash for each share of the then outstanding Series A-3 Preferred Stock held by such Holder equal to the greater of (a) the Stated Value per share to and including the date full payment is tendered to the Holders with respect to such Liquidation, and (b) the amount the Holders would have received if the Holders had converted all outstanding shares of Series A-3 Preferred Stock into Common Stock in accordance with the provisions of Section 6(A) hereof, in each case as of the Business Day immediately preceding the date of such Liquidation (the "Liquidation Preference"), before any distribution shall be made to the holders of any Junior Securities (and any Senior Securities or Parity Securities that, with respect to distributions upon Liquidation, rank junior to the Series A-3 Preferred Stock) upon the Liquidation of the Company. In case the assets of the Company available for payment to the Holders are insufficient to pay the full Liquidation Preference on all outstanding shares of the Series A-3 Preferred Stock and all outstanding shares of Parity Securities and Senior Securities that, with respect to distributions upon Liquidation, are pari passu with the Series A-3 Preferred Stock in the amounts to which the holders of such shares are entitled, then the entire assets of the Company available for payment to the Holders and to the holders of such Parity Securities and Senior Securities shall be distributed ratably among the Holders of the Series A-3 Preferred Stock and the holders of such Parity Securities and Senior Securities, based upon the aggregate amount due on such shares upon Liquidation. Written notice of any Liquidation of the Company, stating a payment date and the place where the distributable amounts shall be payable, shall be given by facsimile and overnight delivery not less than ten (10) calendar days prior to the payment date stated therein, to the Holders of record of the Series A-3 Preferred Stock, if any, at their respective addresses as the same shall appear on the books of the Company.

5. Voting Rights. The Holders shall have the following voting rights with respect to the Series A-3 Preferred Stock:

(A) Each share of Series A-3 Preferred Stock shall entitle the holder thereof to the voting rights specified in Section 5(B) and no other voting rights except as required by law.

(B) The consent of the Holders of at least a Majority of the Series A-3 Preferred Stock, voting separately as a single class with one vote per share, in person or by proxy, either in writing without a meeting or at an annual or a special meeting of such Holders called for the purpose, shall be necessary to:

(i) amend, alter or repeal, by way of merger or otherwise, any of the provisions of the Certificate of Incorporation, including this Certificate, or Bylaws of the Company so as to:

A. change any of the rights, preferences or privileges of Holders. Without limiting the generality of the preceding sentence, such change includes any action that would:

1. reduce the Dividend Rate on the Series A-3 Preferred Stock, or make such dividends non-cumulative, or defer the date from which dividends will accrue, or cancel accrued and unpaid dividends, or change the relative seniority rights of the holders of Series A-3 Preferred Stock as to the payment of dividends in relation to the holders of any other capital stock of the Company;

2. reduce the amount payable to the holders of the Series A-3 Preferred Stock upon the voluntary or involuntary liquidation, dissolution, or winding up of the Company, or change the relative seniority of the liquidation preferences of the holders of the Series A-3 Preferred Stock to the rights upon liquidation of the holders of any other capital stock of the Company;

3. make the Series A-3 Preferred Stock redeemable at the option of the Company other than in accordance with the terms of this Certificate.

B. authorize, create or issue any shares of Parity Securities or Senior Securities (or amend the provisions of any existing class of Capital Stock to make such class of Capital Stock a class of Parity Securities or Senior Securities).

(ii) permit any Subsidiary of the Company to issue or sell, or obligate itself to issue or sell, except to the Company or any wholly owned Subsidiary, any security of such Subsidiaries or all or substantially all of the assets of any Subsidiary other than sales of assets on an arm's-length, fair market value basis; or

(iii) increase or decrease (other than by redemption or conversion) the total number of authorized shares of Series A-3 Preferred Stock or amend any provisions of any Capital Stock so as to make such Capital Stock redeemable by the Company.

6. <u>Conversion and Call Rights</u>.

(A) <u>Procedure for Conversion</u>.

(i) <u>General</u>. Shares of Series A-3 Preferred Stock are convertible at the option of the Holder thereof at any time, from time to time, in whole or in part, as follows:

A. The conversion of shares of Series A-3 Preferred Stock may be effected by delivering a duly executed written Series A-3 Preferred Stock Conversion Notice, in form and substance as provided by the Company (the "Conversion Notice"), to the Company, at its principal office specifying the number of shares of Series A-3 Preferred Stock to be converted and surrendering the certificate representing the shares of Series A-3 Preferred Stock to be converted.

B. As soon as practicable after each such conversion of Series A-3 Preferred Stock, but not later than five (5) Business Days from the receipt of the Conversion Notice, the Company shall deliver to such Holder at the address specified in the Conversion Notice the Conversion Stock Amount of duly authorized, validly issued, fully paid and nonassessable shares of Registered Common Stock (or Other Securities or, with such Holder's express written consent, unregistered Common Stock).

C. Notwithstanding anything in the Certificate to the contrary, if such Holder does not consent to accept unregistered Common Stock, then such Holder's Notice of Conversion shall be deemed, without any further action, to have been withdrawn. Moreover, in no event, shall any conversion under the Certificate be settled in cash.

(ii) Conversion for stock. Subject to the previous sub-paragraph, such shares of stock shall be converted into that number of shares of Registered Common Stock (or at the sole election of the Holder, unregistered Common Stock) equal to (A) the aggregate Stated Value of such shares divided by (B) the Conversion Price (the "Conversion Stock Amount"). It shall be a condition of either the Company or the converting Holder's obligation to close the conversion of the Series A-3 Preferred Stock that such conversion be in accordance with applicable federal and state securities laws and any applicable waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall have expired or been terminated without litigation having been commenced that is continuing, or threat of litigation having been made that remains unresolved, by the United States Department of Justice or the United States Federal Trade Commission.

(iii) Holder of record. Each conversion of Series A-3 Preferred Stock shall be deemed to have been effected immediately before the close of business on the Business Day on which the Conversion Notice is delivered, and at such time the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock (or Other Securities) shall be issuable upon such conversion as provided herein shall be deemed to have become the holder or holders of record thereof.

(iv) Partial conversion. If any conversion is for only part of the shares represented by the certificate surrendered, the Company shall send a new Series A-3 Preferred Stock certificate of like tenor via certified or registered mail RRR

or reputable overnight courier to such address specified by the Holder, calling in the aggregate on the face or faces thereof for the number of shares of Series A-3 Preferred Stock which have not been converted.

(B) Procedure for Conversion by the Company.

(i) Conversion by the Company. Shares of Series A-3 Preferred Stock may be converted by the Company (a "Company Conversion") in whole or in part for Common Stock as follows

A. From and after the first anniversary of the Closing Date, the Company may require the Holders to convert, on a pro rata basis as among the holders of Series A-3 Preferred Shares, shares of Series A-3 Preferred Shares held by such holders on any of March 31, June 30, September 30 and December 31 of each year by delivering a conversion notice to the Holders, at least ten (10) days prior to such conversion and substantially in the form as provided by the Company (a "Company Conversion Notice"), provided that (x) the average of the Daily Market Prices of the Common Stock for the ninety (90) calendar days ended immediately prior to such Conversion Notice is an amount greater than two hundred twenty percent (220%) of the Conversion Price or (y) after the fifth anniversary of the Closing Date, the Prevailing Price shall be an amount greater than the Issue Date Price. The number of Series A Preferred Shares so converted under clause (x) may not exceed the number that would be converted for a quantity of shares of Common Stock greater than eight (8) times the average daily reported volume of trading in the Common Stock on all national securities exchanges, Nasdaq market, service, and/or reported through the AMEX as reported by Bloomberg L.P. (or by such other Person as the Company may select) during the ninety (90) calendar days ending one day prior to the Conversion Notice Date concerning a conversion under clause (x). The conversion price under clause (x) shall be determined in accordance with Section 6(A)(ii). The conversion price under clause (y) shall be the Prevailing Price, provided, that the Prevailing Price is greater than the Conversion Price. In the event that the Conversion Price is greater than the Prevailing Price, then the conversion price shall be the Conversion Price.

(C) Five Year Call Right. From and after the fifth anniversary of the date on which the Registration Requirement has been satisfied, the Company may from time-to-time issue a call notice to the holders of the Series A-3 Preferred Shares (the "Call Notice"). Such Call Notice, at the Company's discretion, may be for all or a portion of the Series A-3 Preferred Shares. On or before the tenth (10th) Business Day following the date of the Call Notice, the holders of the Series A-3 Preferred Shares shall deliver to the Company, all, or, in the case of a Call Notice concerning a portion of the Series A-3 Preferred Shares, on a pro rata basis as provided in the Call Notice, based on the number of shares of Series A-3 Preferred Shares held by each holder, Series A-3 Preferred Shares with an aggregate Stated Value equal to the amount designated in the Call Notice. The

Company shall promptly thereafter pay, by wire transfer of immediately available funds, an amount to each such holder equal to the aggregate Stated Value of all such Series A-3 Preferred Shares delivered by such holder.

(D) The Company shall at all times reserve for issuance such number of its shares of Common Stock as shall be required hereunder.

(E) The Company will use its best efforts to procure, at its sole expense, the listing of the Common Stock issuable upon conversion or redemption of the Series A-3 Preferred Stock and shares issuable as dividends hereunder, subject to issuance or notice of issuance, on all stock exchanges, markets, and quotation service on which the Common Stock is then listed or quoted, no later than the date on which such Series A-3 Preferred Stock is issued to the Holder and thereafter shall use its best efforts to prevent delisting or removal from quotation of such shares. The Company will pay any and all documentary stamp or similar issue or transfer taxes that may be payable in respect of the issuance or delivery of shares of Common Stock on conversion or redemption of shares of the Series A-3 Preferred Stock. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involving the issue and delivery of shares of Common Stock in a name other than that in which the shares of Series A-3 Preferred Stock so converted or redeemed were registered, and no such issue and delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of any such tax, or has established, to the reasonable satisfaction of the Company, that such tax has been paid.

(F) No fractional shares or scrip representing fractional shares shall be issued upon the conversion or redemption of the Series A-3 Preferred Stock. If any such conversion or redemption would otherwise require the issuance of a fractional share of Common Stock, an amount equal to such fraction multiplied by the current Daily Market Price per share of Common Stock on the date of conversion or redemption shall be paid to the Holder in cash by the Company. If more than one share of Series A-3 Preferred Stock shall be surrendered for conversion or redemption at one time by or for the same Holder, the number of full shares of Common Stock issuable upon conversion or redemption thereof shall be computed on the basis of the aggregate number of shares of Series A-3 Preferred Stock so surrendered.

(G) Change of Control. In case the Company on or after the Issue Date is party to any (a) acquisition of the Company by means of merger or other form of corporate reorganization in which outstanding shares of the Company are exchanged for securities or other consideration issued, or caused to be issued, by the Acquiring Person, herein defined, or its Parent, herein defined, Subsidiary, herein defined, or affiliate, (b) a sale of all or substantially all of the assets of the Company (on a consolidated basis) in a single transaction or series of related transactions, (c) any other transaction or series of related transactions by the Company or relating to the Common Stock (including without limitation, any stock purchase or tender or exchange offer) in which the power to cast the majority of the eligible votes at a meeting of the Company's stockholders at which directors are elected is transferred to a single entity or group acting in concert, or (d) a capital reorganization or reclassification of the Common Stock or other securities (other

than a reorganization or reclassification in which the Common Stock or other securities are not converted into or exchanged for cash or other property, and, immediately after consummation of such transaction, the stockholders of the Company immediately prior to such transaction own the Common Stock, other securities or other voting stock of the Company in substantially the same proportions relative to each other as such stockholders owned immediately prior to such transaction), then, and in the case of each such transaction (each of which is referred to herein as "Change in Control"), proper provision shall be made so that, at the option of the Acquiring Person and upon fifteen days' notice to the Company and the Holder prior to the consummation of the Change of Control, either (i) the Acquiring Person expressly agrees to assume all of the Company's obligations under the Series A-3 Preferred Stock or (ii) the Holder has fifteen (15) days in which to exercise its conversion rights under the Series A-3 Preferred Stock. If Holder does not exercise its rights during such fifteen (15) day period, all rights under the Series A-3 Preferred Stock shall terminate and the Series A-3 Preferred Stock shall be deemed cancelled. The Company, to the extent feasible, shall provide the Holder with thirty (30) days' notice of the consummation of any Change of Control. Subject to the foregoing, on or before the closing date under the agreement entered into with an Acquiring Person resulting in a Change in Control, the Company, if applicable, shall deliver to the Holder written notice that the Acquiring Person has assumed such obligations. "Acquiring Person" means, in connection with any Change in Control, (i) the continuing or surviving corporation of a consolidation or merger with the Company (if other than the Company), (ii) the transferee of all or substantially all of the properties or assets of the Company, (iii) the corporation consolidating with or merging into the Company in a consolidation or merger in connection with which the Common Stock is changed into or exchanged for stock or other securities of any other Person or cash or any other property, (iv) the entity or group (other than Holder or any of its affiliates) acting in concert acquiring or possessing the power to cast the majority of the eligible votes at a meeting of the Company 's stockholders at which directors are elected, or, (v) in the case of a capital reorganization or reclassification, the Company, or (vi) at the Holder's election, any Person that (A) controls the Acquiring Person directly or indirectly through one or more intermediaries, (B) is required to include the Acquiring Person in the consolidated financial statements contained in such Parent's Annual Report on Form 10-K (if such Person is required to file such a report) or would be required to so include the Acquiring Person in such Person's consolidated financial statements if they were prepared in accordance with U.S. GAAP and (C) is not itself included in the consolidated financial statements of any other Person (other than its consolidated subsidiaries). "Parent" shall mean any corporation (other than the Acquiring Person) in an unbroken chain of corporations ending with the Acquiring Person, provided each corporation in the unbroken chain (other than the Acquiring Person) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. "Subsidiary" shall mean any corporation at least 50% of whose outstanding voting stock shall at the time be owned directly or indirectly by the Acquiring Person or by one or more Subsidiaries.

7. Status of Converted and Redeemed Shares; Limitations on Series A-3 Preferred Stock. The Company shall return to the status of unauthorized and undesignated shares of Series A-3 Preferred Stock each share of Series A-3 Preferred Stock which shall be converted,

redeemed or for any other reason acquired by the Company, and such shares thereafter may have such characteristics and designations as the Board may determine. Without the consent of Majority of the Series A-3 Preferred Stock, the Company will not issue any further shares of Series A-3 Preferred Stock.

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IN WITNESS WHEREOF, this Certificate of Rights and Preferences has been signed on behalf of the Company by the undersigned, all as of the date first set forth above.

FUSION TELECOMMUNICATIONS
INTERNATIONAL, INC.

Name: Matthew D. Rosen
Title: President and CEO

ANNEX G

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:04 AM 09/11/2007
FILED 09:59 AM 09/11/2007
SRV 071003129 - 2797310 FILE

CERTIFICATE OF RIGHTS AND PREFERENCES
OF
SERIES A-4 CUMULATIVE CONVERTIBLE PREFERRED STOCK
OF
FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.

Pursuant to Section 151 of the Delaware General Corporation Law and Article Fourth, Section 2 of the Certificate of Incorporation (as amended, the "Certificate of Incorporation"), of Fusion Telecommunications International, Inc. (the "Company"), a corporation organized and existing under the laws of the State of Delaware, hereby certifies that the following resolution was duly adopted by the board of directors of the Company (the "Board") effective as of June 8, 2007 pursuant to authority conferred upon the Board by the Certificate of Incorporation, which authorizes the issuance of up to ten million (10,000,000) shares of preferred stock, par value $0.01 per share.

RESOLVED, that pursuant to authority expressly granted to and vested in the Board and pursuant to the provisions of the Certificate of Incorporation, the Board hereby creates a series of preferred stock, herein designated and authorized as the Series A-4 Cumulative Convertible Preferred Stock, par value $0.01 per share, which shall consist of forty-five (45) of the ten million (10,000,000) shares of preferred stock (the "Series A-4 Preferred Stock") which the Company now has authority to issue, and the Board of Directors hereby fixes the powers, designations and preferences and the relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations and restrictions thereof as follows:

1. Number. The number of shares constituting the Series A-4 Cumulative Convertible Preferred Stock shall be forty-five (45).

2. Definitions. Unless the context otherwise requires, when used herein the following terms shall have the meaning indicated.

"Acquiring Person" is defined in 6(G).

"AMEX" means the American Stock Exchange, provided, however, that if the American Stock Exchange is not then the principal U.S. trading market for the Common Stock, then "AMEX" shall be deemed to mean the principal U.S. national securities exchange (as defined in the Securities Exchange Act of 1934, as amended (the "Exchange Act") on which the Common Stock is then traded, or if such Common Stock is not then listed or admitted to trading on any national securities exchange but is designated as a Nasdaq Capital Market Security by the National Association of Securities Dealers, Inc. ("NASD"), then such market system, or if such Common Stock is not listed or quoted on any of the foregoing, then the OTC Bulletin Board.

"Board" means the Board of Directors of the Company.

"Business Day" means any day on which the Common Stock may be traded on the AMEX, or, if not admitted for trading on the AMEX, any day other than a Saturday, Sunday or holiday on which banks in New York City are required or permitted to be closed.

"Call Notice" is defined in 6(C).

"Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated) of capital or capital stock of such Person and (ii) with respect to any Person that is not a corporation, any and all partnership, limited partnership, limited liability company or other equity interests of such Person.

"Certificate" means this Certificate of Rights and Preferences of the Series A-4 Cumulative Convertible Preferred Stock.

"Certificate of Incorporation" means the Certificate of Incorporation of the Company, as amended.

"Change of Control" is defined in 6G.

"Common Stock" means the Company's common stock, par value $0.01 per share, and any Capital Stock for or into which such Common Stock hereafter is exchanged, converted, reclassified or recapitalized by the Company or pursuant to a Change of Control to which the Company is a party (or, at the election of the Acquiring Person, the capital stock of any Acquiring Person from and after the consummation of a Change of Control).

"Common Stock Equivalents" means (without duplication with any other Common Stock or common stock, as the case may be, or Common Stock Equivalents) rights, warrants, options, convertible securities or exchangeable securities, exercisable for or convertible or exchangeable into, directly or indirectly, Common Stock, or common stock, as the case may be, whether at the time of issuance or upon the passage of time or the occurrence of some future event.

"Company" means Fusion Telecommunications International, Inc., a Delaware corporation (or, if, as, and when applicable, any Acquiring Person from and after the consummation of a Change of Control).

"Company Conversion" is defined in Section 6(B)(i).

"Company Conversion Notice" is defined in Section 6(B)(i).

"Conversion Notice" is defined in Section 6(A)(i).

"Conversion Price" means $.79, subject to adjustment for stock splits, re-combinations, stock dividends and the like as provided herein.

"Conversion Stock Amount" is defined in Section 6(A)(ii).

"Daily Market Price" means, on any date, the amount per share of the Common Stock equal to (i) the daily volume-weighted average price on the AMEX or, if no sale takes place on such date, the closing bid prices on the AMEX thereof on such date, in each case as reported by Bloomberg, L.P. (or by such other Person as the Company may select), or (ii) if such Common Stock is not then listed or admitted to trading on the AMEX, the higher of (x) the book value per share thereof as determined by any firm of independent public accountants of recognized standing selected by the Board as of the last calendar day of the most recent month ending before

the date as of which the determination is to be made or (y) the fair value per share thereof determined in good faith by an independent, nationally recognized appraisal firm selected by the Board, subject to adjustment for stock splits, re-combinations, stock dividends and the like.

"Dividend Payment Date" is defined in Section 3(A).

"Dividend Period" is defined in Section 3(A).

"Dividend Rate" means a rate equal to the Stated Value multiplied by eight percent (8%) per annum.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Holder" shall mean a holder of the Series A-4 Preferred Stock.

"Issue Date" means with respect to any shares of the Series A-4 Preferred Stock the initial date of issuance of such shares of the Series A-4 Preferred Stock.

"Issue Date Price" means the price of Issuer's Common Stock determined on the date of the initial issuance of the shares of the Series A-4 Preferred Stock.

"Junior Securities" means Capital Stock that, with respect to dividends and distributions upon Liquidation, ranks junior to the Series A Preferred Shares, including but not limited to Common Stock and any other class or series of Capital Stock issued by the Company or any Subsidiary of the Company on or after the Issue Date, but excluding any Parity Securities and Senior Securities issued (i) to Holders of the Series A-4 Preferred Stock, (ii) with the approval of the Holders of a Majority of the Series A-4 Preferred Stock or (iii) upon the conversion, redemption or exercise of securities described in clause (i) or (ii) in accordance with the terms thereof.

"Liquidation" means the voluntary or involuntary liquidation, dissolution or winding up of the Company; provided, however, that a consolidation, merger or share exchange shall not be deemed a Liquidation, nor shall a sale, assignment, conveyance, transfer, lease or other disposition by the Company of all or substantially all of its assets, which does not involve a substantial distribution by the Company of cash or other property to the holders of Common Stock, be deemed to be a Liquidation.

"Liquidation Preference" is defined in Section 4.

"Majority of the Series A-4 Preferred Stock" means more than fifty percent (50%) of the then outstanding shares of the Series A-4 Preferred Stock.

"Other Securities" means any stock (other than Common Stock) and other securities of the Company or any other Person which the Holders of the Series A-4 Preferred Stock at any time shall be entitled to receive, or shall have received, upon conversion or redemption of the Series A-4 Preferred Stock in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities.

"Parity Securities" means any class or series of Capital Stock that, with respect to dividends or distributions upon Liquidation, is pari passu with all Series A-4 Preferred Shares. For the avoidance of doubt, each series of Series A Preferred Shares is a Parity Security with respect to each other series of Series A Preferred Shares.

"Person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

"Prevailing Price" means, with respect to any reference date, the average of the Daily Market Prices of the Common Stock for the thirty (30) Business Days ending on and including the third (3rd) Business Day before such reference date.

"Qualified Public Company" means a corporation meeting all of the following criteria: (i) the common stock of the corporation is registered under Section 12 of the Securities Exchange Act of 1934, as amended, (ii) the Prevailing Price shall be an amount greater than one dollar ($1) per share of Common Stock, and (iii) the average daily reported volume of trading in such common stock on all national securities exchanges, markets, services, and/or reported through the AMEX as reported by Bloomberg L.P. (or by such other Person as the Company may select) during the ninety (90) calendar days preceding the reference date exceeds twenty thousand (20,000) shares of Common Stock.

"Registered Common Stock" means Common Stock the resale of which has been registered under the Securities Act and is freely tradable upon delivery.

"Securities Act" means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

"Senior Securities" means any class or series of Capital Stock that, with respect to dividends or distributions upon Liquidation, ranks senior to the Series A-4 Preferred Stock.

"Series A-4 Preferred Stock" means the Series A-4 Cumulative Convertible Preferred Stock of the Company or any successor.

"Stated Value" is an amount equal to one thousand dollars ($1,000) per share of the Series A-4 Preferred Stock plus any accrued and unpaid dividends, whether or not declared and whether or not earnings are available in respect of such dividends. In the event the Company shall declare a distribution on the Common Stock payable in securities or property other than cash, the value of such securities or property will be the fair market value. Any securities shall be valued as follows: (i) if traded on a national securities exchange or through a Nasdaq market, the value shall be deemed to be the average of the closing prices of the securities on such exchange or system over the thirty (30) Business Day period ending three (3) calendar days prior to such declaration; (ii) if actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) Business Day period ending three (3) calendar days prior to such declaration; and (iii) if there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board.

"Subsidiary" of a Person means (i) a corporation, a majority of whose stock with voting power, under ordinary circumstances, to elect directors is at the time of determination, directly or indirectly, owned by such Person or by one or more Subsidiaries of such Person, or (ii) any other entity (other than a corporation) in which such Person or one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof has a least a majority ownership interest.

The foregoing definitions will be equally applicable to both the singular and plural forms of the defined terms.

3. Dividends and Distributions.

(A) Holders shall be entitled to receive out of the assets of the Company legally available for that purpose, dividends at the Dividend Rate to be paid in accordance with the terms of this Section 3. Such dividends shall be fully cumulative from the Issue Date, shall accumulate regardless of whether the Company earns a profit and shall be payable in arrears, when and as declared by the Board (or a duly appointed committee of directors), on January 1 of each year, (each such date being herein referred to as a "Dividend Payment Date"), commencing on January 1, 2008. The period from the Issue Date to January 1, 2008, and each annual period between consecutive Dividend Payment Dates shall hereinafter be referred to as a "Dividend Period." The dividend for any Dividend Period for any share of Series A-4 Preferred Stock that is not outstanding on every calendar day of the Dividend Period shall be prorated based on the number of calendar days such share was outstanding during the period. Each such dividend shall be paid to the Holders of record of the Series A-4 Preferred Stock as their names appear on the share register of the Company on the Dividend Payment Date. Dividends on account of arrears for any past Dividend Periods may be declared and paid at any time, without reference to any Dividend Payment Date (including, without limitation, for purposes of computing the Stated Value of any shares of Series A-4 Preferred Stock in connection with the conversion or redemption thereof or any Liquidation of the Company), to Holders of record on a date designated by the Board, not exceeding thirty (30) calendar days preceding the payment date thereof, as may be fixed by the Board. For purposes of determining the amount of dividends accrued as of the first Dividend Payment Date and as of any date that is not a Dividend Payment Date, such amount shall be calculated on the basis of the Dividend Rate for the actual number of calendar days elapsed from and excluding the Issue Date (in case of the first Dividend Payment Date and any date prior to the first Dividend Payment Date) or the last preceding Dividend Payment Date (in case of any other date) to the date as of which such determination is to be made, based on a three hundred sixty-five (365) day year.

(B) Subject to the following proviso, dividends payable on the Series A-4 Preferred Stock shall be paid, at the option of the Holder, in cash or by the issuance of Common Stock provided, however, that the Company may elect to make any payment of dividends by the issuance of Registered Common Stock on any Dividend Payment Date with 10 days' prior written notice to the Holder, if the Company is a Qualified Public Company on the Dividend Payment Date. The number of shares of Registered Common Stock to be issued shall be determined by dividing the cash amount of the dividend

otherwise payable by the Prevailing Price calculated as of such Dividend Payment Date, provided, however, except at the Company's option, in no event shall such price be less than the price set on the Issue Date; provided, further, if the Company shall combine, subdivide or reclassify its Common Stock, or shall declare any dividend payable in shares of its Common Stock, or shall take any other action of a similar nature affecting such shares, the number of shares of Registered Common Stock to be issued shall be adjusted to the extent appropriate to reflect such event, including appropriate adjustments to account for any such event that occurs during the period used for calculating such Prevailing Price. The number of shares of Registered Common Stock to be issued as a dividend shall be rounded to the nearest whole share after aggregating all shares of Series A-4 Preferred Stock owned by a Holder.

(C) If, on any Dividend Payment Date, the Company fails to pay dividends, then until the dividends that were scheduled to be paid on such date are paid, such dividends shall cumulate, but shall not accrue additional dividends. Unpaid dividends for any period less than a full Dividend Period shall cumulate on a day to day basis and shall be computed on the basis of a three hundred sixty-five (365) day year.

(D) So long as any shares of Series A-4 Preferred Stock shall be outstanding, (i) the Company, except for the payment of dividends or other cash distributions under a joint venture agreement or other strategic alliance with respect to which the Company and/or a Subsidiary is a party, shall not and shall not allow its Subsidiaries to declare or pay any dividend whatsoever, whether in cash, property or otherwise, set aside any cash or property for the payment of dividends, or make any other distribution on any Parity Securities, except for dividends paid to the Company or any of its wholly-owned Subsidiaries and dividends paid on the Series A Preferred Shares or (ii) the Company shall not and shall not allow its Subsidiaries to repurchase, redeem or otherwise acquire for value or set aside any cash or property for the repurchase or redemption of any Junior Securities or Parity Securities, unless in each such case all dividends to which the Holders of the Series A-4 Preferred Stock shall have been entitled to receive for all previous Dividend Periods shall have been paid.

(E) Subject to the immediately following sentence, the Company shall be entitled to deduct and withhold from any dividend on the Series A-4 Preferred Stock such amounts as the Company is required to deduct and withhold with respect to such dividend under the Internal Revenue Code of 1986, as amended, or any other provision of state, local or foreign tax law. In the event the Company or the Holder elects, pursuant to Section 3(B), to pay or be paid, as the case may be, a dividend on the Series A-4 Preferred Stock by issuing Registered Common Stock or Common Stock, as the case may be, to a Holder, (i) the Company shall deliver the number of shares of Registered Common Stock or Common Stock, as the case may be, that would be delivered to a Holder pursuant to Section 3(B) in the absence of any requirement under applicable law to deduct and withhold any amount with respect to such dividend and (ii) on the Business Day following the Dividend Payment Date, Holder shall transfer to the Company by wire transfer of immediately available funds an amount equal to what the Company is required under applicable law to deduct and withhold with respect to such dividend. For purposes

of determining the withholding amount, the dividend value shall be determined under Section 3(B) hereof.

4. Liquidation Preference. In the event of any Liquidation, after payment or provision for payment by the Company of the debts and other liabilities of the Company and the liquidation preference of any Senior Securities that rank senior to the Series A-4 Preferred Stock with respect to distributions upon Liquidation, each Holder shall be entitled to receive an amount in cash for each share of the then outstanding Series A-4 Preferred Stock held by such Holder equal to the greater of (a) the Stated Value per share to and including the date full payment is tendered to the Holders with respect to such Liquidation, and (b) the amount the Holders would have received if the Holders had converted all outstanding shares of Series A-4 Preferred Stock into Common Stock in accordance with the provisions of Section 6(A) hereof, in each case as of the Business Day immediately preceding the date of such Liquidation (the "Liquidation Preference"), before any distribution shall be made to the holders of any Junior Securities (and any Senior Securities or Parity Securities that, with respect to distributions upon Liquidation, rank junior to the Series A-4 Preferred Stock) upon the Liquidation of the Company. In case the assets of the Company available for payment to the Holders are insufficient to pay the full Liquidation Preference on all outstanding shares of the Series A-4 Preferred Stock and all outstanding shares of Parity Securities and Senior Securities that, with respect to distributions upon Liquidation, are pari passu with the Series A-4 Preferred Stock in the amounts to which the holders of such shares are entitled, then the entire assets of the Company available for payment to the Holders and to the holders of such Parity Securities and Senior Securities shall be distributed ratably among the Holders of the Series A-4 Preferred Stock and the holders of such Parity Securities and Senior Securities, based upon the aggregate amount due on such shares upon Liquidation. Written notice of any Liquidation of the Company, stating a payment date and the place where the distributable amounts shall be payable, shall be given by facsimile and overnight delivery not less than ten (10) calendar days prior to the payment date stated therein, to the Holders of record of the Series A-4 Preferred Stock, if any, at their respective addresses as the same shall appear on the books of the Company.

5. Voting Rights. The Holders shall have the following voting rights with respect to the Series A-4 Preferred Stock:

(A) Each share of Series A-4 Preferred Stock shall entitle the holder thereof to the voting rights specified in Section 5(B) and no other voting rights except as required by law.

(B) The consent of the Holders of at least a Majority of the Series A-4 Preferred Stock, voting separately as a single class with one vote per share, in person or by proxy, either in writing without a meeting or at an annual or a special meeting of such Holders called for the purpose, shall be necessary to:

(i) amend, alter or repeal, by way of merger or otherwise, any of the provisions of the Certificate of Incorporation, including this Certificate, or Bylaws of the Company so as to:

A. change any of the rights, preferences or privileges of Holders. Without limiting the generality of the preceding sentence, such change includes any action that would:

1. reduce the Dividend Rate on the Series A-4 Preferred Stock, or make such dividends non-cumulative, or defer the date from which dividends will accrue, or cancel accrued and unpaid dividends, or change the relative seniority rights of the holders of Series A-4 Preferred Stock as to the payment of dividends in relation to the holders of any other capital stock of the Company;

2. reduce the amount payable to the holders of the Series A-4 Preferred Stock upon the voluntary or involuntary liquidation, dissolution, or winding up of the Company, or change the relative seniority of the liquidation preferences of the holders of the Series A-4 Preferred Stock to the rights upon liquidation of the holders of any other capital stock of the Company;

3. make the Series A-4 Preferred Stock redeemable at the option of the Company other than in accordance with the terms of this Certificate.

B. authorize, create or issue any shares of Parity Securities or Senior Securities (or amend the provisions of any existing class of Capital Stock to make such class of Capital Stock a class of Parity Securities or Senior Securities).

(ii) permit any Subsidiary of the Company to issue or sell, or obligate itself to issue or sell, except to the Company or any wholly owned Subsidiary, any security of such Subsidiaries or all or substantially all of the assets of any Subsidiary other than sales of assets on an arm's-length, fair market value basis; or

(iii) increase or decrease (other than by redemption or conversion) the total number of authorized shares of Series A-4 Preferred Stock or amend any provisions of any Capital Stock so as to make such Capital Stock redeemable by the Company.

6. <u>Conversion and Call Rights</u>.

(A) <u>Procedure for Conversion</u>.

(i) <u>General</u>. Shares of Series A-4 Preferred Stock are convertible at the option of the Holder thereof at any time, from time to time, in whole or in part, as follows:

A. The conversion of shares of Series A-4 Preferred Stock may be effected by delivering a duly executed written Series A-4 Preferred Stock Conversion Notice, in form and substance as provided by the Company (the "Conversion Notice"), to the Company, at its principal office specifying the number of shares of Series A-4 Preferred Stock to be converted and surrendering the certificate representing the shares of Series A-4 Preferred Stock to be converted.

B. As soon as practicable after each such conversion of Series A-4 Preferred Stock, but not later than five (5) Business Days from the receipt of the Conversion Notice, the Company shall deliver to such Holder at the address specified in the Conversion Notice the Conversion Stock Amount of duly authorized, validly issued, fully paid and nonassessable shares of Registered Common Stock (or Other Securities or, with such Holder's express written consent, unregistered Common Stock).

C. Notwithstanding anything in the Certificate to the contrary, if such Holder does not consent to accept unregistered Common Stock, then such Holder's Notice of Conversion shall be deemed, without any further action, to have been withdrawn. Moreover, in no event, shall any conversion under the Certificate be settled in cash.

(ii) Conversion for stock. Subject to the previous sub-paragraph, such shares of stock shall be converted into that number of shares of Registered Common Stock (or at the sole election of the Holder, unregistered Common Stock) equal to (A) the aggregate Stated Value of such shares divided by (B) the Conversion Price (the "Conversion Stock Amount"). It shall be a condition of either the Company or the converting Holder's obligation to close the conversion of the Series A-4 Preferred Stock that such conversion be in accordance with applicable federal and state securities laws and any applicable waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall have expired or been terminated without litigation having been commenced that is continuing, or threat of litigation having been made that remains unresolved, by the United States Department of Justice or the United States Federal Trade Commission.

(iii) Holder of record. Each conversion of Series A-4 Preferred Stock shall be deemed to have been effected immediately before the close of business on the Business Day on which the Conversion Notice is delivered, and at such time the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock (or Other Securities) shall be issuable upon such conversion as provided herein shall be deemed to have become the holder or holders of record thereof.

(iv) Partial conversion. If any conversion is for only part of the shares represented by the certificate surrendered, the Company shall send a new Series A-4 Preferred Stock certificate of like tenor via certified or registered mail RRR

or reputable overnight courier to such address specified by the Holder, calling in the aggregate on the face or faces thereof for the number of shares of Series A-4 Preferred Stock which have not been converted.

(B) Procedure for Conversion by the Company.

(i) Conversion by the Company. Shares of Series A-4 Preferred Stock may be converted by the Company (a "Company Conversion") in whole or in part for Common Stock as follows

A. From and after the first anniversary of the Closing Date, the Company may require the Holders to convert, on a pro rata basis as among the holders of Series A-4 Preferred Shares, shares of Series A-4 Preferred Shares held by such holders on any of March 31, June 30, September 30 and December 31 of each year by delivering a conversion notice to the Holders, at least ten (10) days prior to such conversion and substantially in the form as provided by the Company (a "Company Conversion Notice"), provided that (x) the average of the Daily Market Prices of the Common Stock for the ninety (90) calendar days ended immediately prior to such Conversion Notice is an amount greater than two hundred twenty percent (220%) of the Conversion Price or (y) after the fifth anniversary of the Closing Date, the Prevailing Price shall be an amount greater than the Issue Date Price. The number of Series A Preferred Shares so converted under clause (x) may not exceed the number that would be converted for a quantity of shares of Common Stock greater than eight (8) times the average daily reported volume of trading in the Common Stock on all national securities exchanges, Nasdaq market, service, and/or reported through the AMEX as reported by Bloomberg L.P. (or by such other Person as the Company may select) during the ninety (90) calendar days ending one day prior to the Conversion Notice Date concerning a conversion under clause (x). The conversion price under clause (x) shall be determined in accordance with Section 6(A)(ii). The conversion price under clause (y) shall be the Prevailing Price, provided, that the Prevailing Price is greater than the Conversion Price. In the event that the Conversion Price is greater than the Prevailing Price, then the conversion price shall be the Conversion Price.

(C) Five Year Call Right. From and after the fifth anniversary of the date on which the Registration Requirement has been satisfied, the Company may from time-to-time issue a call notice to the holders of the Series A-4 Preferred Shares (the "Call Notice"). Such Call Notice, at the Company's discretion, may be for all or a portion of the Series A-4 Preferred Shares. On or before the tenth (10th) Business Day following the date of the Call Notice, the holders of the Series A-4 Preferred Shares shall deliver to the Company, all, or, in the case of a Call Notice concerning a portion of the Series A-4 Preferred Shares, on a pro rata basis as provided in the Call Notice, based on the number of shares of Series A-4 Preferred Shares held by each holder, Series A-4 Preferred Shares with an aggregate Stated Value equal to the amount designated in the Call Notice. The

Company shall promptly thereafter pay, by wire transfer of immediately available funds, an amount to each such holder equal to the aggregate Stated Value of all such Series A-4 Preferred Shares delivered by such holder.

(D) The Company shall at all times reserve for issuance such number of its shares of Common Stock as shall be required hereunder.

(E) The Company will use its best efforts to procure, at its sole expense, the listing of the Common Stock issuable upon conversion or redemption of the Series A-4 Preferred Stock and shares issuable as dividends hereunder, subject to issuance or notice of issuance, on all stock exchanges, markets, and quotation service on which the Common Stock is then listed or quoted, no later than the date on which such Series A-4 Preferred Stock is issued to the Holder and thereafter shall use its best efforts to prevent delisting or removal from quotation of such shares. The Company will pay any and all documentary stamp or similar issue or transfer taxes that may be payable in respect of the issuance or delivery of shares of Common Stock on conversion or redemption of shares of the Series A-4 Preferred Stock. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involving the issue and delivery of shares of Common Stock in a name other than that in which the shares of Series A-4 Preferred Stock so converted or redeemed were registered, and no such issue and delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of any such tax, or has established, to the reasonable satisfaction of the Company, that such tax has been paid.

(F) No fractional shares or scrip representing fractional shares shall be issued upon the conversion or redemption of the Series A-4 Preferred Stock. If any such conversion or redemption would otherwise require the issuance of a fractional share of Common Stock, an amount equal to such fraction multiplied by the current Daily Market Price per share of Common Stock on the date of conversion or redemption shall be paid to the Holder in cash by the Company. If more than one share of Series A-4 Preferred Stock shall be surrendered for conversion or redemption at one time by or for the same Holder, the number of full shares of Common Stock issuable upon conversion or redemption thereof shall be computed on the basis of the aggregate number of shares of Series A-4 Preferred Stock so surrendered.

(G) Change of Control. In case the Company on or after the Issue Date is party to any (a) acquisition of the Company by means of merger or other form of corporate reorganization in which outstanding shares of the Company are exchanged for securities or other consideration issued, or caused to be issued, by the Acquiring Person, herein defined, or its Parent, herein defined, Subsidiary, herein defined, or affiliate, (b) a sale of all or substantially all of the assets of the Company (on a consolidated basis) in a single transaction or series of related transactions, (c) any other transaction or series of related transactions by the Company or relating to the Common Stock (including without limitation, any stock purchase or tender or exchange offer) in which the power to cast the majority of the eligible votes at a meeting of the Company's stockholders at which directors are elected is transferred to a single entity or group acting in concert, or (d) a capital reorganization or reclassification of the Common Stock or other securities (other

than a reorganization or reclassification in which the Common Stock or other securities are not converted into or exchanged for cash or other property, and, immediately after consummation of such transaction, the stockholders of the Company immediately prior to such transaction own the Common Stock, other securities or other voting stock of the Company in substantially the same proportions relative to each other as such stockholders owned immediately prior to such transaction), then, and in the case of each such transaction (each of which is referred to herein as "Change in Control"), proper provision shall be made so that, at the option of the Acquiring Person and upon fifteen days' notice to the Company and the Holder prior to the consummation of the Change of Control, either (i) the Acquiring Person expressly agrees to assume all of the Company's obligations under the Series A-4 Preferred Stock or (ii) the Holder has fifteen (15) days in which to exercise its conversion rights under the Series A-4 Preferred Stock. If Holder does not exercise its rights during such fifteen (15) day period, all rights under the Series A-4 Preferred Stock shall terminate and the Series A-4 Preferred Stock shall be deemed cancelled. The Company, to the extent feasible, shall provide the Holder with thirty (30) days' notice of the consummation of any Change of Control. Subject to the foregoing, on or before the closing date under the agreement entered into with an Acquiring Person resulting in a Change in Control, the Company, if applicable, shall deliver to the Holder written notice that the Acquiring Person has assumed such obligations. "Acquiring Person" means, in connection with any Change in Control, (i) the continuing or surviving corporation of a consolidation or merger with the Company (if other than the Company), (ii) the transferee of all or substantially all of the properties or assets of the Company, (iii) the corporation consolidating with or merging into the Company in a consolidation or merger in connection with which the Common Stock is changed into or exchanged for stock or other securities of any other Person or cash or any other property, (iv) the entity or group (other than Holder or any of its affiliates) acting in concert acquiring or possessing the power to cast the majority of the eligible votes at a meeting of the Company 's stockholders at which directors are elected, or, (v) in the case of a capital reorganization or reclassification, the Company, or (vi) at the Holder's election, any Person that (A) controls the Acquiring Person directly or indirectly through one or more intermediaries, (B) is required to include the Acquiring Person in the consolidated financial statements contained in such Parent's Annual Report on Form 10-K (if such Person is required to file such a report) or would be required to so include the Acquiring Person in such Person's consolidated financial statements if they were prepared in accordance with U.S. GAAP and (C) is not itself included in the consolidated financial statements of any other Person (other than its consolidated subsidiaries). "Parent" shall mean any corporation (other than the Acquiring Person) in an unbroken chain of corporations ending with the Acquiring Person, provided each corporation in the unbroken chain (other than the Acquiring Person) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. "Subsidiary" shall mean any corporation at least 50% of whose outstanding voting stock shall at the time be owned directly or indirectly by the Acquiring Person or by one or more Subsidiaries.

7. Status of Converted and Redeemed Shares; Limitations on Series A-4 Preferred Stock. The Company shall return to the status of unauthorized and undesignated shares of Series A-4 Preferred Stock each share of Series A-4 Preferred Stock which shall be converted,

redeemed or for any other reason acquired by the Company, and such shares thereafter may have such characteristics and designations as the Board may determine. Without the consent of Majority of the Series A-4 Preferred Stock, the Company will not issue any further shares of Series A-4 Preferred Stock.

[The rest of this page is intentionally left blank.]

IN WITNESS WHEREOF, this Certificate of Rights and Preferences has been signed on behalf of the Company by the undersigned, all as of the date first set forth above.

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.

Name: Matthew D. Rosen
Title: President and CEO

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:31 PM 03/28/2014
FILED 06:33 PM 03/28/2014
SRV 140401754 - 2797310 FILE

AMENDMENT
TO
CERTIFICATE OF RIGHTS AND PREFERENCES
OF
SERIES A-4 CUMULATIVE CONVERTIBLE PREFERRED STOCK
OF
FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.

Pursuant to Section 242 of the Delaware General Corporation Law and Section 5(B) of the Certificate of Rights and Preferences of Series A-4 Cumulative Convertible Preferred Stock of Fusion Telecommunications International, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company"), filed by the Secretary of State of the State of Delaware on September 11, 2007, hereby certifies that the following resolution was duly adopted by (a) the board of directors of the Company on February 8, 2014, (b) holders of a majority of the outstanding shares of the Company's Common Stock and Series B-2 Preferred Stock, voting as a single group, on March 28, 2014 and (c) holders of a majority of the outstanding shares of the Company's Series A-4 Cumulative Convertible Preferred Stock, voting as a group, on March 3, 2014:

RESOLVED, that the Certificate of Rights and Preferences of Series A-4 Cumulative Convertible Preferred Stock of Fusion Telecommunications International, Inc., as filed by the Secretary of State of the State of Delaware on September 11, 2007, be and the same is hereby amended by adding a new Section 6(H) thereto, to read as follows:

(H) Adjustments.

(i) If the Corporation, at any time while the Series A-4 Preferred Stock is outstanding: (a) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Corporation pursuant to this Series A-4 Preferred Stock), (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification of shares of the Common Stock any shares of Capital Stock of the Corporation, then the Preferred Conversion Price shall be adjusted by multiplying the then Preferred Conversion Price by a fraction the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the event and the denominator of which shall be the number of shares of Common Stock outstanding immediately following the event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

(ii) Calculations. All calculations under this Section 6(H) shall be made to the nearest cent or the nearest 1/100th of a share, as the case may

be. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the description of any such shares of Common Stock shall be considered on issue or sale of Common Stock. For purposes of this Section 6(H), the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) actually issued and outstanding.

IN WITNESS WHEREOF, this Amendment to Certificate of Rights and Preferences of Series A-4 Cumulative Convertible Preferred Stock has been signed on behalf of the Company this 28th day of March 2014.

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.

By: /s/ Philip Turits
Philip Turits, Secretary

ANNEX II

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.

**CERTIFICATE OF DESIGNATIONS OF PREFERENCES,
RIGHTS AND LIMITATIONS
OF
SERIES B-1 CUMULATIVE CONVERTIBLE PREFERRED STOCK**

**(Pursuant to Sections 102 and 151 of the
Delaware General Corporation Law)**

Pursuant to Section 151 of the Delaware General Corporation Law and Article Fourth Section 2 of the Certificate of Incorporation (as amended, the "Certificate of Incorporation" of Fusion Telecommunications International, Inc. (the "Corporation"), a corporation organized and existing under the laws of the State of Delaware, hereby certifies that the following resolution was duly adopted by the board of directors of the Corporation (the "Board") effective as of May 18, 2012 pursuant to authority conferred upon the Board by the Certificate of Incorporation, which authorizes the issuance of up to ten million (10,000,000) shares of preferred stock, par value $.01 per share.

RESOLVED, that pursuant to authority expressly granted to and vested in the Board and pursuant to the provisions of the Certificate of Incorporation, the Board hereby creates a series of preferred stock, herein designated and authorized as the Series B-1 Convertible Preferred Stock, par value $0.01 per share, which shall consist of twenty-one thousand two hundred and forty (21,240) of the ten million (10,000,000) shares of preferred stock (the Series B-1 Preferred Stock") which the Corporation now has authority to issue, and the Board hereby fixes the powers, designations and preferences and the relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations and restrictions thereof as follows:

State of Delaware
Secretary of State
Division of Corporations
Delivered 08:11 PM 10/18/2012
FILED 07:59 PM 10/18/2012
SRV 121145223 - 2797310 FILE

Section 1. Definitions. For the purposes hereof, the following terms shall have the following meanings:

"Acquiring Person" has the meaning set forth in Section 7(c) hereof.

"Board" has the meaning set forth in the preamble hereof.

"Business Day" means any day on which the Common Stock may traded on a Trading Market, or, if not admitted for trading, any day other than a Saturday, Sunday or holiday on which banks in New York City are required or permitted to be closed.

"Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated) of capital or capital stock of such Person and (ii) with respect to any Person that is not a corporation, any and all partnership, limited partnership, limited liability company or other equity interests of such Person.

"Certificate of Incorporation" has the meaning set forth in the Preamble hereof.

"Change In Control" has the meaning set forth in Section 7(c) hereof.

"Closing Date" means any day on which a closing of the Offering is conducted as and the proceeds from such closing are disbursed.

"Commission" means the Securities and Exchange Commission.

"Common Stock" means the Corporation's common stock, par value $0.01 per share, and any Capital Stock for or into which such Common Stock hereafter is exchanged, converted, reclassified or recapitalized by the Corporation or pursuant to a Change of Control to which the Corporation is a party (or, at the election of the Acquiring Person, the Capital stock of any Acquiring Person from and after the consummation of a Change of Control).

"Corporation" means Fusion Telecommunications International, Inc., a Delaware corporation (or, if, as, and when applicable, any Acquiring Person from and after the consummation of a Change of Control).

"Company Conversion Notice" has the meaning set forth in Section 6(d).

"Company Conversion Right" has the meaning set forth in Section 6(d).

"Contingent Warrant(s)" means the contingent warrants included in the Units being sold in the Offering.

"Conversion Date" has the meaning set forth in Section 6(a).

"Conversion Shares" means, collectively, the shares of Common Stock into which the shares of Series B-1 Preferred Stock are convertible in accordance with the terms hereof.

"Conversion Shares Registration Statement" means a registration statement that meets the requirements of the Registration Rights Agreement and registers the resale of all Conversion Shares by the Holder, who shall be named as a "selling stockholder" thereunder, all as provided in the Registration Rights Agreement.

"Dividend Event" shall mean an insufficient number of shares of Fusion Common Stock available to permit all of the then outstanding shares of Series B-1 Preferred Stock to be converted and all of the then outstanding Fixed Warrants and Contingent Warrants to be exercised, occurring at any time after one year following the Final Closing.

"Effective Date" means the date that the Conversion Shares Registration Statement, if any, is declared effective by the Commission.

"Escrow Agent" means Bank of New York or any successor escrow agent for the Offering.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Fixed Warrant(s)" means the fixed warrants included in the Units being sold in the Offering.

"Final Closing" means the Closing Date after which the Corporation ceases to offer for sale the Series B-1 Preferred Stock.

"Holder" has the meaning set forth in Section 2 hereof.

"Junior Securities" means Capital Stock that, with respect to dividends and distributions upon Liquidation, ranks junior to the Series B-1 Preferred Stock, including but not limited to Common Stock and any other class or series of Capital Stock issued by the Corporation or any Subsidiary of the Corporation on or after the Original Issue Date, but excluding any Parity Securities and Senior Securities issued (i) to Holders of the Series B-1 Preferred Stock, (ii) with the approval of the Holders of a Majority of the Series B-1 Preferred Stock or (iii) upon the conversion, redemption or exercise of securities described in clause (i) or (ii) in accordance with the terms thereof.

"Liquidation" means the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; provided, however, that a consolidation, merger or share exchange shall not be deemed a Liquidation, nor shall a sale, assignment, conveyance, transfer, lease or other disposition by the Corporation of all or substantially all of its assets, which does not involve a substantial distribution by the Corporation of cash or other property to the holders of Common Stock, be deemed to be a Liquidation.

"Majority of the Series B-1 Preferred Stock" means more than fifty (50%) percent of the then outstanding shares of the Series B-1 Preferred Stock.

"Memorandum" means the Corporation's Private Placement Memorandum dated May 15, 2012

"Offering" means the Corporation's private offering of up to $18,000,000 in units of the Corporation consisting of Series B-1 Preferred Stock, Fixed Warrants and Contingent Warrants, pursuant to the Memorandum.

"Original Issue Date" shall mean the date of the first issuance of any shares of the Series B-1 Preferred Stock regardless of the number of transfers of any particular shares of Series B-1 Preferred Stock and regardless of the number of certificates which may be issued to evidence such Series B-1 Preferred Stock.

"Parity Securities" means any class or series of Capital Stock that, with respect to dividends or distributions upon Liquidation, is pari passu with all "Series B-1 Preferred Stock. For the avoidance of doubt, each series of Series B Preferred Shares is a Parity Security with respect to each other series of Series B Preferred Shares.

"Person" means a corporation, an association, a partnership, a limited liability company, a business association, an individual, a government or political subdivision thereof or a governmental agency.

"Parent" shall mean any corporation (other than the Acquiring Person) in an unbroken chain of corporations ending with the Acquiring Person, provided each corporation in the unbroken chain (other than the Acquiring Person) owns, at the time of the determination, stock possessing fifty (50%) percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

"Preferred Conversion Rate" has the meaning set forth in Section 6(a).

"Registration Rights Agreement" means the Registration Rights Agreement, dated as of the Closing Date, to which the Corporation and the original Holder are parties, as amended, modified or supplemented from time to time in accordance with its terms.

"Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

"Senior Securities" means any class or series of Capital Stock that, with respect to dividends or distributions upon Liquidation, ranks senior to the Series B-1 Preferred Stock.

"Series B-1 Preferred Stock" shall have the meaning set forth in Section 2.

"Share Authorization Date" shall mean the effective date of the amendment to the Corporation's Certificate of Incorporation filed with Secretary of State of the State of Delaware increasing the number of authorized shares of the Corporation's Common Stock to such amount as shall permit all of the outstanding shares of Series B-1 Preferred Stock, Fixed Warrants and Contingent Warrants to be converted or exercised into the Corporation's Common Stock.

"Stated Value" is an amount equal to one thousand dollars ($1,000) per share of the Series B-1 Preferred Stock plus any accrued and unpaid dividends, whether or not declared and whether or not earnings are available in respect of such dividends. In the event the Corporation shall declare a distribution on the Common Stock payable in securities or property other than cash, the value of such securities or property will be the fair market value. Any securities shall be valued as follows: (i) if traded on a Trading Market, the value shall be deemed to be the VWAP over the ten (10) Trading Days immediately prior to the period ending three (3) calendar days prior to such declaration or; (ii) if the Common Stock is not then listed or quoted on a Trading Market and if prices for the Common Stock are then reported in the "OTC Markets Pink Sheets" published by OTC Markets (or a similar organization or agency succeeding to its functions of reporting prices), the volume weighted average of the five most recent bid prices per share of the Common Stock so reported; or (ii) in all other cases, the fair market value of a share of Common Stock as determined in good faith by the Corporation's Board.

"Subsidiary" shall mean any corporation at least fifty (50%) percent of whose outstanding voting stock shall at the time be owned directly or indirectly by the Acquiring Person or by one or more Subsidiaries.

"Trading Day" means a day on which the Common Stock is traded on a Trading Market.

"Trading Market" means the principal U.S. national securities exchange (as defined in the Exchange Act) on which the Common Stock is then listed or quoted for trading on the date in question, including, without limitation, the NASDAQ/OMX, NYSE/Euronext, BATS, or if such Common stock is not listed or quoted on any of the foregoing, then the OTCBB, OTCQB or such other over the counter market in which such Common Stock is principally traded.

"Transaction Documents" shall have the meaning set forth in the Subscription Agreement.

"Unit(s)" means the units consisting of Series B-1 Preferred Stock, Fixed Warrants and Contingent Warrants

"VWAP" means, means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock

is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. New York City time to 4:00 p.m. New York City time); (b) if the Common Stock is not then listed or quoted on a Trading Market and if prices for the Common Stock are then reported in the "OTC Markets Pink Sheets" published by OTC Markets (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (c) in all other cases, the fair market value of a share of Common Stock as determined in good faith by the Corporation's Board.

"Warrant Shares" means the shares of Common Stock issuable upon exercise of the Fixed Warrants and the Contingent Warrants.

Section 2. Designation, Amount and Par Value. The series of preferred stock created hereby shall be designated as the Corporation's Series B-1 Convertible Preferred Stock (the "Series B-1 Preferred Stock") and the number of shares so designated shall be twenty-one thousand two hundred and forty (21,240) shares (which shall not be subject to increase without the consent of the registered holders of a Majority of the Series B-1 Preferred Stock (each a "Holder" and collectively, the "Holders"). Each share of Series B-1 Preferred Stock shall have a par value of $.01 per share and an initial Stated Value of $1,000 per share.

Section 3. Dividends and Other Distributions. The Series B-1 Preferred Stock shall not bear a dividend except in the event of the occurrence of a Dividend Event. Upon the occurrence of a Dividend Event, and continuing during the pendency of the Dividend Event, each Holder of Series B-1 Preferred Stock shall be entitled to receive cumulative dividends annually, prorated for the number of days in such year as the Dividend Event occurs and continues, (the "Dividend") on the then outstanding Stated Value of the Series B-1 Preferred Stock, such Dividend to be in the form of cash or shares of Series B-1 Preferred Stock, at the option of the Corporation, as follows:

a) Eight (8%) percent per annum, payable in arrears, if the Dividend Event occurs during the one year period commencing one year following the Final Closing of the Offering;

b) Ten (10%) percent per annum, payable in arrears, if the Dividend Event occurs during the one year period commencing two years following the Final Closing of the Offering; and

c) Twelve (12%) per annum, payable in arrears, if the Dividend Event occurs during three or more years following the Final Closing of the Offering.

Section 4. Voting Rights. The Holders shall have the following voting rights with respect to the Series B-1 Preferred Stock as set forth in this Section 4 and no other voting rights except as required by law:

(A) The Holders shall be entitled to vote along with holders of Common Stock on each matter submitted to a vote of stockholders (at a meeting of stockholders or by written consent in lieu of meeting). The number of votes that each Holder of shares of

shall be entitled to cast as a result of such Holder's ownership of Series B-1 Preferred Stock shall be equal to the number of shares of Common Stock into which the Series B-1 Preferred Stock may be converted by the Holder in accordance with the provision of Section 6(a) hereof on the record date for determining those security holders of the Corporation entitled to notice of and to vote on the matter submitted to stockholders.

(B) The consent of the Holders of at least a Majority of the Series B-1 Preferred Stock, voting separately as a single class with one vote per share, in person or by proxy, either in writing without a meeting or at an annual or a special meeting of such Holders called for the purpose, shall be necessary to:

(i) amend, alter or repeal, by way of merger or otherwise, any of the provisions of the Certificate of Incorporation, including this Certificate, or Bylaws of the Corporation so as to:

A. Change any of the rights, preferences or privileges of Holders. Without limiting the generality of the preceding sentence, such change includes any action that would:

1. Reduce the Dividend Rate on the Series B-1 Preferred Stock, or make such dividends non-cumulative, or defer the date from which dividends will accrue, or cancel accrued and unpaid dividends, or change the relative seniority rights of the Holders of Series B-1 Preferred Stock as to the payment of dividends in relation to the holders of any other Capital Stock of the Corporation;

2. Reduce the amount payable to the Holders of the Series B-1 Preferred Stock upon the voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, or change the relative seniority of the liquidation preferences of the holders of the Series B-1 Preferred Stock to the rights upon Liquidation of the holders of any other Capital Stock of the Corporation;

3. Make the Series B-1 Preferred Stock redeemable at the option of the Corporation other than in accordance with the terms of this Certificate.

B. Authorize, create or issue any shares of Parity Securities or Senior Securities (or amend the provisions of any existing class of Capital Stock to make such class of Capital Stock a class of Parity Securities or Senior Securities).

(iii) increase or decrease (other than by redemption or conversion) the total number of authorized shares of Series B-1 Preferred Stock or amend any provisions of

any Capital Stock so as to make such Capital Stock redeemable by the Corporation except as provided on the date hereof.

Section 5. Liquidation. In the event of any Liquidation, after payment or provision for payment by the Corporation of the debts and other liabilities of the Corporation and the liquidation preference for any Senior Securities that rank senior to the Series B-1 Preferred Stock with respect to distributions upon Liquidation, each Holder shall be entitled to receive an amount in cash for each share of the then outstanding Series B-1 Preferred Stock held by such Holder equal to the greater of (a) the Stated Value per share to and including the date full payment is tendered to the Holders with respect to such Liquidation, and (b) the amount the Holders would have received if the Holders had converted all outstanding shares of the Series B-1 Preferred Stock into Common Stock in accordance with the provisions of Section 6(a) hereof, in each case as of the Business Day immediately preceding the date of such Liquidation (the "Liquidation Preference") before any distribution shall be made to the holders of any Junior Securities (and any Senior Securities or Parity Securities that, with respect to distributions upon Liquidation, rank junior to the Series B-1 Preferred Stock) upon the Liquidation of the Corporation. In case the assets of the Corporation available for payment to the Holders are insufficient to pay the full outstanding shares of Parity Securities and Senior Securities that, with respect to distribution upon Liquidation, are pari passu with the Series B-1 Preferred Stock in the amounts to which the holders of such shares are entitled, then the entire assets of the Company available for payment to the Holders and to the holders of such Parity Securities and Senior Securities shall be distributed ratably among the Holders of the Series B-1 Preferred Stock and the holders of such Parity Securities and Senior Securities, based upon the aggregate amount due on such shares upon Liquidation. Written notice of any Liquidation of the Corporation, stating a payment date and the place where the distributable amounts shall be payable, shall be given by facsimile and overnight delivery not less than ten (10) calendar days prior to the payment date stated therein, to the Holders of record of the Series B-1 Preferred Stock, if any, at their respective addresses as the same shall appear on the books of the Corporation. Upon any Liquidation the Holders of the Series B-1 Preferred Stock shall have liquidation rights pari passu with holders of the Corporation's Series A-1 Preferred Stock, Series A-2 Preferred Stock and Series A-4 Preferred Stock.

Section 6. Conversion.

a) Conversions at Option of Holder. On or after the Share Authorization Date, each share of Series B-1 Preferred Stock shall be, convertible by the Holder thereof into a number of Conversion Shares of the Corporation equal to the Stated Value of the Series B-1 Preferred Stock to be converted divided by the VWAP for the Corporation's Common Stock over the ten (10) Trading Days immediately prior to the Original Issue Date for the Series B-1 Preferred Stock, as adjusted for stock splits, combinations, and reclassifications ("Preferred Conversion Rate"). Holders shall effect conversions by providing the Corporation at its principle office conversion notice in the form attached hereto as Annex A (a "Notice of Conversion") as fully and originally executed by the Holder, together with the delivery by the Holder to the Corporation of the stock certificate(s) representing the number of shares of Series B-1 Preferred Stock so converted, with such stock certificates being duly endorsed in full for transfer to the

Corporation or with an applicable stock power duly executed by the Holder in the manner and form as deemed reasonable by the transfer agent of the Common Stock. Each Notice of Conversion shall specify the number of shares of Series B-1 Preferred Stock to be converted, the number of shares of Series B-1 Preferred Stock owned prior to the conversion at issue, the number of shares of Series B-1 Preferred Stock owned subsequent to the conversion at issue, the stock certificate number and the shares of Series B-1 Preferred Stock represented thereby which are accompanying the Notice of Conversion, and the date on which such conversion is to be effected, which date may not be prior to five (5) Trading Days after the date the Holder delivers such Notice of Conversion and the applicable stock certificates to the Corporation (the "Conversion Date"). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be five (5) Trading Days immediately following the date that such Notice of Conversion and applicable stock certificates are delivered to the Corporation.

b) Beneficial Ownership Limitation. The Corporation shall not effect any conversion of the Series B-1 Preferred Stock, and the Holder shall not have the right to convert any portion of the Series B-1 Preferred Stock to the extent that after giving effect to such conversion, the Holder (together with the Holder's affiliates), as set forth on the applicable Notice of Conversion, would beneficially own in excess of 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its affiliates shall include the number of shares of Common Stock issuable upon conversion of the Series B-1 Preferred Stock with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) conversion of the remaining, non-converted shares of Series B-1 Preferred Stock beneficially owned by the Holder or any of its affiliates, so long as such shares of Series B-1 Preferred Stock are not convertible within sixty (60) days from the date of such determination, and (B) exercise or conversion of the unexercised or non-converted portion of any other securities of the Corporation (including the Warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its affiliates, so long as such other securities of the Corporation are not exercisable nor convertible within sixty (60) days from the date of such determination. For purposes of this Section 6(b), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. For purposes of this Section 6(b), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in the most recent of the following: (A) the Corporation's most recent annual or quarterly periodic report filed with the Commission under the Exchange Act (B) a more recent public announcement by the Corporation or (C) any other written notice by the Corporation or the Corporation's transfer agent setting forth the number of shares of Common Stock outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Corporation, including the Series B-1 Preferred Stock, by the Holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was publicly reported by the Corporation. The provisions of this Section 6(b) may be waived by the Holder upon, at the election of the Holder, not less than sixty one (61) days' prior

notice to the Corporation, and the provisions of this Section 6(b) shall continue to apply until such 61st day (or such later date, as determined by the Holder, as may be specified in such notice of waiver).

c) Mechanics of Conversion

(A) Delivery of Certificate Upon Conversion. At all times after the Share Authorization Date, the Corporation shall deliver to the Holder, not later than five (5) Trading Days after each Conversion Date (the "Share Delivery Date"): (1) a certificate or certificates representing the number of Conversion Shares being acquired upon the conversion of shares of Series B-1 Preferred Stock, and (2) either (1) a bank check in the amount of accrued and unpaid dividends (if the Corporation has elected or is required to pay accrued dividends in cash) or (2) such number of additional shares of Common Stock equal to (W) the amount of accrued and unpaid dividends divided by (X) the VWAP per share for the Corporation's Common Stock over the ten Trading Days ending on the Trading Day before the Conversion Date. At the option of the Holder, with such Holder's express written consent, the Company shall deliver unregistered Common Stock after the Share Authorization Date but prior to the Effective Date of the Registration Statement.

(B) Reservation of Shares Issuable Upon Conversion.

(1) At all times after the Share Authorization Date, the Corporation covenants that it will reserve and keep available out of its authorized and unissued shares of Common Stock solely for the purpose of issuance upon conversion of the Series B-1 Preferred Stock, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holders, not less than such number of shares of the Common Stock as shall (subject to any additional requirements of the Corporation as to reservation of such shares set forth in the Purchase Agreement) be issuable (taking into account the adjustments and restrictions of Section 7) upon the conversion of all outstanding shares of Series B-1 Preferred Stock. The Corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid, and nonassessable.

(2) The Series B-1 Preferred Stock shall not be converted at any time prior to the Share Authorization Date.

(C) Fractional Shares. Upon a conversion hereunder, the Corporation shall not be required to issue stock certificates representing fractions of shares of the Common Stock. The number of Conversion Shares to be issued upon conversion of the Series B-1 Preferred Stock shall be rounded up or down to the nearest whole Conversion Share.

(D) Transfer Taxes. The issuance of certificates for shares of the Common Stock on conversion of the Series B-1 Preferred Stock shall be made without

charge to the Holders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of such shares of Series B-1 Preferred Stock so converted and the Corporation shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

(E) Holder of Record. Each conversion of Series B-1 Preferred Stock shall be deemed to have been effected immediately before the close of business on the Business Day on which the Conversion Notice is delivered, and at such time the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion as provided herein shall be deemed to have become the holder or holders of record thereof.

(F) Partial Conversion. If any conversion is for only part of the shares represented by the certificate surrendered, the Corporation shall send a new Series B-1 Preferred Stock certificate of like tenor via certified or registered mail RRR or reputable overnight courier to such address specified by the Holder, calling in the aggregate on the face or faces thereof for the number of shares of Series B-1 Preferred Stock which have not been converted.

d) Conversion by the Corporation. At any time on or after the Share Authorization Date, the Corporation shall have the right, without the consent of or any action by or on behalf of the Holder, to cause all but not a portion of the then outstanding Series B-1 Preferred Stock, to be converted into Common Stock at the applicable Preferred Conversion Rate (the "Company Conversion Right"). In the event the Corporation elects to exercise the Company Conversion Right, the Corporation shall provide each Holder of the then outstanding Series B-1 Preferred Stock with written notice of its intention to cause the conversion of the Series B-1 Preferred Stock into Common Stock, along with (i) the effective date of the Company Conversion Right, (ii) the applicable Preferred Conversion Rate and (iii) the number of Conversion Shares into which the Holder's Series B-1 Preferred Stock is to be converted (the "Company Conversion Notice"). Upon delivery to the Holder of a certificate evidencing the number of Conversion Shares set forth in the Company Conversion Notice, the Holder's Series B-1 Preferred Stock shall be automatically cancelled and shall thereafter cease to represent any entitlement or equity interest in the Corporation. The certificates evidencing the Series B-1 Preferred Stock shall contain a legend referencing the Company Conversion Right described in this Section.

Section 7. Certain Adjustments.

a) Stock Dividends and Stock Splits. If the Corporation, at any time while the Series B-1 Preferred Stock is outstanding: (A) shall pay a stock dividend or otherwise

make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Corporation pursuant to this Series B-1 Preferred Stock), (B) subdivide outstanding shares of Common Stock into a larger number of shares, (C) combine (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (D) issue by reclassification of shares of the Common Stock any shares of Capital Stock of the Corporation, then the Preferred Conversion Price shall be adjusted shall be adjusted by multiplying the then Preferred Conversion Price by a fraction the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the event and the denominator of which shall be the number of shares of Common Stock outstanding immediately following the event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

b) Calculations. All calculations under this Section 7 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the description of any such shares of Common Stock shall be considered on issue or sale of Common Stock. For purposes of this Section 7, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) actually issued and outstanding.

c) Change of Control. In case the Corporation on or after the Original Issue Date is party to any (a) acquisition of the Corporation by means of merger or other form of corporate reorganization in which outstanding shares of the Corporation are exchanged for securities or other consideration issued, or caused to be issued, by the Acquiring Person, or its Parent, Subsidiary, herein defined, or affiliate, (b) a sale of all or substantially all of the assets of the Corporation (on a consolidated basis) in a single transaction or series of related transactions, (c) any other transaction or series of related transactions by the Corporation or relating to the Common Stock (including without limitation, any stock purchase or tender or exchange offer) in which the power to cast the majority of the eligible votes at a meeting of the Corporation's stockholders at which directors are elected is transferred to a single entity or group acting in concert, or (d) a capital reorganization or reclassification of the Common Stock or other securities (other than a reorganization or reclassification in which the Common Stock or other securities are not converted into or exchanged for cash or other property, and, immediately after consummation of such transaction, the stockholders of the Corporation immediately prior to such transaction own the Common Stock, other securities or other voting stock of the Corporation in substantially the same proportions relative to each other as such stockholders owned immediately prior to such transaction), then, and in the case of each such transaction (each of which is referred to herein as "Change in Control"), proper provision shall be made so that, at the option of the Acquiring Person and upon fifteen

days' notice to the Corporation and the Holder prior to the consummation of the Change of Control, either (i) the Acquiring Person expressly agrees to assume all of the Corporation's obligations under the Series B-1 Preferred Stock or (ii) the Holder has fifteen (15) days in which to exercise its conversion rights under the Series B-1 Preferred Stock. If Holder does not exercise its rights during such fifteen (15) day period, all rights under the Series B-1 Preferred Stock shall terminate and the Series B-1 Preferred Stock shall be deemed cancelled. The Corporation, to the extent feasible, shall provide the Holder with thirty (30) days' notice of the consummation of any Change of Control. Subject to the foregoing, on or before the closing date under the agreement entered into with an Acquiring Person resulting in a Change in Control, the Corporation, if applicable, shall deliver to the Holder written notice that the Acquiring Person has assumed such obligations. "Acquiring Person" means, in connection with any Change in Control, (i) the continuing or surviving corporation of a consolidation or merger with the Corporation (if other than the Corporation), (ii) the transferee of all or substantially all of the properties or assets of the Corporation, (iii) the corporation consolidating with or merging into the Corporation in a consolidation or merger in connection with which the Common Stock is changed into or exchanged for stock or other securities of any other Person or cash or any other property, (iv) the entity or group (other than Holder or any of its affiliates) acting in concert acquiring or possessing the power to cast the majority of the eligible votes at a meeting of the Corporation 's stockholders at which directors are elected, or, (v) in the case of a capital reorganization or reclassification, the Corporation, or (vi) at the Holder's election, any Person that (A) controls the Acquiring Person directly or indirectly through one or more intermediaries, (B) is required to include the Acquiring Person in the consolidated financial statements contained in such Parent's Annual Report on Form 10-K (if such Person is required to file such a report) or would be required to so include the Acquiring Person in such Person's consolidated financial statements if they were prepared in accordance with U.S. GAAP and (C) is not itself included in the consolidated financial statements of any other Person (other than its consolidated subsidiaries).

Section 8. Miscellaneous.

a) Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder, including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, sent by a nationally recognized overnight courier service, addressed to the Corporation, at 420 Lexington Avenue, Suite 1718, New York, NY 101070, Attn: President or such other address or facsimile number as the Corporation may specify for such purposes by notice to the Holders delivered in accordance with this Section. Any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be in writing and delivered personally, sent by a nationally recognized overnight courier service addressed to each Holder at the address of such Holder appearing on the books of the Corporation, or if no such address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the second Business Day following the date of mailing, if sent by nationally

recognized overnight courier service, or (ii) upon actual receipt by the party to whom such notice is required to be given.

b) Lost or Mutilated Preferred Stock Certificate. If a Holder's Series B-1 Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the shares of Series B-1 Preferred Stock so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership thereof, and indemnity, if requested, all reasonably satisfactory to the Corporation.

c) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

d) Headings. The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designations and shall not be deemed to limit or affect any of the provisions hereof.

RESOLVED, FURTHER, that the Chief Executive Officer, President, any Vice-President, and the Secretary of the Corporation be and they hereby are authorized and directed to prepare and file a Certificate of Designation of Preferences, Rights and Limitations in accordance with the foregoing resolution and the provisions of Delaware law.

IN WITNESS WHEREOF, the undersigned have executed this Certificate this 18th day of October 2012.

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.

By: /s/ Gordon Hutchins, Jr.
Gordon Hutchins Jr., President

By: /s/ Philip Turits
Philip Turits, Secretary

ANNEX A

NOTICE OF CONVERSION

(TO BE EXECUTED BY THE REGISTERED HOLDER IN ORDER TO CONVERT SHARES OF SERIES A PREFERRED STOCK)

The undersigned hereby elects to convert the number of shares of Series B-1 Convertible Preferred Stock indicated below, into shares of common stock, par value $0.01 per share (the "Common Stock"), of Fusion Telecommunications International, Inc., a Delaware corporation (the "Corporation"), according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Corporation in accordance therewith. No fee will be charged to the Holder for any conversion, except for such transfer taxes, if any.

Conversion calculations:

Date to Effect Conversion: ______________________________

Number of shares of Common Stock owned prior to Conversion: ______________________

Number of shares of Series B-1 Preferred Stock to be Converted: ______________________

Value of shares of Series B-1 Preferred Stock to be Converted: ______________________

Number of shares of Common Stock to be Issued: ______________________________

Certificate Number of Series B-1 Preferred Stock attached hereto: ______________________

Number of Shares of Series B-1 Preferred Stock represented by attached certificate:

____

Number of shares of Series B-1 Preferred Stock subsequent to Conversion: ______________

[HOLDER]

By:______________________________
Name:____________________________
Title:_____________________________

ANNEX I

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:02 PM 12/27/2013
FILED 04:43 PM 12/27/2013
SRV 131483536 - 2797310 FILE

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.

FORM OF CERTIFICATE OF DESIGNATIONS OF PREFERENCES, RIGHTS AND LIMITATIONS OF SERIES B-2 SENIOR CUMULATIVE CONVERTIBLE PREFERRED STOCK

Pursuant to Section 151 of the Delaware General Corporation Law and Article Fourth Section 2 of the Certificate of Incorporation (as amended, the "Certificate of Incorporation" of Fusion Telecommunications International, Inc. (the "Corporation"), a corporation organized and existing under the laws of the State of Delaware, hereby certifies that the following resolution was duly adopted by the board of directors of the Corporation (the "Board") effective as of December 26, 2013, pursuant to authority conferred upon the Board by the Certificate of Incorporation, which authorizes the issuance of up to ten million (10,000,000) shares of preferred stock, par value $.01 per share.

RESOLVED, that pursuant to authority expressly granted to and vested in the Board and pursuant to the provisions of the Certificate of Incorporation, the Board hereby creates a series of preferred stock, herein designated and authorized as the Series B-2 Senior Cumulative Convertible Preferred Stock, par value $0.01 per share, which shall consist of Twenty Four Thousand (24,000) of the ten million (10,000,000) shares of preferred stock (the Series B-2 Preferred Stock") which the Corporation now has authority to issue, and the Board hereby fixes the powers, designations and preferences and the relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations and restrictions thereof as follows:

Section 1. Definitions. For the purposes hereof, the following terms shall have the following meanings:

"Acquiring Person" has the meaning set forth in Section 7(c) hereof.

"Board" has the meaning set forth in the preamble hereof.

"Business Day" means any day on which the Common Stock may trade on a Trading Market, or, if not admitted for trading, any day other than a Saturday, Sunday or holiday on which banks in New York City are required or permitted to be closed.

"Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated) of capital or capital stock of such Person and (ii) with respect to any Person that is not a corporation, any and all partnership, limited partnership, limited liability company or other equity interests of such Person.

"Certificate of Incorporation" has the meaning set forth in the Preamble hereof.

"Change In Control" has the meaning set forth in Section 7(c) hereof.

"Closing Date" means any day on which a closing of the Offering is conducted as and the proceeds from such closing are disbursed.

"Commission" means the Securities and Exchange Commission.

"Common Stock" means the Corporation's common stock, par value $0.01 per share, and any Capital Stock for or into which such Common Stock hereafter is exchanged, converted, reclassified or recapitalized by the Corporation or pursuant to a Change of Control to which the Corporation is a party (or, at the election of the Acquiring Person, the Capital Stock of any Acquiring Person from and after the consummation of a Change of Control).

"Corporation" means Fusion Telecommunications International, Inc., a Delaware corporation (or, if, as, and when applicable, any Acquiring Person from and after the consummation of a Change of Control).

"Company Conversion Notice" has the meaning set forth in Section 6(d).

"Company Conversion Right" has the meaning set forth in Section 6(d).

"Conversion Date" has the meaning set forth in Section 6(a).

"Conversion Shares" means, collectively, the shares of Common Stock into which the shares of Series B-2 Preferred Stock are convertible in accordance with the terms hereof.

"Conversion Shares Registration Statement" means a registration statement that meets the requirements of the Registration Rights Agreement and registers the resale of all Conversion Shares by the Holder, who shall be named as a "selling stockholder" thereunder, all as provided in the Registration Rights Agreement.

"Effective Date" means the date that the Conversion Shares Registration Statement, if any, is declared effective by the Commission.

"Escrow Agent" means Bank of New York or any successor escrow agent for the Offering.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Final Closing" means the Closing Date after which the Corporation ceases to offer for sale the Series B-2 Preferred Stock.

"Holder" has the meaning set forth in Section 2 hereof.

"Junior Securities" means Capital Stock that, with respect to dividends and distributions upon Liquidation, ranks junior to the Series B-2 Preferred Stock, including but not limited to Common Stock and any other class or series of Capital Stock issued by the Corporation or any Subsidiary of the Corporation on or after the Original Issue Date, but excluding any Parity Securities and Senior Securities issued (i) to Holders of the Series B-2 Preferred Stock, (ii) with the approval of the Holders of a Majority of the Series B-2 Preferred Stock or (iii) upon the conversion, redemption or exercise of securities described in clause (i) or (ii) in accordance with the terms thereof.

"Liquidation" means the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; provided, however, that a consolidation, merger or share exchange shall not be deemed a Liquidation, nor shall a sale, assignment, conveyance, transfer, lease or other disposition by the Corporation of all or substantially all of its assets, which does not involve a substantial distribution by the Corporation of cash or other property to the holders of Common Stock, be deemed to be a Liquidation.

"Majority of the Series B-2 Preferred Stock" means more than fifty (50%) percent of the then outstanding shares of the Series B-2 Preferred Stock.

"Memorandum" means the Corporation's Private Placement Memorandum dated December 11, 2013

"Offering" means the Corporation's private offering of up to $20,000,000 in units of the Corporation consisting of Series B-2 Preferred Stock and Warrants, pursuant to the Memorandum, with an over-allotment option of up to $4,000,000.

"Original Issue Date" shall mean the date of the first issuance of any shares of the Series B-2 Preferred Stock regardless of the number of transfers of any particular shares

of Series B-2 Preferred Stock and regardless of the number of certificates which may be issued to evidence such Series B-2 Preferred Stock.

"Parity Securities" means any class or series of Capital Stock that, with respect to dividends or distributions upon Liquidation, is pari passu with all Series B-2 Preferred Stock. For the avoidance of doubt, each series of Series B-2 Preferred Shares is a Parity Security with respect to each other series of Series B-2 Preferred Shares.

"Person" means a corporation, an association, a partnership, a limited liability company, a business association, an individual, a government or political subdivision thereof or a governmental agency.

"Parent" shall mean any corporation (other than the Acquiring Person) in an unbroken chain of corporations ending with the Acquiring Person, provided each corporation in the unbroken chain (other than the Acquiring Person) owns, at the time of the determination, stock possessing fifty (50%) percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

"Preferred Conversion Rate" has the meaning set forth in Section 6(a).

"Registration Rights Agreement" means the Registration Rights Agreement, dated as of the Closing Date, to which the Corporation and the original Holders are parties, as amended, modified or supplemented from time to time in accordance with its terms.

"Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

"Senior Securities" means any class or series of Capital Stock that, with respect to dividends or distributions upon Liquidation, ranks senior to the Series B-2 Preferred Stock.

"Series B-2 Preferred Stock" shall have the meaning set forth in Section 2.

"Share Authorization Date" shall mean the effective date of the amendment to the Corporation's Certificate of Incorporation filed with Secretary of State of the State of Delaware increasing the number of authorized shares of the Corporation's Common Stock to such amount as shall permit all of the outstanding shares of Series B-2 Preferred Stock to be converted and all outstanding Warrants to be exercised into the Corporation's Common Stock.

"Stated Value" is an amount equal to one thousand dollars ($1,000) per share of the Series B-2 Preferred Stock plus any accrued and unpaid dividends, whether or not declared and whether or not earnings are available in respect of such dividends. In the event the Corporation shall declare a distribution on the Common Stock payable in securities or property other than cash, the value of such securities or property will be the fair market value. Any securities shall be valued as follows: (i) if traded on a Trading

Market, the value shall be deemed to be the VWAP over the ten (10) Trading Days immediately prior to the period ending three (3) calendar days prior to such declaration; or (ii) if the Common Stock is not then listed or quoted on a Trading Market and if prices for the Common Stock are then reported in the "OTC Markets Pink Sheets" published by OTC Markets (or a similar organization or agency succeeding to its functions of reporting prices), the VWAP of the five most recent bid prices per share of the Common Stock so reported; or (ii) in all other cases, the fair market value of a share of Common Stock as determined in good faith by the Corporation's Board.

"Subsidiary" shall mean any corporation at least fifty (50%) percent of whose outstanding voting stock shall at the time be owned directly or indirectly by the Acquiring Person or by one or more Subsidiaries.

"Subscription Agreement" shall mean the subscription agreement by which the initial Holders agreed to purchase the Units from the Company and the Company agreed to sell the Units to the Holders pursuant to the Offering.

"Trading Day" means a day on which the Common Stock is traded on a Trading Market.

"Trading Market" means the principal U.S. national securities exchange (as defined in the Exchange Act) on which the Common Stock is then listed or quoted for trading on the date in question, including, without limitation, the NASDAQ/OMX, NYSE/Euronext, BATS, or if such Common stock is not listed or quoted on any of the foregoing, then the OTCBB, OTCQB or such other over the counter market in which such Common Stock is principally traded.

"Transaction Documents" shall have the meaning set forth in the Subscription Agreement.

"Unit" means the unit consisting of one share of Series B-2 Preferred Stock and one Warrant.

"VWAP" means, means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. New York City time to 4:00 p.m. New York City time); (b) if the Common Stock is not then listed or quoted on a Trading Market and if prices for the Common Stock are then reported in the "OTC Markets Pink Sheets" published by OTC Markets (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (c) in all other cases, the fair market value of a share of Common Stock as determined in good faith by the Corporation's Board.

"Warrant(s)" means the warrants included in the Units being sold in the Offering.

"Warrant Shares" means the shares of Common Stock issuable upon exercise of the Warrants.

Section 2. Designation, Amount and Par Value. The series of preferred stock created hereby shall be designated as the Corporation's Series B-2 Senior Cumulative Convertible Preferred Stock (the "Series B-2 Preferred Stock") and the number of shares so designated shall be Twenty Four Thousand (24,000) shares (which shall not be subject to increase without the consent of the registered holders of a Majority of the Series B-2 Preferred Stock (each a "Holder" and collectively, the "Holders")). Each share of Series B-2 Preferred Stock shall have a par value of $.01 per share and a Stated Value of $1,000 per share.

Section 3. Dividends. The Holders shall be entitled to receive and the Corporation shall pay, cumulative dividends at the rate per share (as a percentage of the Stated Value per share) of 6% per annum, payable quarterly on March 30, June 30, September 30 and December 31, beginning with March 31, 2014 and on any Conversion Date or redemption date pursuant to the terms hereunder (except that, if such date is not a Trading Day, the payment date shall be the next succeeding Trading Day) ("Dividend Payment Date"). The form of dividend payments to each Holder shall be made at the option of the Corporation in cash or shares of Common Stock which shall be valued solely for such purpose at the average of the VWAP for the ten Trading Days immediately prior to the Dividend Payment Date.

Section 4. Voting Rights. The Holders shall have the following voting rights with respect to the Series B-2 Preferred Stock as set forth in this Section 4 and no other voting rights except as required by law:

(A) The Holders shall be entitled to vote along with holders of Common Stock on each matter submitted to a vote of stockholders (at a meeting of stockholders or by written consent in lieu of meeting). The number of votes that each Holder of shares of Series B-2 Preferred Stock shall be entitled to cast as a result of such Holder's ownership of Series B-2 Preferred Stock shall be equal to the number of shares of Common Stock into which the outstanding shares of Series B-2 Preferred Stock may be converted by the Holder in accordance with the provision of Section 6(a) hereof on the record date for determining those security holders of the Corporation entitled to notice of and to vote on the matter submitted to stockholders.

(B) The consent of the Holders of at least a Majority of the Series B-2 Preferred Stock, voting separately as a single class with one vote per share, in person or by proxy, either in writing without a meeting or at an annual or a special meeting of such Holders called for the purpose, shall be necessary to:

(i) amend, alter or repeal, by way of merger or otherwise, any of the provisions of the Certificate of Incorporation, including this Certificate, or Bylaws of the Corporation so as to:

A. Change any of the rights, preferences or privileges of Holders. Without limiting the generality of the preceding sentence, such change includes any action that would:

1. Reduce the Dividend Rate on the Series B-2 Preferred Stock, or make such dividends non-cumulative, or defer the date from which dividends will accrue, or cancel accrued and unpaid dividends, or change the relative seniority rights of the Holders of Series B-2 Preferred Stock as to the payment of dividends in relation to the holders of any other Capital Stock of the Corporation;

2. Reduce the amount payable to the Holders of the Series B-2 Preferred Stock upon the voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, or change the relative seniority of the liquidation preferences of the Holders of the Series B-2 Preferred Stock to the rights upon Liquidation of the holders of any other Capital Stock of the Corporation;

3. Make the Series B-2 Preferred Stock redeemable at the option of the Corporation other than in accordance with the terms of this Certificate.

B. Authorize, create or issue any shares of Parity Securities or Senior Securities (or amend the provisions of any existing class of Capital Stock to make such class of Capital Stock a class of Parity Securities or Senior Securities).

(ii) increase or decrease (other than by redemption or conversion) the total number of authorized shares of Series B-2 Preferred Stock or amend any provisions of any Capital Stock so as to make such Capital Stock redeemable by the Corporation except as provided on the date hereof.

Section 5. Liquidation. In the event of any Liquidation, after payment or provision for payment by the Corporation of the debts and other liabilities of the Corporation and the liquidation preference for any Senior Securities that rank senior to the Series B-2 Preferred Stock with respect to distributions upon Liquidation, each Holder shall be entitled to receive an amount in cash for each share of the then outstanding Series B-2 Preferred Stock held by such Holder equal to the greater of (a) the Stated Value per share plus accrued and unpaid dividends to and including the date full payment is tendered to the Holders with respect to such Liquidation, and (b) the amount the Holders would have received if the Holders had converted all outstanding shares of the Series B-2 Preferred Stock into Common Stock plus accrued and unpaid dividends in accordance with the provisions of Section 6(a) hereof, in each case as of the Business Day immediately preceding the date of such Liquidation (the "Liquidation Preference") before any distribution shall be made to the holders of any Junior Securities (and any Senior

Securities or Parity Securities that, with respect to distributions upon Liquidation, rank junior to the Series B-2 Preferred Stock) upon the Liquidation of the Corporation. In case the assets of the Corporation available for payment to the Holders are insufficient to pay the full outstanding shares of Parity Securities and Senior Securities that, with respect to distribution upon Liquidation, are pari passu with the Series B-2 Preferred Stock in the amounts to which the holders of such shares are entitled, then the entire assets of the Company available for payment to the Holders and to the holders of such Parity Securities and Senior Securities shall be distributed ratably among the Holders of the Series B-2 Preferred Stock and the holders of such Parity Securities and Senior Securities, based upon the aggregate amount due on such shares upon Liquidation. Written notice of any Liquidation of the Corporation, stating a payment date and the place where the distributable amounts shall be payable, shall be given by facsimile and overnight delivery not less than ten (10) calendar days prior to the payment date stated therein, to the Holders of record of the Series B-2 Preferred Stock, if any, at their respective addresses as the same shall appear on the books of the Corporation. Upon any Liquidation the Holders of the Series B-2 Preferred Stock shall have liquidation rights senior to the holders of the Corporation's Series A-1 Preferred Stock, Series A-2 Preferred Stock and Series A-4 Preferred Stock.

Section 6. Conversion.

a) Conversions at Option of Holder. On or after the Share Authorization Date, each share of Series B-2 Preferred Stock shall be, convertible by the Holder thereof into a number of Conversion Shares of the Corporation equal to the Stated Value of the Series B-2 Preferred Stock to be converted divided by $0.10, as adjusted for stock splits, combinations, and reclassifications ("Preferred Conversion Price"). Holders shall effect conversions by providing the Corporation at its principal office conversion notice in the form attached hereto as Annex A (a "Notice of Conversion") as fully and originally executed by the Holder, together with the delivery by the Holder to the Corporation of the stock certificate(s) representing the number of shares of Series B-2 Preferred Stock so converted, with such stock certificates being duly endorsed in full for transfer to the Corporation or with an applicable stock power duly executed by the Holder in the manner and form as deemed reasonable by the transfer agent of the Common Stock. Each Notice of Conversion shall specify the number of shares of Series B-2 Preferred Stock to be converted, the number of shares of Series B-2 Preferred Stock owned prior to the conversion at issue, the number of shares of Series B-2 Preferred Stock owned subsequent to the conversion at issue, the stock certificate number and the shares of Series B-2 Preferred Stock represented thereby which are accompanying the Notice of Conversion, and the date on which such conversion is to be effected, which date may not be prior to three (3) Trading Days after the date the Holder delivers such Notice of Conversion and the applicable stock certificates to the Corporation (the "Conversion Date"). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be three (3) Trading Days immediately following the date that such Notice of Conversion and applicable stock certificates are delivered to the Corporation.

b) Beneficial Ownership Limitation. The Corporation shall not effect any conversion of the Series B-2 Preferred Stock, and the Holder shall not have the right to convert any portion of the Series B-2 Preferred Stock to the extent that after giving effect to such conversion, the Holder (together with the Holder's affiliates), as set forth on the

applicable Notice of Conversion, would beneficially own in excess of 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its affiliates shall include the number of shares of Common Stock issuable upon conversion of the Series B-2 Preferred Stock with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) conversion of the remaining, non-converted shares of Series B-2 Preferred Stock beneficially owned by the Holder or any of its affiliates, so long as such shares of Series B-2 Preferred Stock are not convertible within sixty (60) days from the date of such determination, and (B) exercise or conversion of the unexercised or non-converted portion of any other securities of the Corporation (including the Warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its affiliates, so long as such other securities of the Corporation are not exercisable nor convertible within sixty (60) days from the date of such determination. For purposes of this Section 6(b), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. For purposes of this Section 6(b), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in the most recent of the following: (A) the Corporation's most recent annual or quarterly periodic report filed with the Commission under the Exchange Act; (B) a more recent public announcement by the Corporation; or (C) any other written notice by the Corporation or the Corporation's transfer agent setting forth the number of shares of Common Stock outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Corporation, including the Series B-2 Preferred Stock, by the Holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was publicly reported by the Corporation. The provisions of this Section 6(b) may be waived by the Holder upon, at the election of the Holder, not less than sixty one (61) days' prior notice to the Corporation, and the provisions of this Section 6(b) shall continue to apply until such 61st day (or such later date, as determined by the Holder, as may be specified in such notice of waiver).

c) Mechanics of Conversion

(A) Delivery of Certificate Upon Conversion. At all times after the Share Authorization Date, the Corporation shall deliver to the Holder, not later than three (3) Trading Days after each Conversion Date (the "Share Delivery Date"): (1) a certificate or certificates representing the number of Conversion Shares being acquired upon the conversion of shares of Series B-2 Preferred Stock, and (2) either (1) a bank check in the amount of accrued and unpaid dividends (if the Corporation has elected or is required to pay accrued dividends in cash) or (2) such number of additional shares of Common Stock equal to (W) the amount of accrued and unpaid dividends divided by (X) the Preferred Conversion Price. At the option of the Holder, with such Holder's express written consent, the Company shall deliver unregistered Common Stock after the Share

Authorization Date but prior to the Effective Date of the Registration Statement. At any time after the Effective Date of the Registration Statement, the Company shall deliver the Conversion Shares to Holder electronically to Holder's applicable account at the Depository Trust Company.

(B) Reservation of Shares Issuable Upon Conversion.

(1) At all times after the Share Authorization Date, the Corporation covenants that it will reserve and keep available out of its authorized and unissued shares of Common Stock solely for the purpose of issuance upon conversion of the Series B-2 Preferred Stock, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holders, not less than such number of shares of the Common Stock as shall (subject to any additional requirements of the Corporation as to reservation of such shares set forth in the Subscription Agreement) be issuable (taking into account the adjustments and restrictions of Section 7) upon the conversion of all outstanding shares of Series B-2 Preferred Stock. The Corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid, and nonassessable.

(2) The Series B-2 Preferred Stock shall not be converted at any time prior to the Share Authorization Date.

(C) Fractional Shares. Upon a conversion hereunder, the Corporation shall not be required to issue stock certificates representing fractions of shares of the Common Stock. The number of Conversion Shares to be issued upon conversion of the Series B-2 Preferred Stock shall be rounded up or down to the nearest whole Conversion Share.

(D) Transfer Taxes. The issuance of certificates for shares of the Common Stock on conversion of the Series B-2 Preferred Stock shall be made without charge to the Holders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of such shares of Series B-2 Preferred Stock so converted and the Corporation shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

(E) Holder of Record. Each conversion of Series B-2 Preferred Stock shall be deemed to have been effected immediately before the close of business on the Business Day on which the Conversion Notice is delivered, and at such time the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion as provided herein shall be deemed to have become the holder or holders of record thereof.

(F) Partial Conversion. If any conversion is for only part of the shares represented by the certificate surrendered, the Corporation shall send a new Series B-2 Preferred Stock certificate of like tenor via certified or registered mail or reputable overnight courier to such address specified by the Holder, calling in the aggregate on the face or faces thereof for the number of shares of Series B-2 Preferred Stock which have not been converted.

d) Conversion by the Corporation. At any time on or after (i) the Share Authorization Date and (ii) the shares of Common Stock have traded at an average VWAP for ten (10) Trading Days at a level at least equal to 250% of the Preferred Conversion Price, the Corporation shall have the right, without the consent of or any action by or on behalf of the Holder, to cause all but not a portion of the then outstanding Series B-2 Preferred Stock, to be converted into Common Stock at the applicable Preferred Conversion Price (the "Company Conversion Right"). In the event the Corporation elects to exercise the Company Conversion Right, the Corporation shall provide each Holder of the then outstanding Series B-2 Preferred Stock with written notice of its intention to cause the conversion of the Series B-2 Preferred Stock into Common Stock, along with (i) the effective date of the Company Conversion Right, (ii) the applicable Preferred Conversion Price and (iii) the number of Conversion Shares into which the Holder's Series B-2 Preferred Stock is to be converted (the "Company Conversion Notice"). Upon delivery to the Holder of a certificate evidencing the number of Conversion Shares set forth in the Company Conversion Notice, the Holder's Series B-2 Preferred Stock shall be automatically cancelled and shall thereafter cease to represent any entitlement or equity interest in the Corporation. The certificates evidencing the Series B-2 Preferred Stock shall contain a legend referencing the Company Conversion Right described in this Section.

Section 7. Certain Adjustments.

a) Stock Dividends and Stock Splits. If the Corporation, at any time while the Series B-2 Preferred Stock is outstanding: (A) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Corporation pursuant to this Series B-2 Preferred Stock), (B) subdivide outstanding shares of Common Stock into a larger number of shares, (C) combine (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (D) issue by reclassification of shares of the Common Stock any shares of Capital Stock of the Corporation, then the Preferred Conversion Price shall be adjusted by multiplying the then Preferred Conversion Price by a fraction the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the event and the denominator of which shall be the number of shares of Common Stock outstanding immediately following the event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders

entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

b) Calculations. All calculations under this Section 7 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the description of any such shares of Common Stock shall be considered on issue or sale of Common Stock. For purposes of this Section 7, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) actually issued and outstanding.

c) Change of Control. In case the Corporation on or after the Original Issue Date is party to any (a) acquisition of the Corporation by means of merger or other form of corporate reorganization in which outstanding shares of the Corporation are exchanged for securities or other consideration issued, or caused to be issued, by the Acquiring Person, or its Parent, Subsidiary, herein defined, or affiliate, (b) a sale of all or substantially all of the assets of the Corporation (on a consolidated basis) in a single transaction or series of related transactions, (c) any other transaction or series of related transactions by the Corporation or relating to the Common Stock (including, without limitation, any stock purchase or tender or exchange offer) in which the power to cast the majority of the eligible votes at a meeting of the Corporation's stockholders at which directors are elected is transferred to a single entity or group acting in concert, or (d) a capital reorganization or reclassification of the Common Stock or other securities (other than a reorganization or reclassification in which the Common Stock or other securities are not converted into or exchanged for cash or other property, and, immediately after consummation of such transaction, the stockholders of the Corporation immediately prior to such transaction own the Common Stock, other securities or other voting stock of the Corporation in substantially the same proportions relative to each other as such stockholders owned immediately prior to such transaction), then, and in the case of each such transaction (each of which is referred to herein as "Change in Control"), proper provision shall be made so that, at the option of the Acquiring Person and upon fifteen (15) days' notice to the Corporation and the Holder prior to the consummation of the Change of Control, either (i) the Acquiring Person expressly agrees to assume all of the Corporation's obligations under the Series B-2 Preferred Stock or (ii) the Holder has fifteen (15) days in which to exercise its conversion rights under the Series B-2 Preferred Stock. If Holder does not exercise its rights during such fifteen (15) day period, all rights under the Series B-2 Preferred Stock shall terminate and the Series B-2 Preferred Stock shall be deemed cancelled. The Corporation, to the extent feasible, shall provide the Holder with thirty (30) days' notice of the consummation of any Change of Control. Subject to the foregoing, on or before the closing date under the agreement entered into with an Acquiring Person resulting in a Change in Control, the Corporation, if applicable, shall deliver to the Holder written notice that the Acquiring Person has assumed such obligations. "Acquiring Person" means, in connection with any Change in Control, (i) the continuing or surviving corporation of a consolidation or merger with the Corporation (if other than the Corporation), (ii) the transferee of all or substantially all of the properties

or assets of the Corporation, (iii) the corporation consolidating with or merging into the Corporation in a consolidation or merger in connection with which the Common Stock is changed into or exchanged for stock or other securities of any other Person or cash or any other property, (iv) the entity or group (other than Holder or any of its affiliates) acting in concert acquiring or possessing the power to cast the majority of the eligible votes at a meeting of the Corporation 's stockholders at which directors are elected, or, (v) in the case of a capital reorganization or reclassification, the Corporation, or (vi) at the Holder's election, any Person that (A) controls the Acquiring Person directly or indirectly through one or more intermediaries, (B) is required to include the Acquiring Person in the consolidated financial statements contained in such Parent's Annual Report on Form 10-K (if such Person is required to file such a report) or would be required to so include the Acquiring Person in such Person's consolidated financial statements if they were prepared in accordance with U.S. GAAP and (C) is not itself included in the consolidated financial statements of any other Person (other than its consolidated subsidiaries).

Section 8. Redemption.

(a) Automatic Redemption. In addition to all other rights of the Holders, in the event the Corporation, directly or through any subsidiary, does not complete the acquisition of assets from BroadvoxGo! LLC and Cypress Communications, LLC within 10 days after the Final Closing of the Offering ("Acquisition Failure"), the Corporation shall automatically redeem all but not a portion of the Holder's shares of Series B-2 Preferred Stock at a price per share equal to the Stated Value (the "Redemption Price"), unless the Holder, at such Holder's option, notifies the Corporation within 30 days after the Acquisition Failure that the Holder elects to receive the Units rather than the Redemption Price.

(b) Mechanics of Refusal of Redemption at Option of Holder. Upon an Acquisition Failure and for a period 30 days thereafter, the Holder may require the Corporation to issue to the Holder all of the Holder's Series B-2 Preferred Stock subscribed for by such Holder by delivering written notice thereof by-hand, via facsimile or overnight courier ("Notice of Refusal of Redemption") to the Company. The Company shall then be obligated to issue the Series B-2 Preferred Shares to the Holder within 10 business days from the date of delivery of the Notice of Refusal of Redemption.

Section 9. Miscellaneous.

a) Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder, including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, sent by a nationally recognized overnight courier service, addressed to the Corporation, at 420 Lexington Avenue, Suite 1718, New York, NY 101070, Attn: President or such other address or facsimile number as the Corporation may specify for such purposes by notice to the Holders delivered in accordance with this Section. Any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be in writing and delivered personally, sent by a nationally recognized overnight courier service addressed to each Holder at the

address of such Holder appearing on the books of the Corporation, or if no such address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earlier of (i) the second Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (ii) upon actual receipt by the party to whom such notice is required to be given.

b) Lost or Mutilated Preferred Stock Certificate. If a Holder's Series B-2 Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the shares of Series B-2 Preferred Stock so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership thereof, and indemnity, if requested, all reasonably satisfactory to the Corporation.

c) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

d) Headings. The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designations and shall not be deemed to limit or affect any of the provisions hereof.

RESOLVED, FURTHER, that the Chief Executive Officer, President, any Vice-President, and the Secretary of the Corporation be and they hereby are authorized and directed to prepare and file a Certificate of Designation of Preferences, Rights and Limitations in accordance with the foregoing resolution and the provisions of Delaware law.

IN WITNESS WHEREOF, the undersigned have executed this Certificate this 27th day of December, 2013.

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.

By: ______________________
Gordon Hutchins Jr., President

By: ______________________
Philip Turits, Secretary

ANNEX A

NOTICE OF CONVERSION

(TO BE EXECUTED BY THE REGISTERED HOLDER IN ORDER TO CONVERT SHARES OF SERIES A SENIOR CUMULATIVE CONVERTIBLE PREFERRED STOCK)

The undersigned hereby elects to convert the number of shares of Series B-2 Senior Cumulative Convertible Preferred Stock ("Series B-2 Preferred Stock") indicated below, into shares of common stock, par value $0.01 per share (the "Common Stock"), of Fusion Telecommunications International, Inc., a Delaware corporation (the "Corporation"), according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Corporation in accordance therewith. No fee will be charged to the Holder for any conversion, except for such transfer taxes, if any.

Conversion calculations:

Date to Effect Conversion: ______________________________

Number of shares of Common Stock owned prior to Conversion: ______________

Number of shares of Series B-2 Preferred Stock to be Converted: ______________

Value of shares of Series B-2 Preferred Stock to be Converted: ______________

Number of shares of Common Stock to be Issued: ______________

Certificate Number of Series B-2 Preferred Stock attached hereto: ______________

Number of Shares of Series B-2 Preferred Stock represented by attached certificate: ______________

Number of shares of Series B-2 Preferred Stock subsequent to Conversion: ______________

[HOLDER]

By:______________________

Name:______________________

Title:______________________